Exhibit 10.1

Execution Version

AMENDMENT NO. 5

Dated as of October 2, 2023

to

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 5 (this “Amendment”) is made as of October 2, 2023, by and among Chart Industries, Inc., a Delaware corporation (the “Company”), the other Loan Parties party hereto, each financial institution listed on the signature pages hereof as an Amendment No. 5 Lender (the “Additional Amendment No. 5 Lenders” and together with the Converting Amendment No. 5 Lenders, the “Amendment No. 5 Lenders”), each Lender holding a Term Loan (each, an “Existing Term Lender”) under the Existing Credit Agreement (as defined below) listed on the signature pages hereof as a Consenting Lender (the “Consenting Term Lender”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Fifth Amended and Restated Credit Agreement dated as of October 18, 2021 by and among the Company, Chart Industries Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée), incorporated under the laws of Luxembourg, having its registered office at 2, rue des Dahlias, L-1411 Luxembourg and registered with the Luxembourg Trade and Companies Register under number B 148.907 (“Chart Luxembourg”), Chart Asia Investment Company Limited, a private limited company incorporated under the laws of Hong Kong with company number 1174361 and having its registered office address at 31/F., Tower Two, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong (“Chart Hong Kong” and, together with the Company and Chart Luxembourg, the “Borrowers”), the other foreign borrowers from time to time party thereto, the lenders from time to time party thereto and the Administrative Agent (as amended by Amendment No. 1 dated as of November 21, 2022, Amendment No. 2 dated as of March 16, 2023, Amendment No. 3 dated as of March 17, 2023, Amendment No. 4 dated as of June 30, 2023 and as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Amended Credit Agreement.

WHEREAS, in order to refinance the Amendment No. 3 Term Loans and the Amendment No. 4 Term Loans (the Amendment No. 3 Term Loans and Amendment No. 4 Term Loans collectively, the “Refinanced Term Loans”), the Company has requested that the Amendment No. 5 Lenders party hereto provide Credit Agreement Refinancing Indebtedness pursuant to Section 2.27 of the Existing Credit Agreement (the “Amendment No. 5 Term Loans”);

WHEREAS, each Term Lender that executes and delivers a consent to this Amendment substantially in the form of Annex II hereto (a “Term Lender Consent”) shall be deemed, upon the Amendment No. 5 Effective Date, to be a party to this Amendment and to have consented to the amendments to the Existing Credit Agreement provided for herein on the terms set forth herein and subject to the conditions set forth herein;

WHEREAS, (i) if a Consenting Term Lender elects the “Consent and Cashless Amendment” option on its Term Lender Consent, such Consenting Term Lender will have up to all of its outstanding Term Loans (or such lesser amount as may be notified to such Consenting Term Lender by the Amendment No. 5 Lead Arranger prior to the Amendment No. 5 Effective Date) converted into a like principal amount of

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Amendment No. 5 Term Loans effective as of the Amendment No. 5 Effective Date and (ii) the Additional Amendment No. 5 Term Lenders have agreed to make Amendment No. 5 Term Loans in an aggregate principal amount equal to the aggregate principal amount of any outstanding Term Loans that are not converted into Amendment No. 5 Term Loans on the Amendment No. 5 Effective Date as described in clause (i) above;

WHEREAS, the proceeds of such new Amendment No. 5 Term Loans will be used to refinance in full all Refinanced Term Loans and to pay fees and expenses incurred in connection with this Amendment and the arrangement and funding of the Amendment No. 5 Term Loans, all as more fully set forth in the Amended Credit Agreement (collectively, the “Amendment No. 5 Transactions”);

WHEREAS, JPMorgan Chase Bank, N.A. will act as the lead arranger for the Amendment No. 5 Term Loans (the “Amendment No. 5 Lead Arranger”);

WHEREAS, the Company, the Consenting Term Lenders and the Administrative Agent have agreed to amend the Existing Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.

Section 1. Amendment No. 5 Term Loans.

(a) The Company confirms and agrees that (i) it has requested the Amendment No. 5 Term Loans in the aggregate principal amount of $[1,781,000,0000], pursuant to, and on the terms set forth in, Section 2.27 of the Existing Credit Agreement, effective on the Amendment No. 5 Effective Date and (ii) on the Amendment No. 5 Effective Date, the Company will borrow the full amount of such Amendment No. 5 Term Loans from the Amendment No. 5 Lenders.

(b) Each Amendment No. 5 Lender agrees that (i) on the Amendment No. 5 Effective Date, such Amendment No. 5 Lender will fund (or, in the case of a Converting Amendment No. 5 Lender (as defined below), convert, exchange or “cashless” roll its Refinanced Term Loan for an Amendment No. 5 Term Loan in an equal principal amount) the Amendment No. 5 Term Loan in the amount of the Amendment No. 5 Term Commitment set forth opposite such Amendment No. 5 Lender’s name on Schedule I and (ii) effective on, and at all times after, the Amendment No. 5 Effective Date, such Amendment No. 5 Lender will be bound by all obligations of a Lender under the Amended Credit Agreement in respect of the Amendment No. 5 Term Loan held by it in the amount set forth opposite its name on Schedule I. Upon (i) the execution of a counterpart of this Amendment by each Additional Amendment No. 5 Term Lender, the Administrative Agent, the Company and the other Loan Parties party hereto and (ii) the execution of the Term Lender Consents by the Consenting Term Lenders, each of the Amendment No. 5 Term Lenders party to this Amendment shall become a Lender under the Amended Credit Agreement and shall have the respective Amendment No. 5 Term Loan Commitment set forth on Annex I hereto, effective as of the Amendment No. 5 Effective Date.

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(c) Substantially simultaneously with the borrowing of the Amendment No. 5 Term Loans, the Company shall fully prepay the Refinanced Term Loans together with all accrued and unpaid interest thereon as of the Amendment No. 5 Effective Date; provided that each Converting Amendment No. 5 Lender irrevocably agrees to accept, in lieu of cash for the outstanding principal amount of its Refinanced Term Loan so prepaid, on the Amendment No. 5 Effective Date, an equal principal amount of Amendment No. 5 Term Loans in accordance with the terms of this Amendment. For purposes hereof, “Converting Amendment No. 5 Lender” means an Amendment No. 5 Lender that agrees pursuant to this Amendment to convert, exchange or “cashless roll” all of its Refinanced Term Loan for an Amendment No. 5 Term Loan.

(d) This Amendment shall constitute (i) a Refinancing Amendment and (ii) a notice to the Administrative Agent as required pursuant to Section 2.20 of the Amended Credit Agreement, in each case, with respect to the Amendment No. 5 Term Loans for all purposes under the Amended Credit Agreement.

Section 2. Amendments to the Existing Credit Agreement. In each case with effect on and after the Amendment No. 5 Effective Date (as defined below), the parties hereto agree that the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Annex I hereto.

Section 3. Conditions to Amendment No. 5 Effective Date. This Amendment shall become effective as of the date hereof (the “Amendment No. 5 Effective Date”) upon satisfaction of the following conditions precedent:

(a) The Administrative Agent shall have received (i) counterparts of this Amendment duly executed by the Company, each Additional Amendment No. 5 Lender and the Administrative Agent and (ii) duly executed Term Lender Consents from the Consenting Term Lenders.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment No. 5 Effective Date) of Winston & Strawn LLP, counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to the Loan Parties, this Amendment or the Loan Documents as the Administrative Agent shall reasonably request. The Company hereby requests such counsel to deliver such opinion.

(c) The Administrative Agent shall have received such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Subsidiary Loan Parties, the authorization of this Amendment and any other legal matters relating to the Subsidiary Loan Parties or the Loan Documents, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received a certificate, dated the Amendment No. 5 Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, certifying as to the satisfaction of the conditions precedent in Section 3(f) and (h).

(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment No. 5 Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

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(f) The representations and warranties set forth in Article III of the Existing Credit Agreement shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the Amendment No. 5 Effective Date and after giving effect to the funding of the Amendment No. 5 Term Loans, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(g) The Administrative Agent shall have received a solvency certificate from the chief financial officer or another Responsible Officer of the Company in the form attached as Exhibit F to the Existing Credit Agreement, certifying that the Company and its subsidiaries, on a consolidated basis as of the Amendment No. 5 Effective Date and after giving effect to the Amendment No. 5 Transactions, are solvent.

(h) At the time of and immediately after giving effect to this Amendment and after giving effect to the Amendment No. 5 Transactions, no Event of Default or Default shall have occurred and be continuing.

(i) The Administrative Agent shall have received a Borrowing Request in the form attached as Exhibit C-1 to the Existing Credit Agreement.

(j) Each Existing Term Lender holding Term Loans that are not converted to Amendment No. 5 Loans (each, a “Non-Converting Term Lender”) shall have been paid or, concurrent with the effectiveness of the amendments set forth herein, will be paid a purchase price equal to par of its outstanding Term Loans that are not converted to Amendment No. 5 Term Loans.

Section 4. Representations and Warranties of the Company. The Company hereby represents and warrants as follows:

(a) This Amendment and the Amended Credit Agreement as modified hereby constitute legal, valid and binding obligations of the Company and are enforceable in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, examinership, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

(b) The representations and warranties set forth in Article III of the Existing Credit Agreement are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect is true and correct in all respects) on and as of the Amendment No. 5 Effective Date and after giving effect to the funding of the Amendment No. 5 Term Loans, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects as of such earlier date).

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Section 5. Reference to and Effect on the Existing Credit Agreement.

(a) Upon the effectiveness hereof, each reference to the Existing Credit Agreement in the Amended Credit Agreement or any other Loan Document shall mean and be a reference to the Amended Credit Agreement.

(b) This Amendment is not intended to and does not constitute a novation of the Company’s or any other Loan Party’s obligations under the Loan Documents. Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed. Each Loan Party party hereto hereby confirms that the Obligations of each of the Borrowers under the Amended Credit Agreement and the other Loan Documents are entitled to the benefit of the Guarantee of each Loan Party set forth in the relevant Loan Documents and reaffirms the terms and conditions of the Collateral Agreement.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Existing Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d) This Amendment is a Loan Document under (and as defined in) the Amended Credit Agreement.

(e) This Amendment is a Refinancing Amendment under (and as defined in) the Amended Credit Agreement.

Section 6. Governing Law; Jurisdiction. This Amendment shall be construed in accordance with and governed by the laws of the State of New York. The Company hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.

Section 7. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.

Section 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

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Section 9. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment that is an Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

CHART INDUSTRIES, INC.,
as the Company

By:	/s/ Jillian C. Evanko
Name: Jillian C. Evanko
Title: Chief Executive Officer and President

[Signature Page to Amendment No. 5]

CHART INC.
CHART ENERGY & CHEMICALS, INC.
CHART INTERNATIONAL HOLDINGS, INC.
CHART ASIA, INC.
CHART INTERNATIONAL, INC.
THERMAX, INC.
HUDSON PRODUCTS HOLDINGS INC.
HUDSON PARENT CORPORATION
HUDSON PRODUCTS CORPORATION
CRYO-LEASE, LLC
PREFONTAINE PROPERTIES, INC.
SKAFF CRYOGENICS, INC.
BLUEINGREEN, LLC
SUSTAINABLE ENERGY SOLUTIONS, INC.
CRYOGENIC GAS TECHNOLOGIES, INC.
L.A. TURBINE
ADEDGE WATER TECHNOLOGIES, LLC
GRANITE US HOLDINGS LP
GRANITE US HOLDINGS CORPORATION
HOWDEN USA COMPANY
COMPRESSOR PRODUCTS INTERNATIONAL LLC

By:	/s/ Jillian C. Evanko
Name: Jillian C. Evanko
Title: Authorized Signatory

[Signature Page to Amendment No. 5]

JPMORGAN CHASE BANK, N.A.,
individually as a Lender and as Administrative Agent

By:	/s/ Andrew Rossman
Name: Andrew Rossman
Title: Executive Director

[Signature Page to Amendment No. 5]

JPMORGAN CHASE BANK, N.A.,
as an Amendment No. 5 Lender

By:	/s/ Andrew Rossman
Name: Andrew Rossman
Title: Executive Director

[Signature Page to Amendment No. 5]

ANNEX I

[Attached]

Annex I

Conformed through Amendment No. ~~4~~5, dated as of ~~June 30~~October 2, 2023

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of

October 18, 2021

Among

CHART INDUSTRIES, INC.

CHART INDUSTRIES LUXEMBOURG S.À R.L.

CHART ASIA INVESTMENT COMPANY LIMITED

The Other Foreign Borrowers from Time to Time Party Hereto

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

and

BANK OF AMERICA, N.A., FIFTH THIRD BANK, NATIONAL ASSOCIATION,

HSBC BANK USA, NATIONAL ASSOCIATION, PNC BANK, NATIONAL ASSOCIATION and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Co-Syndication Agents

BMO HARRIS BANK, N.A., CAPITAL ONE, N.A., CITIZENS BANK, N.A.,

MUFG UNION BANK, N.A. and REGIONS BANK

as Co-Documentation Agents

JPMORGAN CHASE BANK, N.A.,

BofA SECURITIES, INC., FIFTH THIRD BANK, NATIONAL ASSOCIATION,

HSBC BANK USA, NATIONAL ASSOCIATION, PNC CAPITAL MARKETS LLC and

WELLS FARGO SECURITIES, LLC

as Joint Bookrunners and Joint Lead Arrangers

TABLE OF CONTENTS

		Page
Article I
DEFINITIONS

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Terms Generally	~~69~~69
SECTION 1.03.	Effectuation of Transfers	71
SECTION 1.04.	Status of Obligations	71
SECTION 1.05.	Amendment and Restatement of the Existing Credit Agreement	71
SECTION 1.06.	Interest Rates	72
SECTION 1.07.	Leverage Ratios	~~72~~73
SECTION 1.08.	Divisions	~~72~~73
SECTION 1.09.	Luxembourg Terms	73
SECTION 1.10.	Negative Covenant Compliance	73
SECTION 1.11.	Exchange Rates; Currency Equivalents	~~73~~74
SECTION 1.12.	Certain Calculations and Tests	74
SECTION 1.13.	Additional Alternative Currencies for Loans.	~~75~~76

Article II
THE CREDITS

SECTION 2.01.	Commitments	~~76~~77
SECTION 2.02.	Loans and Borrowings	~~77~~78
SECTION 2.03.	Requests for Borrowings	~~78~~79
SECTION 2.04.	Swingline Loans	~~79~~80
SECTION 2.05.	Letters of Credit	82
SECTION 2.06.	Funding of Borrowings	~~86~~87
SECTION 2.07.	Interest Elections	~~87~~88
SECTION 2.08.	Termination and Reduction of Commitments	90
SECTION 2.09.	Repayment of Loans; Evidence of Debt	~~89~~90
SECTION 2.10.	Notice of Prepayment of Loans	~~91~~92
SECTION 2.11.	Prepayment of Loans	93
SECTION 2.12.	Fees	~~94~~95
SECTION 2.13.	Interest	~~95~~96
SECTION 2.14.	Alternate Rate of Interest	~~96~~97
SECTION 2.15.	Increased Costs	101
SECTION 2.16.	Break Funding Payments	~~101~~102
SECTION 2.17.	Taxes	~~102~~103
SECTION 2.18.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~106~~107
SECTION 2.19.	Mitigation Obligations; Replacement of Lenders	~~108~~109
SECTION 2.20.	Increase in Revolving Facility Commitments and/or Incremental Term Loans	~~109~~111
SECTION 2.21.	Illegality	~~115~~117
SECTION 2.22.	Determination of Dollar Amounts	117
SECTION 2.23.	Defaulting Lenders	~~116~~117
SECTION 2.24.	Liability of Foreign Borrowers	~~118~~120

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SECTION 2.25.	Designation of Foreign Borrowers	120
SECTION 2.26.	Loan Modification Offers	~~119~~121
SECTION 2.27.	Refinancing Amendments	~~120~~122

Article III
REPRESENTATIONS AND WARRANTIES

SECTION 3.01.	Organization; Powers	~~121~~122
SECTION 3.02.	Authorization	~~121~~123
SECTION 3.03.	Enforceability	123
SECTION 3.04.	Governmental Approvals	123
SECTION 3.05.	Financial Statements	~~122~~124
SECTION 3.06.	No Material Adverse Effect	~~122~~124
SECTION 3.07.	Title to Properties; Possession Under Leases	~~122~~124
SECTION 3.08.	Litigation; Compliance with Laws	~~123~~125
SECTION 3.09.	Federal Reserve Regulations	~~123~~125
SECTION 3.10.	Investment Company Act	125
SECTION 3.11.	Use of Proceeds	125
SECTION 3.12.	Tax Returns	~~124~~126
SECTION 3.13.	No Material Misstatements	126
SECTION 3.14.	Employee Benefit Plans	~~125~~127
SECTION 3.15.	Environmental Matters	127
SECTION 3.16.	[Intentionally Omitted]	~~126~~128
SECTION 3.17.	[Intentionally Omitted]	~~126~~128
SECTION 3.18.	Solvency	~~126~~128
SECTION 3.19.	Labor Matters	129
SECTION 3.20.	Insurance	~~127~~129
SECTION 3.21.	Anti-Corruption Laws and Sanctions	~~127~~129
SECTION 3.22.	Affected Financial Institutions	129
SECTION 3.23.	Security Interest in Collateral	130

Article IV
CONDITIONS OF LENDING

SECTION 4.01.	Effective Date	~~128~~130
SECTION 4.02.	All Credit Events	~~129~~131
SECTION 4.03.	Designation of a Foreign Borrower~~.~~	~~130~~132

Article V
AFFIRMATIVE COVENANTS

SECTION 5.01.	Existence; Businesses and Properties	~~131~~133
SECTION 5.02.	Insurance	134
SECTION 5.03.	Taxes	135
SECTION 5.04.	Financial Statements, Reports, etc.	~~133~~135
SECTION 5.05.	Litigation and Other Notices	~~135~~137
SECTION 5.06.	Compliance with Laws	138
SECTION 5.07.	Maintaining Records; Access to Properties and Inspections	~~136~~138
SECTION 5.08.	Use of Proceeds	~~136~~138
SECTION 5.09.	Compliance with Environmental Laws	~~136~~139

SECTION 5.10.	Further Assurances	~~136~~139
SECTION 5.11.	Fiscal Year	140
SECTION 5.12.	[Intentionally Omitted]	140
SECTION 5.13.	Proceeds of Certain Dispositions	140
SECTION 5.14.	Post-Closing Matters	~~138~~140

Article VI
NEGATIVE COVENANTS

SECTION 6.01.	Indebtedness	~~138~~141
SECTION 6.02.	Liens	~~143~~146
SECTION 6.03.	Sale and Lease-Back Transactions	~~147~~150
SECTION 6.04.	Investments, Loans and Advances	~~147~~150
SECTION 6.05.	Mergers, Consolidations, Sales of Assets and Acquisitions	~~150~~153
SECTION 6.06.	Dividends and Distributions	~~153~~156
SECTION 6.07.	Transactions with Affiliates	157
SECTION 6.08.	Business of the Company and the Subsidiaries	~~156~~159
SECTION 6.09.	Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.	~~156~~159
SECTION 6.10.	[Intentionally Omitted]	~~158~~161
SECTION 6.11.	Interest Coverage Ratio	~~158~~161
SECTION 6.12.	Leverage Ratio	161
SECTION 6.13.	Swap Agreements	~~159~~162
SECTION 6.14.	Designated Senior Debt	~~159~~162

Article VII
EVENTS OF DEFAULT

SECTION 7.01.	Events of Default	163
SECTION 7.02.	Exclusion of Immaterial Subsidiaries	~~162~~165

Article VIII
THE ADMINISTRATIVE AGENT

SECTION 8.01.	Authorization and Action	166
SECTION 8.02.	Administrative Agent’s Reliance, Indemnification, Etc.	~~165~~169
SECTION 8.03.	Posting of Communications	~~167~~170
SECTION 8.04.	The Administrative Agent Individually	~~168~~171
SECTION 8.05.	Successor Administrative Agent	~~168~~172
SECTION 8.06.	Acknowledgements of Lenders and Issuing Banks	~~169~~173
SECTION 8.07.	Collateral Matters	~~171~~175
SECTION 8.08.	Credit Bidding	~~172~~175
SECTION 8.09.	Certain ERISA Matters	~~173~~176
SECTION 8.10.	Certain Foreign Pledge Matters	178
SECTION 8.11.	Sustainability Matters	179

Article IX
MISCELLANEOUS

SECTION 9.01.	Notices	~~176~~179

SECTION 9.02.	Survival of Agreement	~~177~~181
SECTION 9.03.	Integration; Binding Effect	181
SECTION 9.04.	Successors and Assigns	~~178~~181
SECTION 9.05.	Expenses; Indemnity	~~183~~187
SECTION 9.06.	Right of Set-off	~~185~~188
SECTION 9.07.	Applicable Law	~~185~~189
SECTION 9.08.	Waivers; Amendment	~~185~~189
SECTION 9.09.	Interest Rate Limitation	~~188~~192
SECTION 9.10.	Entire Agreement	~~188~~192
SECTION 9.11.	WAIVER OF JURY TRIAL	~~188~~192
SECTION 9.12.	Severability	192
SECTION 9.13.	Counterparts	~~189~~193
SECTION 9.14.	Headings	~~190~~193
SECTION 9.15.	Jurisdiction; Consent to Service of Process	~~190~~194
SECTION 9.16.	Confidentiality	194
SECTION 9.17.	[Intentionally Omitted]	~~192~~196
SECTION 9.18.	Release of Liens and Guarantees	~~192~~196
SECTION 9.19.	U.S. Patriot Act	197
SECTION 9.20.	Judgment	~~193~~197
SECTION 9.21.	Termination or Release	~~193~~197
SECTION 9.22.	Pledge and Guarantee Restrictions	~~193~~197
SECTION 9.23.	No Fiduciary Duty	~~194~~198
SECTION 9.24.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~195~~199
SECTION 9.25.	Acknowledgement Regarding any Supported QFCs	~~195~~199

Article X
COMPANY GUARANTEE

Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance
Exhibit B	[Intentionally Omitted]
Exhibit C-1	Form of Borrowing Request
Exhibit C-2	Form of Swingline Borrowing Request
Exhibit D	[Intentionally Omitted]
Exhibit E	Form of Collateral Agreement
Exhibit F	Form of Solvency Certificate
Exhibit G	Form of Revolving Note
Exhibit H	List of Closing Documents
Exhibit I-1	Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit I-2	Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)
Exhibit I-3	Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)
Exhibit I-4	Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)
Exhibit J-1	Form of Borrowing Subsidiary Agreement
Exhibit J-2	Form of Borrowing Subsidiary Termination
Exhibit K	Form of Pricing Certificate
Exhibit L	Form of First Lien/First Lien Intercreditor Agreement
Exhibit M	Form of First Lien/Second Lien Intercreditor Agreement

Schedule 1.01	Certain Subsidiaries
Schedule 1.02	Sustainability Table and Sustainability Pricing Adjustments
Schedule 2.01	Commitments
Schedule 3.01	Organization and Good Standing
Schedule 3.04	Governmental Approvals
Schedule 3.07(g)	Subsidiaries
Schedule 3.08(a)	Litigation
Schedule 3.08(b)	Violations
Schedule 3.12	Taxes
Schedule 3.15	Environmental Matters
Schedule 3.19	Labor Matters
Schedule 6.01	Indebtedness
Schedule 6.02(a)	Liens
Schedule 6.04	Investments
Schedule 6.07	Transactions with Affiliates

v

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 18, 2021 (this “Agreement”), among CHART INDUSTRIES, INC., a Delaware corporation, CHART INDUSTRIES LUXEMBOURG S.À R.L., a private limited liability company (société à responsabilité limitée), incorporated under the laws of Luxembourg, having its registered office at 2, rue des Dahlias, L-1411 Luxembourg and registered with the Luxembourg Trade and Companies Register under number B 148.907, CHART ASIA INVESTMENT COMPANY LIMITED, a private limited company incorporated under the laws of Hong Kong with company number 1174361 and having its registered office address at 31/F., Tower Two, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong, the other FOREIGN BORROWERS from time to time party hereto, the LENDERS from time to time party hereto, JPMORGAN CHASE BANK, N.A. as Administrative Agent, BANK OF AMERICA, N.A., FIFTH THIRD BANK, NATIONAL ASSOCIATION, HSBC BANK USA, NATIONAL ASSOCIATION, PNC BANK, NATIONAL ASSOCIATION and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents and BMO HARRIS BANK, N.A., CAPITAL ONE, N.A., CITIZENS BANK, N.A., MUFG UNION BANK, N.A. and REGIONS BANK, as Co-Documentation Agents.

The parties hereto agree as follows:

Article I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“2024 Senior Subordinated Notes” shall mean the Company’s 1.00% Convertible Senior Subordinated Notes due 2024 issued pursuant to the Senior Subordinated Note Indenture.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any ABR Revolving Loan, ABR Term Loan or Swingline Loan.

“ABR Revolving Facility Borrowing” shall mean a Borrowing comprised of ABR Revolving Loans.

“ABR Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business for any period, the amount for such period of EBITDA of such Acquired Entity or Business (determined as if references to the Borrower and the other Subsidiaries in the definition of “EBITDA” (and in the component financial definitions used therein) were references to such Acquired Entity or Business and its Subsidiaries that will become Subsidiaries upon the acquisition of such Acquired Entity or Business), all as determined on a consolidated basis in accordance with GAAP for such Acquired Entity or Business, and shall, for the avoidance of doubt, include the EBITDA acquired in the Specified Acquisition.

“Acquired Entity or Business” as defined in the final proviso of the definition of “EBITDA.”

“Acquisition Agreement” shall mean the Equity Purchase Agreement, dated as of November 8, 2022 (the “Signing Date”) by and among the Company, Granite Holdings I B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) having its seat in Amsterdam, Granite Holdings II B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) having its seat in Amsterdam, Granite US Holdings GP, LLC, a Delaware limited liability company, Granite US Holdings LP, a Delaware limited partnership, HowMex Holdings, S. de R.L. de C.V., a limited liability company incorporated pursuant to the laws of Mexico, Granite Acquisition GmbH, a German limited liability company (Gesellschaft mit beschränkter Haftung) registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Berlin-Charlottenburg under HRB 201143 and Granite Canada Holdings Acquisition Corp., a corporation formed pursuant to the laws of British Columbia, including all schedules and exhibits thereto, and as amended from time to time in accordance with the terms hereof and thereof.

“Acquisition Agreement Representations” shall mean the representations made by the Acquired Companies (as defined in the Acquisition Agreement) in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Company or its affiliates have the right (taking into account any applicable cure periods) to terminate the Company and its affiliates’ obligations (or refuse to consummate the Specified Acquisition) under the Acquisition Agreement or not to close thereunder as a result of the failure of such representations and warranties to be true and correct, in each case, without liability to the Company and its affiliates.

“Acquisition-Related Incremental Term Loans” has the meaning assigned to such term in Section 2.20.

“Additional Lender” means, at any time, any bank or other financial institution (including any such bank or financial institution that is a Lender at such time) that agrees to provide any portion of any (a) Incremental Facility pursuant to an Incremental Facility Amendment in accordance with Section 2.20 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.27; provided that each Additional Lender shall be subject to the approval of (i) the Administrative Agent, (ii) each L/C Issuer, (iii) the Swingline Lender and (iv) the Company, in each of the foregoing clauses (i) through (iv), to the extent such approval would be required pursuant to Section 9.04 if an assignment of the applicable Loans or Commitments were being made to such Additional Lender.

“Adjusted Covenant Period” has the meaning assigned to such term in Section 6.12.

“Adjusted EURIBO Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in euro for any Interest Period, an interest rate per annum equal to (a) the EURIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Adjusted Term SOFR Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) ~~0.10~~with respect to Revolving Facility, 0.10% and with respect to the Amendment No. 5 Term Loans, [•]%; provided that (i) with respect to any Revolving Facility Loan, if the Adjusted Term SOFR Rate so determined would be less than 0.00%, such rate shall be deemed to be equal to 0.00% for the purposes of this Agreement and (ii) with respect to any Term Loan, if the Adjusted Term SOFR Rate so determined would be less than ~~0.50~~[•]%, such rate shall be deemed to be equal to ~~0.50~~[•]% for the purposes of this Agreement.

“Adjusted TIBO Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Japanese Yen for any Interest Period, an interest rate per annum equal to (a) the TIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” shall mean JPMorgan (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.12(c).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreed Currencies” shall mean (a) with respect to Letters of Credit (i) Dollars, (ii) euro, (iii) Pounds Sterling, (iv) Japanese Yen, (v) Australian Dollars, (vi) Brazilian Reals, (vii) Canadian Dollars, (viii) Swiss Francs, (ix) Czech Korunas, (x) Danish Kroner, (xi) Hong Kong Dollars, (xii) Indian Rupees, (xiii) Mexican Pesos, (xiv) Polish Zloty, (xv) Taiwan Dollars and (xvi) any other currency (x) that is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars and (y) that is approved in accordance with Section 1.13 and (b) with respect to any Revolving Facility Borrowings hereunder (i) Dollars, (ii) euro, (iii) Pounds Sterling, (iv) Japanese Yen, (v) Australian Dollars and (vi) any other currency (x) that is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars and (y) that is approved in accordance with Section 1.13.

“Agreed Security Principles” shall mean any grant of a Lien or provision of a guarantee by any Person that could:

(a) result in any breach of corporate benefit, financial assistance, capital preservation, fraudulent preference, thin capitalization rules, retention of title claims or any other law or regulation (or analogous restriction) of the jurisdiction of organization of such Person;

(b) result in any risk to the officers of such Person of contravention of their fiduciary duties and/or of civil or criminal liability;

(c) result in costs (tax, administrative or otherwise) that are materially disproportionate to the benefit obtained by the beneficiaries of such Lien and/or guarantee;

(d) result in a breach of a material agreement binding on such Person that may not be amended or otherwise modified using commercially reasonable efforts to avoid such breach; or

(e) result in a Lien being granted over assets, the acquisition of which was financed from a subsidy or payments, the terms of which prohibit any assets acquired with such subsidy or payment being used as collateral.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“All-in Yield” shall mean the yield thereon payable to all Lenders (or other lenders, as applicable) providing term loans in the primary syndication thereof, whether in the form of interest rate, margin, original issue discount, up-front fees, rate floors or otherwise; provided, that original issue discount and up-front fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the life of such term loans); and provided, further, that “All-in Yield” shall not include arrangement, commitment, underwriting, structuring, success, advisory, ticking or similar fees paid to arrangers for such term loans or customary consent fees for an amendment paid generally to consenting lenders (in each case, regardless of how such fees are computed or divided among the lenders).

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology).

Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would (x) for any Revolving Facility Loans, be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement and (y) for any Term Loans, be less than 1.50%, such rate shall be deemed to be 1.50% for the purposes of this Agreement.

“Amendment Closing Date” shall have the meaning assigned to such term in Amendment No. 1.

“Amendment No. 1” means that certain Amendment No. 1 dated as of November 21, 2022 to this Agreement among the Borrowers, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2” means that certain Amendment No. 2 dated as of March 16, 2023 to this Agreement among the Borrowers, the Lenders party thereto and the Administrative Agent.

“Amendment No. 3” means that certain Amendment No. 3 dated as of March 17, 2023 to this Agreement among the Borrowers, the Lenders party thereto and the Administrative Agent.

“Amendment No. 3 Effective Date” shall have the meaning assigned to such term in Amendment No. 3.

“Amendment No. 3 Lender” shall have the meaning assigned to such term in Amendment No. 3.

“Amendment No. 3 Term Commitment” shall have the meaning assigned to such term in Amendment No. 3.

“Amendment No. 3 Term Loans” shall have the meaning assigned to such term in Amendment No. 3.

“Amendment No. 4” means that certain Amendment No. 4 dated as of June 30, 2023 to this Agreement among the Company, the Amendment No. 4 Lenders party thereto and the Administrative Agent.

“Amendment No. 4 Effective Date” shall have the meaning assigned to such term in Amendment No. 4.

“Amendment No. 4 Lender” shall have the meaning assigned to such term in Amendment No. 4.

“Amendment No. 4 Term Commitment” shall have the meaning assigned to such term in Amendment No. 4.

“Amendment No. 4 Term Loans” shall have the meaning assigned to such term in Amendment No. 4.

“Amendment No. 5” means that certain Amendment No. 5 dated as of September [•], 2023 to this Agreement among the Company, the other Loan Parties party thereto, the Amendment No. 5 Lenders party thereto, the other Lenders party thereto and the Administrative Agent.

“Amendment No. 5 Effective Date” shall have the meaning assigned to such term in Amendment No. 5.

“Amendment No. 5 Lender” shall have the meaning assigned to such term in Amendment No. 5.

“Amendment No. 5 Term Commitment” shall have the meaning assigned to such term in Amendment No. 5.

“Amendment No. 5 Term Loans” shall have the meaning assigned to such term in Amendment No. 5.

“Ancillary Documents” shall have the meaning assigned to such term in Section 9.13.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Company or its Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Margin” shall mean:

(i) with respect to the Revolving Facility, for any day with respect to any Term Benchmark Loan, any ABR Loan, any RFR Loan, any CBR Loan or with respect to the Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Term Benchmark Spread”, “RFR Spread / CBR Spread”, “ABR Spread” or “Commitment Fee Rate”, as the case may be, based upon the Leverage Ratio applicable on such date:

Category	Leverage Ratio	Term Benchmark Spread	RFR Spread / CBR Spread	ABR Spread	Commitment Fee Rate
Category 1:	< 1.50 to 1.00	1.25%	1.25%	0.25%	0.20%
Category 2:	≥ 1.50 to 1.00 but < 2.00 to 1.00	1.50%	1.50%	0.50%	0.20%
Category 3:	≥ 2.00 to 1.00 but < 2.50 to 1.00	1.75%	1.75%	0.75%	0.25%
Category 4:	≥ 2.50 to 1.00 but < 3.00 to 1.00	2.00%	2.00%	1.00%	0.30%
Category 5:	≥ 3.00 to 1.00	2.25%	2.25%	1.25%	0.35%

For purposes of the foregoing clause (i), (1) the Leverage Ratio shall be determined as of the last day of each fiscal quarter of the Company’s fiscal year based upon the consolidated financial information of the Company and its Subsidiaries delivered pursuant to Section 5.04(a) or (b) and (2) each change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective on the first Business Day after the date of delivery to the Administrative Agent of such consolidated financial information indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that until the Administrative Agent’s receipt of the consolidated financial information of the Company and its Subsidiaries delivered pursuant to Section 5.04(a) and Section 5.04(c) for the fiscal year of the Company ending December 31, 2021, the Leverage Ratio shall be deemed to be in Category 4; provided further that the Leverage Ratio shall be deemed to be in Category 5 at the option of the Administrative Agent or the Majority Lenders of the Revolving Facility, at any time during which the Company fails to deliver the consolidated financial information when required to be delivered pursuant to Section 5.04(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial information is delivered.

It is hereby understood and agreed that, with respect to the Revolving Facility, (a) the Commitment Fee Rate shall be adjusted from time to time based upon the Sustainability Fee Adjustment (to be calculated and applied as set forth in Schedule 1.02) and (b) the Applicable Spreads shall be adjusted from time to time based upon the Sustainability Spread Adjustment (to be calculated and applied as set forth in Schedule 1.02); provided that in no event shall any of the Commitment Fee Rate or any Applicable Spread be less than 0% per annum.

(ii) with respect to the ~~Amendment No. 3 Term Loans and~~ Amendment No. ~~4~~5 Term Loans, ~~3.75~~[•]% per annum in the case of any Term Benchmark Loan and ~~2.75~~[•]% per annum in the case of any ABR Loan.

“Applicable Party” has the meaning assigned to such term in Section 8.03(c).

“Applicable Percentage” shall mean, with respect to any Lender, the percentage equal to a fraction the numerator of which is such Lender’s Revolving Facility Commitment and the denominator of which is the aggregate Revolving Facility Commitments of all Lenders (if the Revolving Facility Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Facility Commitments most recently in effect, giving effect to any assignments); provided that, in the case of Section 2.23 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Facility Commitment shall be disregarded in the calculation.

“Applicable Spreads” means the “Term Benchmark Spread” per annum rate levels at each Category under such heading, the “RFR Spread / CBR Spread” per annum rate levels at each Category under such heading and the “ABR Spread” per annum rate levels at each Category under such heading, in each case as set forth in the table contained in the definition of “Applicable Margin” under clause (i).

“Applicable Time” shall mean, with respect to any Borrowings and payments in any Foreign Currency, the local time in the place of settlement for such Foreign Currency as may be determined by the Administrative Agent or the relevant Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Electronic Platform” has the meaning assigned to such term in Section 8.03(a).

“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b).

“Arranger” shall mean (i) initially, each of JPMorgan Chase Bank, N.A., BofA Securities, Inc., Fifth Third Bank, National Association, HSBC Bank USA, National Association, PNC Capital Markets LLC and Wells Fargo Securities, LLC in its capacity as a joint bookrunner and joint lead arranger hereunder, (ii) each of JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., PNC Bank, National Association and HSBC Securities (USA) Inc. in its capacity as a joint bookrunner and joint lead arranger under Amendment No. 3 ~~and~~, (iii) with respect to Amendment No. 4 and the Amendment No. 4 Term Loans, (x) each of JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc. in its capacity as a joint bookrunner and joint lead arranger and (y) each of Citizens Bank, N.A., PNC Capital Markets LLC and Wells Fargo Securities, LLC in its capacity as a joint lead arranger and (iv) with respect to Amendment No. 5 and Amendment No. 5 Term Loans, each of JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., CIBC World Markets Corp., Citizens Bank, N.A., PNC Capital Markets LLC and Wells Fargo Securities, LLC.

“Asset Acquisition” shall mean any Permitted Business Acquisition, the aggregate consideration for which exceeds U.S.$10.0 million.

“Asset Disposition” shall mean any sale, transfer or other disposition by the Company or any Subsidiary to any Person other than the Company or any Subsidiary to the extent otherwise permitted hereunder of any asset or group of related assets (other than inventory or other assets sold, transferred or otherwise disposed of in the ordinary course of business) in one or a series of related transactions, the net cash proceeds from which exceed U.S.$10.0 million.

“Asset Sale” shall mean any loss, damage, destruction, expropriation or condemnation of, or any Asset Disposition (including any sale and leaseback of assets and any mortgage or lease of Real Property) to any person of, any asset or assets of the Company or any Subsidiary.

“Assignment and Acceptance” shall mean an assignment and acceptance agreement entered into by a Lender and an assignee, and accepted by the Administrative Agent and the Company (if required by such assignment and acceptance), in the form of Exhibit A or such other form (including electronic records generated by the use of an electronic platform) as shall be approved by the Administrative Agent.

“Assumed Letters of Credit” shall mean those certain letters of credit issued under the Existing Howden Credit Agreement and identified in writing to the Administrative Agent prior to the Amendment Closing Date and any accrued but unpaid participation fees in connection therewith.

“Availability Period” shall mean the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Facility Commitments.

“Available Amount” means, at any date of determination, a cumulative amount equal to (without duplication):

(a) the greater of $100,000,000 and 10% of EBITDA for such period for which internal financial statements of the Company and its Subsidiaries are available, plus

(b) 50.0% of Consolidated Net Income for the period (taken as one accounting period) commencing on Amendment No. 3 Effective Date to the end of the most recently ended fiscal quarter for which internal financial statements of the Company and its Subsidiaries are available (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit) (this paragraph (b), the “Growth Amount”); provided that the Growth Amount with respect to any fiscal quarter shall not be less than $0, plus

(c) 100% of the aggregate net cash proceeds and the fair market value of property (other than cash) received by the Company since the Amendment No. 3 Effective Date from:

(i) a contribution to its common equity capital (including any contribution to its common equity from any direct or indirect parent entity with the proceeds of any issue or sale by such parent entity of its Equity Interests); or

(ii) from the issuance of the Equity Interests of the Company;

provided that this clause (c) will not include proceeds from Disqualified Equity Interests; plus

(d) 100% of the aggregate principal amount or liquidation preference, as applicable, of Indebtedness or Disqualified Equity Interests of the Company or any Subsidiary (other than Disqualified Equity Interests or debt securities issued or sold to a Subsidiary of the Company), in each case, that have been converted into or exchanged for Qualified Equity Interests of the Company or any direct or indirect parent entity, together with the fair market value of any assets in each case received by the Company, any Borrower or any other Subsidiary upon such conversion or exchange; plus

(e) 100% of the aggregate amount of cash proceeds and the fair market value of property (other than cash) received by the Company or a Subsidiary from:

(i) the sale or disposition (other than to the Company or a Subsidiary) of Investments made after the Amendment No. 3 Effective Date the permissibility of which was contingent upon the utilization of the Available Amount and from repayments, repurchases and redemptions of such Investments from the Company and its Subsidiaries by any Person (other than the Company or a Subsidiary), in an amount not to exceed the initial amount of the Investment made using the Available Amount; and

(ii) a return, profit, distribution, repayment, return of capital or similar payment from an Investment made after the Amendment No. 3 Effective Date the permissibility of which was contingent upon the utilization of the Available Amount (to the extent that such amounts were not otherwise included in Consolidated Net Income for such period and not otherwise used to increase amounts that otherwise would be permitted to be invested hereunder); plus

(f) the aggregate amount as of such date of any Declined Proceeds since the Amendment No. 3 Effective Date.

“Available Unused Commitment “ shall mean, with respect to a Lender, at any time of determination, an amount equal to the amount by which (a) the Revolving Facility Commitment of such Lender at such time exceeds (b) the Revolving Facility Credit Exposure of such Lender at such time.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” shall mean each and any of the following bank services provided to the Company or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services).

“Banking Services Agreement “ shall mean any agreement entered into by the Company or any Subsidiary in connection with Banking Services.

“Banking Services Obligations “ shall mean any and all obligations of the Company or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Event “ shall mean, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base L/C Amount” has the meaning assigned to such term in the definition of “L/C Sublimit”.

“Benchmark” shall mean, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.

“Benchmark Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Foreign Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1) in the case of any Loan denominated in Dollars, the sum of: (a) Daily Simple SOFR and (b) 0.10%;

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States.

“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” shall mean, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period “ shall mean, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then- current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Bond Hedge Transaction” has the meaning assigned to such term in the definition of “Permitted Call Spread Swap Agreement”.

“Borrowers” shall mean the Company and the Foreign Borrowers.

“Borrowing” shall mean (a) Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Minimum” shall mean (a) in the case of any Borrowing other than a Swingline Borrowing (i) denominated in Dollars, U.S.$1.0 million and (ii) denominated in any Foreign Currency, 1,000,000 units of such currency and (b) in the case of a Swingline Borrowing, U.S.$250,000.

“Borrowing Multiple” shall mean (a) in the case of any Borrowing other than a Swingline Borrowing (i) denominated in Dollars, U.S.$1.0 million and (ii) denominated in any Foreign Currency, the smallest amount of such Foreign Currency that is an integral multiple of 1,000,000 units of such currency and (b) in the case of a Swingline Borrowing, U.S.$250,000.

“Borrowing Request” shall mean a request by any Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C-1 or any other form approved by the Administrative Agent.

“Borrowing Subsidiary Agreement” shall mean a Borrowing Subsidiary Agreement substantially in the form of Exhibit J-1 or any other form approved by the Administrative Agent.

“Borrowing Subsidiary Termination” shall mean a Borrowing Subsidiary Termination substantially in the form of Exhibit J-2 or any other form approved by the Administrative Agent.

“Bridge Facility” shall have the meaning assigned to such term in the definition of “Specified Acquisition Transactions”.

“Business Day” shall mean any day (other than a Saturday or a Sunday) on which banks are open for business in New York City or Chicago; provided that, (i) in relation to Loans denominated in Pounds Sterling, any day (other than a Saturday or a Sunday) on which banks are open for business in London, (ii) in relation to Loans denominated in euro and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day, (iii) in relation to Loans denominated in Japanese Yen and in relation to the calculation or computation of TIBOR, any day (other than a Saturday or a Sunday) on which banks are open for business in Japan, (iv) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only an RFR Business Day and (v) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day.

“Calculation Period” shall mean, as of any date of determination, the period of four (4) consecutive fiscal quarters ending on such date or, if such date is not the last day of a fiscal quarter, ending on the last day of the fiscal quarter of the Company most recently ended prior to such date.

“Capital Expenditures” shall mean, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such person.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Cash Interest Expense” shall mean, with respect to the Company and its Subsidiaries on a consolidated basis for any period, Interest Expense for such period, less the sum of (a) pay-in-kind Interest Expense or other non-cash Interest Expense (including as a result of the effects of purchase accounting), (b) to the extent included in Interest Expense, the amortization of any financing fees paid by, or on behalf of, the Company or any Subsidiary, including such fees paid in connection with the Transactions, (c) the amortization of debt discounts, if any, or fees in respect of Swap Agreements and (d) cash interest income of the Company and its Subsidiaries for such period; provided that Cash Interest Expense shall exclude any one-time financing fees paid in connection with the Transactions or any amendment of this Agreement, the Specified Transactions (including any Takeout Financing), or upon entering into a Permitted Receivables Financing; provided, further, that solely for the purposes of Section 6.11, any Interest Expense in respect of the Takeout Financing incurred prior to the Amendment Closing Date shall be excluded from the calculation of Cash Interest Expense until the Amendment Closing Date has occurred. For the avoidance of doubt, the defined term Cash Interest Expense shall not include any non-cash Interest Expense related to Permitted Convertible Notes or Permitted Call Spread Swap Agreements.

“Casualty Event” shall mean any event that gives rise to the receipt by the Company or any of the Subsidiaries of any insurance proceeds or expropriation or condemnation awards in respect of any equipment, fixed assets or Real Property (including any improvements thereon) to replace or repair such equipment, fixed assets or Real Property.

“CBR Loan” shall mean a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

“Central Bank Rate” shall mean, (A) the greater of (i) for any Loan denominated in (a) Pounds Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) euro, one of the following three rates as may be selected by the Administrative Agent: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, (c) Japanese Yen, the “short-term prime rate” as publicly announced by the Bank of Japan (or any successor thereto) from time to time and (d) any other Foreign Currency, a central bank rate as determined by the Administrative Agent in its reasonable discretion and (ii) 0%; plus (B) the applicable Central Bank Rate Adjustment.

“Central Bank Rate Adjustment” shall mean for any Loan denominated in (a) Pounds Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of SONIA for the last five (5) RFR Business Days for which SONIA was available (excluding, from such averaging, the highest and the lowest SONIA applicable during such period of five (5) RFR Business Days) minus (ii) the Central Bank Rate in respect of Pounds Sterling on the last RFR Business Day in such period, (b) euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the EURIBO Rate for the last five (5) Business Days for which the EURIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest EURIBO Rate applicable during such period of five (5) Business Days) minus (ii) the Central Bank Rate in respect of euro on the last Business Day in such period, (c) Japanese Yen, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the TIBO Rate for the last five (5) Business Days for which the TIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest TIBO Rate applicable during such period of five (5) Business Days) minus (ii) the Central Bank Rate in respect of Japanese Yen on the last Business Day in such period and (d) any other Foreign Currency determined after the Effective Date, an adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) each of the EURIBO Rate and the TIBO Rate on any day shall be based on the EURIBO Screen Rate or the TIBO Screen Rate, as applicable, on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month (or, in the event the EURIBO Screen Rate or the TIBO Screen Rate, as applicable, for deposits in the applicable Agreed Currency is not available for such maturity of one month, shall be based on the EURIBO Interpolated Rate or the TIBO Interpolated Rate, as applicable, as of such time); provided that if such rate shall be less than zero, such rate shall be deemed to be zero.

“Change in Control” shall mean (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated, appointed or approved by the board of directors of the Company nor (ii) nominated, appointed or approved by directors so nominated, appointed or approved; or (c) the Company ceases to own, directly or indirectly, and Control 100% (other than directors’ qualifying shares) of the ordinary voting and economic power of any Foreign Borrower.

“Change in Law” shall mean the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, rule, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Chart Hong Kong” shall mean Chart Asia Investment Company Limited, a private limited company incorporated under the laws of Hong Kong with company number 1174361 and having its registered office address at 31/F., Tower Two, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong.

“Chart Luxembourg” shall mean Chart Industries Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée), incorporated under the laws of Luxembourg, having its registered office at 2, rue des Dahlias, L-1411 Luxembourg and registered with the Luxembourg Trade and Companies Register under number B 148.907.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Facility Loans, Amendment No. 3 Term Loans, Amendment No. 4 Term Loans, Amendment No. 5 Term Loans, Incremental Term Loans, Incremental Revolving Loans, Other Term Loans, Other Revolving Loans or Swingline Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment, Incremental Revolving Commitment, Amendment No. 3 Term Commitment, Amendment No. 4 Term Commitment, Amendment No. 5 Term Commitment, Incremental Term Commitment, Other Revolving Commitment or Other Term Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. Other Term Commitments, Other Revolving Commitments, Other Term Loans, Other Revolving Loans, Incremental Term Loans and Incremental Revolving Loans that have different terms and conditions shall be construed to be in different Classes.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agent” shall mean (i) each of BMO Harris Bank, N.A., Capital One, N.A., Citizens Bank, N.A., MUFG Union Bank, N.A. and Regions Bank in its capacity as co-documentation agent for the credit facilities evidenced by this Agreement and (ii) each of Regions Capital Markets, Citizens Bank, N.A., MUFG Bank, Ltd. and Synovus Bank in its capacity as co-documentation agent for Amendment No. 3.

“Collateral” shall mean all the “Collateral” as defined in any Security Document.

“Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“Collateral Agreement “ shall mean the Fifth Amended and Restated Guarantee and Collateral Agreement, dated as of the date hereof, as amended, supplemented or otherwise modified from time to time, substantially in the form of Exhibit E, among the Company, each Subsidiary Loan Party and the Administrative Agent.

“Collateral and Guarantee Requirement” shall mean the requirement that:

(a) on the Effective Date, the Administrative Agent shall have received from the Company and each Subsidiary Loan Party a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person;

(b) on the Effective Date, the Administrative Agent shall have received a pledge over all the issued and outstanding Equity Interests of (i) each Subsidiary Loan Party directly owned on the Effective Date by any Domestic Loan Party, and (ii) each other Material Subsidiary directly owned on the Effective Date by any Domestic Loan Party, except, with respect to the Equity Interests of any Foreign Borrower or any Foreign Subsidiary, to the extent that a pledge of such Equity Interests is not permitted under Section 9.22; and the Administrative Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c) in the case of any Person that becomes a Subsidiary Loan Party after the Effective Date, the Administrative Agent shall have received a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Subsidiary Loan Party;

(d) after the Effective Date and within the time period set forth in Section 5.10(c), all the outstanding Equity Interests directly owned by a Domestic Loan Party of any Person that becomes (i) a Subsidiary Loan Party or (ii) a Material Subsidiary after the Effective Date, shall have been pledged pursuant to the Collateral Agreement, as applicable to the extent permitted under Section 9.22, and the Administrative Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank or shall have otherwise received a pledge over such Equity Interests;

(e) all Indebtedness of the Company and each Subsidiary having an aggregate principal amount in excess of U.S.$20.0 million (other than intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Company and the Subsidiaries) that is owing to any Domestic Loan Party shall be evidenced by a promissory note or an instrument and shall have been pledged pursuant to the Collateral Agreement, and the Administrative Agent shall have received all such promissory notes or instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank;

(f) all documents and instruments, including UCC financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;

(g) each Domestic Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and the performance of its obligations thereunder; and

(h) with respect to (A) each of the items identified in this definition of “Collateral and Guarantee Requirement” that are required to be delivered on a date after the Effective Date, the Administrative Agent, in each case, may (in its sole discretion) extend such date to a later date acceptable to the Administrative Agent and (B) each pledge of the Equity Interests of any Foreign Borrower or any other Foreign Subsidiary, such pledge shall be effected pursuant to such foreign law governed documents (accompanied by customary corporate authorization and legal opinions) as are reasonably requested by the Administrative Agent.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.12(a).

“Commitment Fee Rate” means the “Commitment Fee Rate” per annum rate levels at each Category under such heading as set forth in the table contained in the definition of “Applicable Margin”.

“Commitments” shall mean (a) with respect to any Lender, such Lender’s Revolving Facility Commitment, Incremental Revolving Commitment, Other Revolving Commitment of any Class, Amendment No. 3 Term Commitment, Amendment No. 4 Term Commitment, Amendment No. 5 Term Commitment, Incremental Term Commitment, Other Term Commitment of any Class or any combination thereof (as the context requires), (b) with respect to the Swingline Lender, the Swingline Sublimit and (c) with respect to the Issuing Banks, the L/C Sublimit, as applicable.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall mean, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 8.03, including through an Approved Electronic Platform.

“Company” shall mean Chart Industries, Inc., a Delaware corporation.

“Computation Date” shall have the meaning assigned to such term in Section 2.22.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Debt” at any date shall mean (without duplication) all Indebtedness (in each case, excluding intercompany Indebtedness) consisting of Capital Lease Obligations, Indebtedness for borrowed money (other than letters of credit to the extent undrawn) and Indebtedness in respect of the deferred purchase price of property or services of the Company and its Subsidiaries determined on a consolidated basis on such date plus any Receivables Net Investment. For the avoidance of doubt, obligations under any Permitted Supplier Finance Facility shall not be included in Consolidated Debt.

“Consolidated Net Debt” at any date shall mean Consolidated Debt of the Company and its Subsidiaries determined on a consolidated basis on such date minus cash and Permitted Investments of the Company and its Subsidiaries on such date in excess of U.S.$20.0 million; provided, that, solely for the purposes of Section 6.12, any Takeout Financing incurred prior to the Amendment Closing Date, together with the proceeds thereof, shall be excluded from the calculation of Consolidated Net Debt until the Amendment Closing Date has occurred.

“Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the Net Income of such Person and its subsidiaries for such period, on a consolidated basis; provided, however, that

(i) any net after-tax extraordinary, unusual or nonrecurring gains or losses (less all fees and expenses related thereto) or income or expenses or charges (including, without limitation, any pension expense, casualty losses, severance expenses, facility closure expenses, system establishment costs, relocation expenses and other restructuring expenses, benefit plan curtailment expenses, bankruptcy reorganization claims, settlement and related expenses and fees, expenses or charges related to any offering of Equity Interests of such Person, any Investment, acquisition or Indebtedness permitted to be incurred hereunder (in each case, whether or not successful), including all fees, expenses and charges related to the Transactions), in each case, shall be excluded; provided, that with respect to each nonrecurring item, such Person shall have delivered to the Administrative Agent an officers’ certificate specifying and quantifying such item and stating that such item is a nonrecurring item,

(ii) any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded,

(iii) any net after-tax gain or loss (including the effect of all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Company) shall be excluded,

(iv) any net after-tax income or loss (including the effect of all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness (including obligations under Swap Agreements) shall be excluded,

(v) (A) the Net Income for such period of any Person that is not a subsidiary of such Person (unless such Person is required to be consolidated with the Company pursuant to Accounting Standards Codification 810-10 (previously referred to as Statement of Financial Accounting Standard 167)), or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a subsidiary thereof in respect of such period and (B) the Net Income for such period shall include any dividend, distribution or other payment in respect of equity paid in cash by such Person in excess of the amounts included in clause (A),

(vi) the Net Income for such period of any subsidiary (that is not a Loan Party) of such Person shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that subsidiary or its stockholders or members, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived (provided that the net loss of any such subsidiary shall be included to the extent funds are disbursed by such Person or any other subsidiary of such Person in respect of such loss and that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such subsidiary to the Company or another Subsidiary in respect of such period to the extent not already included therein),

(vii) Consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(viii) any non-cash charges from the application of the purchase method of accounting in connection with any future acquisition, to the extent such charges are deducted in computing such Consolidated Net Income, shall be excluded,

(ix) accruals and reserves that are established within twelve months after the Effective Date and that are so required to be established in accordance with GAAP shall be excluded,

(x) any non-cash expenses (including, without limitation, write-downs and impairment of property, plant, equipment and intangibles and other long-lived assets) shall be excluded,

(xi) any long-term incentive plan accruals and any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options, any restricted stock plan or other rights to officers, directors and employees of such Person or any of its subsidiaries shall be excluded, and

(xii) Consolidated Net Income for any Person shall be reduced by any cash payments made during such period in respect of the items described in clauses (viii), (x) and (xi) above subsequent to the fiscal quarter in which the relevant non-cash amount was incurred.

“Consolidated Secured Net Debt” means Consolidated Net Debt that is secured by a Lien on any assets or property of the Company and its Subsidiaries.

“Consolidated Tangible Assets “ shall mean, as of any date, Consolidated Total Assets minus the Intangible Assets of the Company and the consolidated Subsidiaries, determined in accordance with GAAP, as of such date and calculated on a Pro Forma Basis.

“Consolidated Total Assets” shall mean, as of any date, the total assets of the Company and the consolidated Subsidiaries, determined in accordance with GAAP, in each case as set forth on the consolidated balance sheet of the Company as of such date and calculated on a Pro Forma Basis.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Co-Syndication Agent” shall mean each of Bank of America, N.A., Fifth Third Bank, National Association, HSBC Bank USA, National Association, PNC Bank, National Association and Wells Fargo Bank, National Association in its capacity as co-syndication agent for the credit facilities evidenced by this Agreement.

“Covered Entity” shall mean any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.25.

“Credit Agreement Refinancing Indebtedness” means Indebtedness issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Loans (or, if applicable, unused Commitments) or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Credit Agreement Debt”); provided, further, that such exchanging, extending, renewing, replacing or refinancing Indebtedness:

(i) has a maturity no earlier or a weighted average life to maturity equal to or greater than the Refinanced Credit Agreement Debt (excluding, in each case, customary bridge facilities, so long as such bridge facility provides for an automatic extension to long-term Indebtedness that satisfies the requirements set forth in this clause (i)),

(ii) may provide for the ability to participate with respect to any mandatory prepayments, on a pro rata basis or less than a pro rata basis with the Amendment No. 3 Term Loans, Amendment No. 4 Term Loans, Amendment No. 5 Term Loans, Incremental Term Loans or Other Term Loans and any other then-existing Incremental Term Loans or Other Term Loans;

(iii) with respect to Refinanced Credit Agreement Debt consisting of Revolving Commitments or Incremental Revolving Commitments, will not require scheduled amortization or mandatory commitment reductions prior to the maturity date of such Refinanced Credit Agreement Debt,

(iv) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Credit Agreement Debt (including any unutilized commitments being refinanced) (plus premium, penalty and/or fees payable by the terms thereof, accrued but unpaid interest and fees and expenses and upfront fees or original issue discount incurred in connection with such exchange, extension, renewal, replacement or refinancing and assuming full par value for any Refinanced Credit Agreement Debt which was issued at a discount) and such Refinanced Credit Agreement Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, and all commitments thereunder terminated, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained,

(v) is not issued, borrowed or guaranteed by any entity that is not a Loan Party (unless also provided for the benefit of the Lenders),

(vi) in the case of any secured Indebtedness (i) is not secured by any assets not securing the Secured Obligations (unless also provided for the benefit of the Lenders) and (ii) is secured on an equal priority basis with or on a junior basis to the Liens securing the Secured Obligations and is subject to the relevant Intercreditor Agreement(s), and

(vii) the terms and conditions (excluding pricing, interest rate margins, rate floors, discounts, fees, premiums and, subject to clauses (i) and (ii) above, prepayment or redemption provisions) shall either, at the option of the Borrower: (a) reflect market terms and conditions (taken as a whole) at the time of incurrence of such Indebtedness (as determined by the Borrower in good faith), or (b) be substantially identical to or not materially more favorable (when taken as a whole), as reasonably determined by the Company, to the lenders or investors providing such Credit Agreement Refinancing Indebtedness than the Refinanced Credit Agreement Debt, except, in each case under this clause (b), with respect to (1) covenants and other terms only applicable to periods after the Latest Maturity Date or (2) covenants and other terms reasonably satisfactory to each Administrative Agent; provided that to the extent any covenant or term is added for the benefit of the lenders of any such Indebtedness, such covenant or term will be deemed satisfactory to the Administrative Agent to the extent that such term or covenant is also added, or the features of such term or provision are provided, for the benefit of each Lender.

“Credit Event” shall mean a Borrowing, the issuance, amendment, renewal or extension of a Letter of Credit, an L/C Disbursement or any of the foregoing.

“Credit Party” shall mean the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender.

“Daily Simple RFR” shall mean, for any day (an “RFR Interest Day”), an interest rate per annum equal to the greater of (a) (i) for any RFR Loan denominated in Pounds Sterling, SONIA for the day that is five (5) RFR Business Days prior to (A) if such RFR Interest Day is a RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not a RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (ii) for any RFR Loan denominated in Dollars, Daily Simple SOFR plus 0.10% and (b) 0%. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Company.

“Daily Simple SOFR” shall mean, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company.

“Debt Service” shall mean, with respect to the Company and the Subsidiaries on a consolidated basis for any period, Cash Interest Expense for such period plus scheduled principal amortization of Consolidated Debt for such period.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning assigned to such term in Section 2.09(i).

“Declining Lender” has the meaning assigned to such term in Section 2.09(i).

“Default “ shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” shall mean any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.

“Departing Lender” shall mean each lender under the Existing Credit Agreement that executes and delivers to the Administrative Agent a Departing Lender Signature Page.

“Departing Lender Signature Page” shall mean each signature page to this Agreement on which it is indicated that the Departing Lender executing the same shall cease to be a party to the Existing Credit Agreement on the Effective Date.

“Designated Non-Cash Consideration” means the fair market value (in the reasonable determination of the Company) of non-cash consideration received by the Company or any Subsidiary in connection with an Asset Sale pursuant to Section 6.05 that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Company, setting forth the basis of such valuation, less the amount of cash or cash equivalents received in connection with a subsequent Asset Sale of such Designated Non-Cash Consideration.

“Discretionary L/C Amount” has the meaning assigned to such term in the definition of “L/C Sublimit”.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition:

(a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale),

(b) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock,

(c) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part (other than solely as a result of a change of control or asset sale),

in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date in effect at the time of issuance thereof (provided, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock); provided, further that, (i) any Equity Interests issued to any employee or to any plan for the benefit of employees of the Company or the Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Disqualified Lender” shall mean (a) Persons that are reasonably determined by the Company to be competitors of the Company or its Subsidiaries and which are specifically identified by the Company to the Administrative Agent in writing and delivered in accordance with Section 9.01 prior to the Effective Date, (b) any other Person that is reasonably determined by the Company to be a competitor of the Company or its Subsidiaries and which is specifically identified in a written supplement to the list of “Disqualified Lenders”, which supplement shall become effective three (3) Business Days after delivery thereof to the Administrative Agent and the Lenders in accordance with Section 9.01 and (c) in the case of the foregoing clauses (a) and (b), any of such entities’ Affiliates to the extent such Affiliates (x) are clearly identifiable as Affiliates of such Persons based solely on the similarity of such Affiliates’ and such Persons’ names and (y) are not bona fide debt investment funds. It is understood and agreed that (i) any supplement to the list of Persons that are Disqualified Lenders contemplated by the foregoing clause (b) shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans (but solely with respect to such Loans), (ii) the Administrative Agent shall have no responsibility or liability to determine or monitor whether any Lender or potential Lender is a Disqualified Lender, (iii) the Company’s failure to deliver such list (or supplement thereto) in accordance with Section 9.01 shall render such list (or supplement) not received and not effective and (iv) “Disqualified Lender” shall exclude any Person that the Company has designated as no longer being a “Disqualified Lender” by written notice delivered to the Administrative Agent from time to time in accordance with Section 9.01.

“Dollar Amount” of any amount of any currency shall mean, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in a Foreign Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with such Foreign Currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with such Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Loan Party” shall mean each Loan Party other than the Foreign Borrowers.

“Domestic Subsidiary” shall mean each Subsidiary that is not a Foreign Subsidiary.

“DQ List” has the meaning assigned to such term in Section 9.04(f)(iv).

“EBITDA” shall mean, with respect to the Company and its Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the Company and its Subsidiaries for such period plus (a) the sum of (in each case without duplication and to the extent the respective amounts described this clause (a) reduced such Consolidated Net Income (other than subclauses (xiv) and (xv)) for the respective period for which EBITDA is being determined):

(i) provision for Taxes based on income, profits, losses or capital of the Company and its Subsidiaries for such period to the extent that such provision for taxes was deducted in calculating Consolidated Net Income; adjusted for the tax effect of all adjustments made to Consolidated Net Income,

(ii) Interest Expense of the Company and its Subsidiaries for such period (net of interest income of the Company and its Subsidiaries for such period),

(iii) depreciation, amortization (including, without limitation, amortization of intangibles and deferred financing fees) and other non-cash expenses (including, without limitation write-downs and impairment of property, plant, equipment and intangibles and other long-lived assets and the impact of purchase accounting on the Company and its Subsidiaries for such period),

(iv) the amount of any restructuring charges (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost or excess pension, other post-employment benefits, curtailment or other excess charges); provided that with respect to each such restructuring charge, the Company shall have delivered to the Administrative Agent an officers’ certificate specifying and quantifying such expense or charge and stating that such expense or charge is a restructuring charge,

(v) any other non-cash charges,

(vi) equity earnings losses in Affiliates unless funds have been disbursed to such Affiliates by the Company or any Subsidiary of the Company,

(vii) other non-operating expenses,

(viii) the minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on Equity Interests held by third parties,

(ix) accretion of asset retirement obligations in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations, and any similar accounting in prior periods,

(x) transaction costs and similar amounts that would be required to be expensed as a result of the application of SFAS No. 141(R),

(xi) charges, losses, lost profits, expenses (including litigation expenses, fee and charges) or write-offs to the extent indemnified or insured by a third party, including expenses or losses covered by indemnification provisions or by any insurance provider in connection with the Transactions, a Permitted Business Acquisition or any other acquisition or Investment, disposition or any casualty event, in each case, to the extent that coverage has not been denied and so long as such amounts are actually reimbursed in cash within one year after the related amount is first added to EBITDA pursuant to this clause (xi) (and if not so reimbursed within one year, such amount shall be deducted from EBITDA during the next measurement period),

(xii) any non-cash loss attributable to the mark to market movement in the valuation of any Equity Interests and hedging obligations or other derivative instruments (in each case, including pursuant to Financial Accounting Standards Codification No. 815—Derivatives and Hedging but only to the extent the cash impact resulting from such loss has not been realized),

(xiii) any costs or expenses associated with any acquisition, disposition, Investment, equity offering or incurrence of Indebtedness permitted hereunder (whether or not consummated or incurred, as applicable),

(xiv) any adjustments set forth in the quality of earnings report delivered to the Specified Acquisition Arrangers prior to the Signing Date,

(xv) any run-rate cost savings (including cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings and any savings expected to result from the reduction of a public target’s public company costs), operating expense reductions, operating improvements (including the entry into material contracts or arrangements), deal-related and integration, restructuring and severance costs and synergies (in each case, net of amounts actually realized) related to any acquisition, with respect to which substantial steps have been taken or are that are expected to be taken within twenty-four (24) months after the date of consummation of such acquisition; provided that the adjustments added back pursuant to this clause (xv) and any Additional Adjustments during such period (other than any such deal-related and integration, restructuring and severance costs relating to the Specified Acquisition not to exceed $20.0 million, or any such cost savings, operating expense reductions, operating improvements or synergies relating to the Specified Acquisition) shall not exceed 25% of EBITDA for such period (calculated after giving effect to the add-back of any item pursuant to this clause (xv) and clause (xvii) below, together with any Additional Adjustments), net of the amount of actual benefits realized from such actions (it being understood that “run rate” shall mean the full reasonably expected recurring benefit that is associated with the relevant action); provided further that such adjustments added back pursuant to this clause (xv) are reasonably identifiable and factually supportable and certified by a Financial Officer of the Company;

(xvi) fees and expenses incurred in connection with the Specified Acquisition Transactions; and

(xvii) one-time, extraordinary, unusual, non-recurring expenses and charges (provided that the aggregate amount of such expenses and charges permitted to be added back pursuant to this clause (xvii) during such period of the Company shall not exceed 15% of EBITDA for such period (calculated after giving effect to the add-back of any item pursuant to this clause (xvii) and clause (xv) above, together with any Additional Adjustments)), minus (b) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) and (ii) of this clause (b) increased such Consolidated Net Income for the respective period for which EBITDA is being determined):

(i) non-cash items increasing Consolidated Net Income of the Company and its Subsidiaries for such period (but excluding any such items which represent the reversal in such period of any accrual of, or cash reserve for, anticipated cash charges in any prior period where such accrual or reserve is no longer required), and

(ii) any non-cash gain attributable to the mark to market movement in the valuation of any Equity Interests and hedging obligations or other derivative instruments (in each case including pursuant to Financial Accounting Standards Codification No. 815—Derivatives and Hedging but only to the extent the cash impact resulting from such gain has not been realized);

provided that there shall be included in determining EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any other Subsidiary during such period whether such acquisition occurred before or after the Amendment Closing Date (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to a transaction consummated prior to the Closing Date, and not subsequently so disposed of, an “Acquired Entity or Business”), based on the Acquired EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis.

“ECP” shall mean an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” shall mean October 18, 2021 and the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.08).

“Electronic Signature” shall mean an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Foreign Subsidiary” shall mean any Foreign Subsidiary that is approved from time to time by the Administrative Agent.

“Environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or sediment, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

“Environmental Claim” shall mean any and all actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Hazardous Material.

“Environmental Law” shall mean, collectively, all federal, state, local or foreign laws, including common law, ordinances, regulations, rules, codes, orders, judgments or other requirements or rules of law that relate to (a) the prevention, abatement or elimination of pollution, or the protection of the Environment, natural resources or human health, or natural resource damages, and (b) the use, generation, handling, treatment, storage, disposal, Release, transportation or regulation of or exposure to Hazardous Materials, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq., the Endangered Species Act, 16 U.S.C. §§ 1531 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Clean Water Act, 33 U.S.C. §§ 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. §§ 11001 et seq., each as amended, and their foreign, state or local counterparts or equivalents.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, but excluding any debt securities convertible into any of the foregoing. For the avoidance of doubt, Permitted Convertible Notes shall not constitute Equity Interests.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Company or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any Reportable Event; (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the incurrence by the Company, any Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA; (e) the receipt by the Company, any Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA, or the occurrence of any event or condition which could be reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) the incurrence by the Company, any Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by the Company, any Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company, a Subsidiary or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (h) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to the Company or any Subsidiary.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBO Interpolated Rate” shall mean, at any time, with respect to any Term Benchmark Borrowing denominated in euro and for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBO Screen Rate for the longest period (for which the EURIBO Screen Rate is available for euro) that is shorter than the Impacted EURIBO Rate Interest Period; and (b) the EURIBO Screen Rate for the shortest period (for which the EURIBO Screen Rate is available for euro) that exceeds the Impacted EURIBO Rate Interest Period, in each case, at such time; provided that, if any EURIBO Interpolated Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“EURIBO Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in euro and for any Interest Period, the EURIBO Screen Rate at approximately 11:00 a.m., Brussels time, two (2) TARGET Days prior to the commencement of such Interest Period; provided that, if the EURIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted EURIBO Rate Interest Period”) with respect to euro then the EURIBO Rate shall be the EURIBO Interpolated Rate.

“EURIBO Screen Rate” shall mean, for any day and time, with respect to any Term Benchmark Borrowing denominated in euro and for any Interest Period, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of such rate) for euro for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Company. If the EURIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“EURIBOR” has the meaning assigned to such term in Section 1.06.

“euro” and/or “EUR” shall mean the single currency of the Participating Member States.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” shall mean, with respect to the Company and the Subsidiaries on a consolidated basis for any Excess Cash Flow Period, Consolidated Net Income of the Company and the Subsidiaries for such Excess Cash Flow Period, minus, (A) without duplication,

(a) Debt Service for such Excess Cash Flow Period,

(b) (x) the amount of any voluntary prepayment permitted hereunder of Indebtedness (including (a) the principal component of payments in respect of Capital Lease Obligations and (b) the amount of any voluntary prepayments, redemptions, debt buybacks, repurchases, scheduled amortization payments or mandatory prepayments or repayments of Indebtedness outstanding pursuant to Section 6.01, in each case, to the extent not financed with long-term Indebtedness (other than revolving Indebtedness)), during such Excess Cash Flow Period (other than any voluntary prepayment of the Term Loans, each of which shall be the subject of Section 2.11(d)) and the amount of any voluntary payments of revolving Indebtedness during such Excess Cash Flow Period to the extent accompanied by permanent reductions of the applicable revolving facility commitments (other than any voluntary prepayments of the Revolving Facility (together with the corresponding commitment reductions), each of which shall be the subject of Section 2.11(d)) during such Excess Cash Flow Period to the extent an equal amount of loans thereunder was simultaneously repaid, so long as the amount of such prepayment is not already reflected in Debt Service, and (y) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Company and its Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness referred to in clause (x), to the extent not financed with long-term Indebtedness (other than revolving Indebtedness),

(c) (i) Capital Expenditures by the Company and the Subsidiaries on a consolidated basis during such Excess Cash Flow Period that are paid in cash and (ii) the aggregate consideration paid in cash during the Excess Cash Flow Period in respect of Permitted Business Acquisitions and other Investments permitted hereunder (excluding Permitted Investments and intercompany Investments in Subsidiaries), Restricted Payments and payments in respect of restructuring activities less any amounts received in cash in respect thereof as a return of capital,

(d) without duplication of amounts deducted from Excess Cash Flow in prior periods, (1) the aggregate consideration required to be paid in cash by the Company or any Subsidiary pursuant to binding contracts, commitments, letters of intent or purchase orders (the “Contract Consideration”), in each case, entered into prior to the date the Company is required to make a payment of Excess Cash Flow in respect of such period and (2) the aggregate amount of cash that is reasonably expected to be paid in respect of planned cash expenditures by the Company or any Subsidiary (the “Planned Expenditures”), in each case, in connection with any Capital Expenditures, Permitted Business Acquisitions or other permitted Investments (excluding Permitted Investments and intercompany Investments in Subsidiaries), Restricted Payments or payments in respect of planned restructuring activities, any scheduled payment, repurchase or redemption of Indebtedness that was permitted by the terms of this Agreement to be incurred and paid, repurchased or redeemed to be consummated or made during the immediately succeeding fiscal year provided, that (i) to the extent the aggregate amount actually utilized to finance such Capital Expenditures, Permitted Business Acquisitions or other permitted Investments (excluding Permitted Investments and intercompany Investments in Subsidiaries), Restricted Payments or payments in respect of planned restructuring activities, any scheduled payment, repurchase or redemption of Indebtedness that was permitted by the terms of this Agreement to be incurred during such subsequent period is less than the Contract Consideration or Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period and (ii) any amount so deducted shall not be deducted again in a subsequent Excess Cash Flow Period,

(e) Taxes paid in cash, payable or reasonably estimated to be payable (without duplication) by the Company and its Subsidiaries on a consolidated basis during such Excess Cash Flow Period; provided, that with respect to any such amounts to be paid after the close of such Excess Cash Flow Period, (i) any amount so deducted shall not be deducted again in a subsequent Excess Cash Flow Period, and (ii) reserves (with respect to taxes payable or reasonably estimated to be payable in the immediately succeeding tax year) shall have been established in accordance with GAAP,

(f) an amount equal to any increase in working capital (other than any increase arising from the recognition or de-recognition of any current assets or current liabilities upon an acquisition or disposition of a business) of the Company and its Subsidiaries for such Excess Cash Flow Period,

(g) cash expenditures made in respect of Swap Agreements during such Excess Cash Flow Period, to the extent not reflected in the computation of Consolidated Net Income or Interest Expense,

(h) amounts paid in cash during such Excess Cash Flow Period on account of (A) items that were accounted for as non-cash reductions of Net Income in determining Consolidated Net Income or as non-cash reductions of Consolidated Net Income of Company and the Subsidiaries in a prior Excess Cash Flow Period and (B) reserves or accruals established in purchase accounting,

(j) without duplication of any other deduction, (x) cash expenditures in respect of pension and other post retirement obligations in such period and (y) the aggregate amount of income for any such period attributable to the early extinguishment of Indebtedness, Swap Agreements or other hedging or derivative instruments,

(k) to the extent not deducted in the computation of Net Proceeds in respect of any asset sale or disposition or condemnation giving rise thereto, the amount of any mandatory prepayment of Indebtedness, together with any interest, premium or penalties required to be paid in connection therewith, but to the extent such prepayments are not prohibited by this Agreement, and

(l) the amount related to items that were added to or not deducted from Net Income in calculating Consolidated Net Income or were added to or not deducted from Consolidated Net Income to the extent such items represented a cash payment (which had not reduced Excess Cash Flow upon the accrual thereof in a prior Excess Cash Flow Period), or an accrual for a cash payment, by Company and the Subsidiaries or did not represent cash received by the Company and the Subsidiaries, in each case on a consolidated basis during such Excess Cash Flow Period,

(m) cash fees, expenses and purchase price adjustments incurred in connection with the Specified Acquisition Transactions or any Permitted Acquisition, other permitted Investment, equity issuance or issuance of Indebtedness (in each case, whether or not consummated) and any Restricted Payment made to pay any of the foregoing incurred by the Company or any of its Subsidiaries,

(n) the amount of cash received from reimbursement of expenses and charges that are covered by indemnification and other reimbursement provisions in connection with any acquisition or other Investment or any disposition of any asset permitted hereunder,

(o) any extraordinary or nonrecurring loss realized in cash during such Excess Cash Flow Period,

plus, (B) without duplication,

(a) an amount equal to any decrease in working capital (other than any decrease arising from the recognition or de-recognition of any current assets or current Liabilities upon an acquisition or disposition of a business) of the Company and its Subsidiaries for such Excess Cash Flow Period,

(b) all amounts referred to in clauses (A)(b), (A)(c) and (A)(d) above to the extent funded with the proceeds of the issuance or the incurrence of long-term Indebtedness (including Capital Lease Obligations and purchase money Indebtedness, but excluding proceeds of extensions of credit under the Revolving Facility or other revolving credit facility), in each case to the extent there is a corresponding deduction from Excess Cash Flow above,

(c) cash payments received in respect of Swap Agreements during such Excess Cash Flow Period to the extent not included in the computation of Consolidated Net Income or Interest Expense,

(d) any extraordinary or nonrecurring gain realized in cash during such Excess Cash Flow Period (except to the extent such gain consists of Net Proceeds subject to Section 2.11(c)), and

(e) the amount related to items that were deducted from or not added to Net Income in connection with calculating Consolidated Net Income or were deducted from or not added to Consolidated Net Income to the extent either (i) such items represented cash received by the Company or any Subsidiary or (ii) such items do not represent cash paid by the Company or any Subsidiary, in each case on a consolidated basis during such Excess Cash Flow Period.

“Excess Cash Flow Period” shall mean each fiscal year of the U.S. Borrower.

“Excluded Indebtedness” shall mean all Indebtedness permitted to be incurred under Section 6.01.

“Excluded Swap Obligation” shall mean, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender to a Borrower that is a U.S. Person, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by any Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any withholding Taxes imposed under FATCA.

“Existing Credit Agreement “ shall mean that certain Fourth Amended and Restated Credit Agreement, dated as of June 14, 2019, by and among certain of the Borrowers, certain of the Lenders and the Administrative Agent, as the same may have been amended, supplemented or otherwise modified prior to the date hereof.

“Existing Howden Credit Agreement” shall mean that certain Credit Agreement, dated as of September 30, 2019 (as amended, restated, supplemented or otherwise modified), by and among BV II, JPMorgan Chase Bank, N.A., as administrative agent and other parties from time to time party thereto.

“Existing Letters of Credit” shall have the meaning assigned to such term in Section 2.05(a).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCA” has the meaning assigned to such term in Section 1.06.

“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” shall mean that certain Fee Letter dated September 27, 2021 by and among the Company and the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Fees” shall mean the Commitment Fees, the L/C Participation Fees, the Issuing Bank Fees and the Administrative Agent Fees.

“Financial Officer” of any Person shall mean the Chief Financial Officer, Chief Accounting Officer, Treasurer, Assistant Treasurer or Controller of such Person.

“Floor” shall mean the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, the Adjusted TIBO Rate or the Daily Simple RFR, as applicable.

“Foreign Borrowers” shall mean the Initial Foreign Borrowers and any Eligible Foreign Subsidiary that becomes a Foreign Borrower pursuant to Section 2.25 and that has not ceased to be a Foreign Borrower pursuant to such Section.

“Foreign Borrower Sublimit” shall mean U.S.$250.0 million.

“Foreign Borrower Exposure” shall have the meaning assigned to such term in Section 2.11(e).

“Foreign Borrower Insolvency Event” shall mean, solely with respect to Chart Luxembourg, (i) a situation of cessation of payments (cessation de paiements) and absence of access to credit (credit ébranlé) within the meaning of Article 437 of the Luxembourg Commercial Code, (ii) insolvency proceedings (faillite) within the meaning of Articles 437 ff. of the Luxembourg Commercial Code, (iii) controlled management (gestion contrôlée) within the meaning of the grand ducal regulation of 24 May 1935 on controlled management, (iv) voluntary arrangement with creditors (concordat préventif de la faillite) within the meaning of the law of 14 April 1886 on arrangements to prevent insolvency, as amended, (v) suspension of payments (sursis de paiement) within the meaning of Articles 593 ff. of the Luxembourg Commercial Code, (vi) voluntary or compulsory winding-up pursuant to the law of 10 August 1915 on commercial companies, as amended or (vii) the appointment of an ad hoc director (administrateur provisoire or mandataire ad hoc) by a court in respect of Chart Luxembourg or a substantial part of its assets.

“Foreign Currencies” shall mean Agreed Currencies other than Dollars.

“Foreign Currency Exposure” shall have the meaning assigned to such term in Section 2.11(e).

“Foreign Currency L/C Exposure” shall mean, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all L/C Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.

“Foreign Currency Letter of Credit” shall mean a Letter of Credit denominated in a Foreign Currency.

“Foreign Currency Sublimit” shall mean U.S.$250.0 million.

“Foreign Lender” shall mean (a) if the applicable Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Foreign Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia and any Subsidiary of a Foreign Subsidiary.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, subject to the provisions of Section 1.02.

“GHG Intensity” means, with respect to any calendar year, the ratio between (i) the total Direct (Scope 1) & Energy Direct (Scope 2) Greenhouse Gas Emissions, measured in metric tons CO2e, of the Company and its Subsidiaries during such calendar year and (ii) the aggregate revenue of the Company and its Subsidiaries during such calendar year in Dollars, all as calculated and reported in accordance with the Standard for Sustainability Reporting.

“GHG Intensity Applicable Spread Adjustment Amount” means, with respect to any calendar year, (a) negative 0.05%, if the GHG Intensity Reduction for such calendar year as set forth in the KPI Metrics Report is greater than or equal to the GHG Intensity Reduction Target 1 for such calendar year, (b) negative 0.025% if the GHG Intensity Reduction for such calendar year as set forth in the KPI Metrics Report is greater than or equal to the GHG Intensity Reduction Target 2 for such calendar year but less than the GHG Intensity Reduction Target 1 for such calendar year, (c) 0.00%, if the GHG Intensity Reduction for such calendar year as set forth in the KPI Metrics Report is greater than or equal to the GHG Intensity Threshold Reduction for such calendar year but less than the GHG Intensity Reduction Target 2 for such calendar year, and (d) positive 0.05%, if the GHG Intensity Reduction for such calendar year as set forth in the KPI Metrics Report is less than the GHG Intensity Reduction Threshold for such calendar year.

“GHG Intensity Commitment Fee Rate Adjustment Amount” means, with respect to any calendar year, (a) negative 0.01%, if the GHG Intensity Reduction for such calendar year as set forth in the KPI Metrics Report is greater than or equal to the GHG Intensity Reduction Target 1 for such calendar year, (b) negative 0.005% if the GHG Intensity Reduction for such calendar year as set forth in the KPI Metrics Report is greater than or equal to the GHG Intensity Reduction Target 2 for such calendar year but less than the GHG Reduction Intensity Target 1 for such calendar year, (c) 0.00%, if the GHG Intensity Reduction for such calendar year as set forth in the KPI Metrics Report is greater than or equal to the GHG Intensity Threshold Reduction for such calendar year but less than the GHG Intensity Reduction Target 2 for such calendar year, and (d) positive 0.01%, if the GHG Intensity Reduction for such calendar year as set forth in the KPI Metrics Report is less than the GHG Intensity Reduction Threshold for such calendar year.

“GHG Intensity Reduction” means the absolute percentage reduction in GHG Intensity for the calendar year compared to the GHG KPI Baseline.

“GHG Intensity Reduction Target 1” means, with respect to any calendar year, the GHG Intensity Reduction Target for such calendar year as set forth on the Sustainability Table in the row titled “GHG Intensity Reduction Target 1”.

“GHG Intensity Reduction Target 2” means, with respect to any calendar year, the GHG Intensity Target Reduction for such calendar year as set forth on the Sustainability Table in the row titled “GHG Intensity Reduction Target 2”.

“GHG Intensity Reduction Threshold” means, with respect to any calendar year, the GHG Intensity Reduction Threshold for such calendar year as set forth on the Sustainability Table in the row titled “GHG Intensity Reduction Threshold.”

“GHG KPI Baseline” means the applicable baseline for GHG Intensity for calendar year 2020 as set forth in the Sustainability Report issued in calendar year 2020, which may be updated by the Loan Parties from time to time as a result of mergers and acquisitions, and changes the Loan Parties make to the calculation methodology for the GHG KPI Baseline that are not materially inconsistent with the methodology used in the Sustainability Report issued in calendar year 2020. For the avoidance of doubt, any changes from an existing methodology to a “market-based” methodology (i.e., as opposed to a “location-based” methodology) shall not deemed to be a material inconsistency for the purposes of this definition.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Guarantee” of or by any Person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness, or (b) any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other Person, whether or not such Indebtedness is assumed by the guarantor; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement.

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature, in each case subject to regulation or which can give rise to liability under any Environmental Law.

“Hong Kong” shall mean the Hong Kong Special Administrative Region of the People’s Republic of China.

“Impacted EURIBO Rate Interest Period” has the meaning assigned to such term in the definition of “EURIBO Rate”.

“Impacted TIBO Rate Interest Period” has the meaning assigned to such term in the definition of “TIBO Rate”.

“Increased Amount Date” shall have the meaning assigned to such term in Section 2.20.

“Incremental Cap” shall have the meaning given to such term in Section 2.20(d)(iii).

“Incremental Commitments” has the meaning assigned to such term in Section 2.20(a).

“Incremental Equivalent Debt” has the definition assigned to such term in Section 6.01(w).

“Incremental Facility” shall mean the facility in respect of any Incremental Loan.

“Incremental Facility Amendment” has the meaning assigned to such term in Section 2.20(f).

“Incremental Facility Closing Date” has the meaning assigned to such term in Section 2.20(d).

“Incremental Lenders” has the meaning assigned to such term in Section 2.20(c).

“Incremental Loans” has the meaning assigned to such term in Section 2.20(b).

“Incremental Ratio Basket” has the meaning assigned to such term in Section 2.20(d)(iii)(D).

“Incremental Request” has the meaning assigned to such term in Section 2.20(a).

“Incremental Revolving Commitment” has the meaning assigned to such term in Section 2.20(a).

“Incremental Revolving Credit Lender” has the meaning assigned to such term in Section 2.20(c).

“Incremental Revolving Facility” has the meaning assigned to such term in Section 2.20(a).

“Incremental Revolving Loans” has the meaning assigned to such term in Section 2.20(b).

“Incremental Term Commitments” has the meaning assigned to such term in Section 2.20(a).

“Incremental Term Lender” has the meaning assigned to such term in Section 2.20(c).

“Incremental Term Loan” has the meaning assigned to such term in Section 2.20(b).

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than trade liabilities and intercompany liabilities incurred in the ordinary course of business and maturing within 365 days after the incurrence thereof), (e) all Guarantees by such Person of Indebtedness of others, (f) all Capital Lease Obligations of such Person, (g) all payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined in respect of outstanding Swap Agreements (such payments in respect of any Swap Agreement with a counterparty being calculated net of amounts owing to such Person by such counterparty in respect of other Swap Agreements), (h) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit (other than any letters of credit, bank guarantees or similar instrument in respect of which a back-to-back letter of credit has been issued under or permitted by this Agreement) and (i) the principal component of all obligations of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof. To the extent not otherwise included, Indebtedness shall include all obligations of the Company and its Subsidiaries under any Permitted Receivables Financing and, without duplication of any such obligations, the amount of any Receivables Net Investment. The term “Indebtedness” shall not include (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller, (iii) contingent indemnity and similar obligations incurred in the ordinary course of business, (iv) obligations in respect of operating leases, (v) intercompany liabilities arising from cash management, tax and accounting operations and (vi) intercompany loans, advances or arrangements otherwise constituting “Indebtedness” having a term not exceeding 364 days made in the ordinary course of business.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) hereof, Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Information” has the meaning assigned to such term in Section 9.16.

“Information Memorandum” shall mean the Lender Presentation dated September 2021, as modified or supplemented prior to the Effective Date.

“Initial Foreign Borrowers” shall mean Chart Luxembourg and Chart Hong Kong.

“Intangible Assets” means the aggregate amount, for the Company and its consolidated Subsidiaries, of all assets classified as intangible assets under GAAP, including, without limitation, customer lists, acquired technology, goodwill, computer software, trademarks, patents, copyrights, organization expenses, franchises, licenses, trade names, brand names, mailing lists, catalogs, unamortized debt discount and capitalized research and development costs.

“Intercreditor Agreements” means any Market Intercreditor Agreement or any other intercreditor agreement that the Administrative Agent may enter into pursuant to Section 8.01, as the context may require.

“Interest Coverage Ratio” shall have the meaning assigned to such term in Section 6.11.

“Interest Election Request” shall mean a request by the applicable Borrower to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Expense” shall mean, with respect to any Person for any period, the sum of (a) gross interest expense of such Person for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Swap Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (iv) interest, commissions, discounts, yield and other fees and charges incurred in connection with any Permitted Receivables Financing which are payable to any Person other than a Borrower or a Subsidiary Loan Party, and (b) capitalized interest of such Person. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the Company and its Subsidiaries with respect to Swap Agreements.

“Interest Payment Date” shall mean (a) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such RFR Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Maturity Date, (b) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three (3) months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three (3) months’ duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type, and the Maturity Date, (c) with respect to any ABR Loan, the last day of each calendar quarter and the Maturity Date and (d) with respect to any Swingline Loan, the day that such Swingline Loan is required to be repaid pursuant to Section 2.09(a).

“Interest Period” shall mean, as to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one (1), three (3) or six (6) months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect, or the date any Term Benchmark Borrowing is converted to an ABR Borrowing in accordance with Section 2.07 or repaid or prepaid in accordance with Section 2.09, 2.10 or 2.11; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Term Benchmark Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Investment” shall have the meaning assigned to such term in Section 6.04.

“IRS” shall mean the United States Internal Revenue Service.

“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Bank” shall mean each of (i) JPMorgan, Bank of America, N.A., Fifth Third Bank, National Association, HSBC Bank USA, National Association, PNC Bank, National Association and Wells Fargo Bank, National Association, in its capacity as the issuer of Letters of Credit hereunder (in each case, through itself or through one of its designated affiliates or branch offices), and its successors in such capacity as provided in Section 2.05(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto, and, further, references herein to “the Issuing Bank” shall be deemed to refer to each of the Issuing Banks or the relevant Issuing Bank, as the context requires.

“Issuing Bank Base L/C Amount” has the meaning assigned to such term in the definition of “L/C Sublimit”.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.12(b).

“Japanese Yen” shall mean the lawful currency of Japan.

“JPMorgan” shall mean JPMorgan Chase Bank, N.A.

“KPI Metric” means the GHG Intensity.

“KPI Metrics Auditor” means a nationally recognized auditing firm chosen by the Company in consultation with the Sustainability Structuring Agent; provided that a replacement KPI metrics auditor may be designated from time to time by the Company if any such replacement KPI Metrics Auditor (a) shall be (i) a qualified external reviewer, independent of the Company and its Subsidiaries, with relevant expertise, such as an auditor, environmental consultant and/or independent ratings agency of recognized national standing or (ii) another auditing firm designated by the Company and approved by the Required Lenders, and (b) shall apply substantially the same auditing standards and methodology used in the KPI Metrics 2020 Report, except for any changes to such standards and/or methodology that (i) are consistent with then generally accepted industry standards or (ii) if not so consistent, are proposed by the Company and approved by the Required Lenders.

“KPI Metrics Report” means an annual report (it being understood that this annual report may take the form of the annual Sustainability Report) audited by the KPI Metrics Auditor that sets forth the calculations for the KPI Metric for a specific calendar year including, in the case of the KPI Metrics 2020 Report, the KPI Metrics Auditor’s verification statement of the method of calculation of the KPI Metric.

“KPI Metrics 2020 Report” means the Chart Industries 2020 ESG Report available at https://www.chartindustries.com/We-Are-Chart/ESG.

“L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit, including, for the avoidance of doubt, a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit upon or following the reinstatement of such Letter of Credit.

“L/C Participation Fee” shall have the meaning assigned such term in Section 2.12(b).

“L/C Sublimit” shall mean the sum of (i) the greater of (x) $350.0 million and (y)(1) $150.0 million plus (1) the Dollar Amount (as of the Amendment Closing Date) of the Assumed Letters of Credit plus (2) the Dollar Amount of any Letters of Credit issued on the Amendment Closing Date to collateralize letters of credit in connection with the Specified Acquisition (the “Base L/C Amount”) plus (ii) an additional aggregate discretionary amount of up to $200,000,000 (the “Discretionary L/C Amount”); it being understood and agreed that (x) no Issuing Bank shall have any commitment or obligation to issue any Letter of Credit in excess of its share of the Base L/C Amount, and any such issuance by any Issuing Bank shall be at such Issuing Bank’s sole discretion, and (y) the Discretionary L/C Amount is an aggregate amount applicable to all Letters of Credit issued by all of the Issuing Banks (and not each Issuing Bank individually). It is further understood and agreed that the Discretionary L/C Amount may be adjusted from time to time, by notice from the Issuing Banks to the Company, so long as the Discretionary L/C Amount (x) shall not exceed $200,000,000 and (y) shall not be decreased to an amount that, when aggregated with the Base L/C Amount at any time of determination, would cause the L/C Sublimit to be less than the aggregate amount of the then outstanding Letters of Credit at such time. The obligation of each Issuing Bank to issue Letters of Credit in respect of the Base L/C Amount shall be limited to an amount equal to (1) for JPMorgan Chase Bank, N.A., $75,682,577.56, (2) for each of Bank of America, N.A., Fifth Third Bank, National Association and PNC Bank, National Association, $64,529,355.61 and (3) for each of HSBC Bank USA, National Association and Wells Fargo Bank, National Association, $16,200,000.00 (each such amount, the “Issuing Bank Base L/C Amount”). The Issuing Bank Base L/C Amount of an Issuing Bank may be modified from time to time by written agreement between such Issuing Bank, the Administrative Agent and the Company.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Facility, any Other Term Loan, any Other Term Commitment, any Other Revolving Loan or any Other Revolving Commitment, in each case as extended in accordance with this Agreement from time to time.

“Lender” shall mean each financial institution listed on Schedule 2.01, as well as any Person that becomes a “Lender” hereunder pursuant to Section 2.20, 2.26, 2.27 or 9.04 or other documentation contemplated hereby, other than any such Person that ceases to be a party hereto pursuant to Section 9.04 or other documentation contemplated hereby. For the avoidance of doubt, the term “Lenders” excludes the Departing Lenders. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Banks.

“Lender Parent” shall mean, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender-Related Person” shall mean the Administrative Agent, any Arranger, the Sustainability Structuring Agent, any Co-Syndication Agent, any Co-Documentation Agent, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons.

“Letter of Credit” shall mean any letter of credit issued pursuant to Section 2.05, together with any Assumed Letters of Credit.

“Letter of Credit Agreement” has the meaning assigned to such term in Section 2.05(b).

“Leverage Ratio” shall have the meaning assigned to such term in Section 6.12.

“Liabilities” shall mean any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities (other than securities representing an interest in a joint venture that is not a Subsidiary), any purchase option, call or similar right of a third party with respect to such securities.

“Limited Condition Acquisition” means any acquisition (including by way of merger) or Investment permitted hereunder by the Company or one or more of its Subsidiaries of any assets, business or Person permitted to be acquired hereunder, in each case whose consummation is not conditioned on the availability of, or on obtaining, third-party financing.

“Limited Condition Transaction” means (i) a Limited Condition Acquisition, (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness for which irrevocable notice may be given in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and/or (iii) any dividend or distribution as to which a declaration has been made.

“Loan Documents” shall mean this Agreement, Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, any Incremental Facility Amendment, any Refinancing Amendment, any Loan Modification Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, the Letters of Credit, any Letter of Credit Agreement, the Security Documents and any promissory note issued under Section 2.09(f).

“Loan Modification Agreement” means a Loan Modification Agreement, in form reasonably satisfactory to the Administrative Agent, among the Company, the Administrative Agent and one or more Accepting Lenders, effecting one or more Permitted Amendments and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.26.

“Loan Parties” shall mean, collectively, the Borrowers and the Subsidiary Loan Parties.

“Loans” shall mean the Revolving Facility Loans, the Swingline Loans, the Amendment No. 3 Term Loans ~~and~~, the Amendment No. 4 Term Loans and the Amendment No. 5 Term Loans (and shall include any Loans under the Incremental Revolving Commitments, any Incremental Term Loans and any Other Loans).

“Local Time” shall mean (i) New York City time in the case of a Loan, Borrowing or L/C Disbursement denominated in Dollars and (ii) local time in the case of a Loan, Borrowing or L/C Disbursement denominated in a Foreign Currency (it being understood that such local time shall mean (a) London, England time with respect to any Foreign Currency (other than euro and Japanese Yen), (b) Brussels, Belgium time with respect to euro and (c) Tokyo, Japan time with respect to Japanese Yen, in each case of the foregoing clauses (a), (b) and (c), unless otherwise notified by the Administrative Agent).

“Luxembourg Domiciliation Law” shall mean the Luxembourg law of May 31, 1999, as amended, regarding the domiciliation of companies.

“Majority Lenders “ of any Facility shall mean, at any time, Lenders under such Facility having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding under such Facility and unused Commitments under such Facility at such time. The Loans and Commitment of any Defaulting Lender shall be disregarded in determining Majority Lenders at any time.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Market Intercreditor Agreement “ means (a) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank equal in priority to the Liens on the Collateral securing the Secured Obligations (but without regard to the control of remedies), a customary intercreditor agreement substantially in the form of Exhibit L or otherwise in form and substance reasonably acceptable to the Administrative Agent and the Company, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Secured Obligations (but without regard to the control of remedies) and (b) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank junior to the Liens on the Collateral securing the Secured Obligations a customary intercreditor agreement substantially in the form of Exhibit M or otherwise in form and substance reasonably acceptable to the Administrative Agent and the Company, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Liens on the Collateral securing the Secured Obligations.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, properties or financial condition of the Company and its Subsidiaries taken as a whole or (b) the validity or enforceability of any material provision of this Agreement or any and all other Loan Documents or the material rights or remedies of the Administrative Agent and the Lenders thereunder.

“Material Indebtedness “ shall mean Indebtedness (other than Loans and Letters of Credit) of any one or more of the Company or any Subsidiary in an aggregate principal amount exceeding U.S.$150.0 million.

“Material Intellectual Property” shall mean Intellectual Property (as defined in the Collateral Agreement) that is material to the operation of the business of the Company or its Subsidiaries taken as a whole.

“Material Real Property” shall mean any Real Property owned by a Domestic Loan Party on the Effective Date having a fair market value exceeding U.S.$5.0 million, and any after-acquired Real Property owned by a Domestic Loan Party having a gross purchase price exceeding U.S.$5.0 million at the time of acquisition.

“Material Subsidiary” shall mean each Subsidiary (other than any Special Purpose Receivables Subsidiary) now existing or hereafter acquired or formed which, on a consolidated basis for such Subsidiary and its Subsidiaries, (a) for the applicable Calculation Period accounted for more than 5.0% of the consolidated revenues of the Company and its Subsidiaries or (b) as of the last day of such Calculation Period, was the owner of more than 5.0% of the Consolidated Total Assets of the Company and its Subsidiaries; provided that at no time shall the total assets of all Subsidiaries (other than any Special Purpose Receivables Subsidiary) that are not Material Subsidiaries exceed, for the applicable Calculation Period, 10.0% of the Consolidated Total Assets of the Company and its Subsidiaries.

“Maturity Date “ shall mean (i) with respect to the Revolving Facility, October 18, 2026 and (ii) with respect to the Amendment No. ~~3 Term Loans and Amendment No. 4~~5 Term Loans, the date that is seven (7) years after the Amendment No. 3 Effective Date; provided, however, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“MFN Provision” has the meaning assigned to such term in Section 2.20(e)(iii).

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA subject to the provisions of Title IV of ERISA and in respect of which the Company, any Subsidiary or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

“Net Income “ shall mean, with respect to any Person, the net income (loss) of such Person (including, for the avoidance of doubt, the portion of such net income (loss) attributable to non-controlling interests in less than wholly owned Subsidiaries of such Person), determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” shall mean:

(a) 100% of the cash proceeds actually received by the Company or any Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including insurance settlements and condemnation awards in respect of any Casualty Event, but only as and when received) from any Asset Sales pursuant to Section 6.05(c), (h) or (p), in each case, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset to the extent such debt or obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents) on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) Taxes paid or payable (in the good faith determination of the Company) as a result thereof, (iii) the amount of any reasonable reserve (in the good faith determination of the Company) established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) or (ii) above) (x) related to any of the applicable assets and (y) retained by the Company or any of the Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be cash proceeds of such Asset Sale occurring on the date of such reduction) and (iv) payments made on a ratable basis (or less than ratable basis) to holders of non-controlling interests in non-Wholly Owned Subsidiaries as a result of such Asset Sale; provided, that no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed the greater of $225.0 million and 25% of EBITDA for such period for which internal financial statements of the Company and its Subsidiaries are available (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds); and

(b) 100% of the cash proceeds from the incurrence, issuance or sale by the Company or any Subsidiary of any Indebtedness (other than all Indebtedness not incurred in violation of Section 6.01 (other than any Credit Agreement Refinancing Indebtedness)), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

“New Commitments” shall have the meaning assigned to such term in Section 2.20.

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).

“Not Otherwise Applied” means, with reference to the Available Amount, that such amount was not previously (or concurrently) applied pursuant to Section 6.04(x), 6.06(e) or 6.09(b)(i).

“NYFRB” shall mean the Federal Reserve Bank of New York.

“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” shall mean the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations “ shall mean all amounts owing to the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Loan Document, including, without limitation, all unpaid principal of and accrued and unpaid interest on the Loans, all Revolving L/C Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Company and its Subsidiaries to any of the Lenders, the Administrative Agent, any Issuing Bank or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of Treasury.

“Original Currency” shall have the meaning assigned to such term in Section 2.18(a).

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Loans” means one or more Classes of Loans that result from a Refinancing Amendment or Loan Modification Agreement.

“Other Revolving Commitment” means one or more Classes of revolving credit commitments hereunder or extended Revolving Facility Commitments or Incremental Revolving Commitments that result from a Refinancing Amendment or a Loan Modification Agreement.

“Other Revolving Loans” means the Loans made pursuant to any Other Revolving Commitment or a Loan Modification Agreement.

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Other Term Commitments” means one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment or a Loan Modification Agreement.

“Other Term Loans “ means one or more Classes of term loans that result from a Refinancing Amendment or a Loan Modification Agreement.

“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” shall mean, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in a Foreign Currency, an overnight rate determined by the Administrative Agent or the Issuing Banks, as the case may be, in accordance with banking industry rules on interbank compensation.

“Participant” shall have the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Participating Member State” shall mean any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Payment” has the meaning assigned to such term in Section 8.06(c).

“Payment Notice” has the meaning assigned to such term in Section 8.06(c).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean a certificate in the form of Exhibit II to the Collateral Agreement or any other form approved by the Administrative Agent.

“Permitted Amendment” means an amendment to this Agreement and, if applicable the other Loan Documents, effected in connection with a Loan Modification Offer and Loan Modification Agreement pursuant to Section 2.26, providing for an extension of a maturity date applicable to the Loans and/or Commitments of the Accepting Lenders and, in connection therewith, (a) a change in the Applicable Margin and/or modifying the amortization schedule with respect to the Loans and/or Commitments of the Accepting Lenders, (b) a change in the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders and/or (c) amended covenants or other provisions shall be substantially identical to or not more favorable (when taken as a whole and as reasonably determined by the Company) to the Accepting Lenders than the Indebtedness subject to such Loan Modification Offer unless (i) also added for the benefit of the Loans remaining outstanding after the issuance or incurrence of such Indebtedness (ii) only applicable after the Latest Maturity Date at the time of such refinancing, (iii) as reasonably agreed by the Administrative Agent or (iv) reflect market terms and conditions (taken as a whole) at the time of occurrence, issuance or effectiveness (as determined in good faith by the Company).

“Permitted Business Acquisition” shall mean any acquisition of all or substantially all the assets of, or all or the majority of the Equity Interests (other than directors’ qualifying shares) in, a Person or division or line of business of a Person (or any subsequent investment made in a Person, division or line of business previously acquired in a Permitted Business Acquisition) if (a) such acquisition was not preceded by, or effected pursuant to, an unsolicited or hostile offer and (b) immediately after giving effect thereto: (i) no Event of Default shall have occurred and be continuing or would result therefrom; (ii) all transactions related thereto shall be consummated in accordance with applicable laws; and (iii) (A) the Company and its Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect to such acquisition or formation, with the covenants contained in Sections 6.11 and 6.12 recomputed as at the last day of the most recently ended fiscal quarter of the Company and its Subsidiaries, and the Company shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Company to such effect, together with all relevant financial information for such Subsidiary or assets, and (B) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 6.01).

“Permitted Call Spread Swap Agreements” shall mean (a) any Swap Agreement (including, but not limited to, any bond hedge transaction or capped call transaction) pursuant to which the Company acquires an option requiring the counterparty thereto to deliver to the Company shares of common stock of the Company (or other securities or property following a merger event or other change of the common stock of the Company), the cash value thereof or a combination thereof from time to time upon exercise of such option entered into by the Company in connection with the issuance of Permitted Convertible Notes (such transaction, a “Bond Hedge Transaction”) and (b) any Swap Agreement pursuant to which the Company issues to the counterparty thereto warrants to acquire common stock of the Company (or other securities or property following a merger event or other change of the common stock of the Company) (whether such warrant is settled in shares, cash or a combination thereof) entered into by the Company concurrently with the issuance of Permitted Convertible Notes (such transaction, a “Warrant Transaction”); provided that (i) the purchase price for such Bond Hedge Transaction, less the proceeds received by the Company from the sale of any related Warrant Transaction, does not exceed the net proceeds received by the Company from the issuance of the related Permitted Convertible Notes and (ii) in the case of clause (b) above, such Swap Agreement would be classified, as of the date of execution, as an equity instrument in accordance with GAAP.

“Permitted Convertible Indebtedness” shall mean any Indebtedness evidenced by Permitted Convertible Notes.

“Permitted Convertible Notes” shall mean any unsecured notes issued by the Company in accordance with the terms and conditions of Section 6.01 that are convertible into a fixed number (subject to customary anti-dilution adjustments, “make-whole” increases and other customary changes thereto) of shares of common stock of the Company (or other securities or property following a merger event or other change of the common stock of the Company), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such common stock or such other securities); provided that, the Indebtedness thereunder must satisfy each of the following conditions: (i) both immediately prior to and after giving effect (including pro forma effect) thereto, no Default or Event of Default shall exist or result therefrom, (ii) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled or otherwise required payments of principal prior to, and does not permit any Loan Party to elect optional redemption or optional acceleration that would be settled on a date prior to, the date that is six (6) months after the Maturity Date in effect at the time of issuance (it being understood that neither (x) any provision requiring an offer to purchase such Indebtedness as a result of change of control or other fundamental change, which purchase is settled on a date no earlier than the date twenty (20) Business Days following the occurrence of such change of control or other fundamental change nor (y) any early conversion of any Permitted Convertible Notes in accordance with the terms thereof, in either case, shall violate the foregoing restriction), (iii) such Indebtedness is not guaranteed by any Subsidiary of the Company and (iv) any cross-default or cross-acceleration event of default (each howsoever defined) provision contained therein that relates to indebtedness or other payment obligations of any Loan Party (such indebtedness or other payment obligations, a “Cross-Default Reference Obligation”) contains a cure period of at least thirty (30) calendar days (after written notice to the issuer of such Indebtedness by the trustee or to such issuer and such trustee by holders of at least 25% in aggregate principal amount of such Indebtedness then outstanding) before a default, event of default, acceleration or other event or condition under such Cross-Default Reference Obligation results in an event of default under such cross-default or cross-acceleration provision.

“Permitted Debt Securities” shall mean (a) unsecured senior or subordinated notes issued by a Borrower, (i) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the date that is 181 days after the Maturity Date in effect at the issuance thereof (it being understood that any provision requiring an offer to purchase such Indebtedness as a result of change of control or asset sale shall not violate the foregoing restriction), (ii) the covenants, events of default, subsidiary guarantees and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the Company and its Subsidiaries than those in this Agreement, and are otherwise on market terms for similar issuers at the time of issuance and (iii) of which no subsidiary of the Company (other than a Subsidiary Loan Party or a Foreign Borrower) is an obligor and (b) Permitted Convertible Notes.

“Permitted Deferred Purchase Price” shall mean, with respect to a Permitted Supplier Finance Facility, a portion of the purchase price payable for the related accounts receivable not in excess of 10% of the total purchase price, which is payable to the related Loan Parties after the date of sale (or paid to the related Loan Parties and returned to the purchaser as a discount to the purchase price after the date of sale) and may be subject to reduction on account of collection shortfalls or the timing of receipt, if any, on the related accounts receivable or offset against amounts owing by the related Loan Parties on account of their Permitted Undertakings.

“Permitted Encumbrances” shall mean (i) with respect to each Real Property, those Liens and other encumbrances permitted by paragraphs (b), (d), (e), (g), (h), (k), (m) and (o) of Section 6.02 and (ii) with respect to each Real Property acquired after the Effective Date, those Liens and other encumbrances permitted by paragraphs (b), (d), (e), (g), (h), (k), (m) and (o) of Section 6.02, provided, however, that in the case of those Liens and other encumbrances permitted by clause (o) of Section 6.02 and as described in clauses (i) and (ii) of this definition, in the event any Loan Party shall constitute the lessor under any such lease or sublease, no Lien created or permitted to be incurred thereby shall be permitted hereunder except to the extent such Lien would otherwise constitute a Permitted Encumbrance.

“Permitted Foreign Restructuring” means any reorganizations and other activities related to tax planning and tax reorganization (as determined by the Company in good faith) entered into after the date hereof so long as such Permitted Foreign Restructuring does not impair the Guarantee or the Lien of the Administrative Agent in any material respect and is otherwise not adverse to the Lenders in any material respect and after giving effect to such Permitted Foreign Restructuring, the Company and its Subsidiaries otherwise comply with Section 5.10.

“Permitted Investments” shall mean:

(a) direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, in each case with maturities not exceeding two (2) years;

(b) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a Lender that is a bank or trust company, or by any bank or trust company that is organized under the laws of the United States of America, or any state thereof having capital, surplus and undivided profits in excess of U.S.$500.0 million and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher) by at least one (1) nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

(c) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a Lender that is a bank, or with any bank meeting the qualifications described in clause (b) above;

(d) commercial paper, maturing not more than one (1) year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s, or A-1 (or higher) according to S&P;

(e) securities with maturities of two (2) years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A-2 by Moody’s;

(f) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least U.S.$500.0 million;

(h) time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 1/2 of 1% of the Consolidated Total Assets of the Company and the Subsidiaries, on a consolidated basis, as of the last day of the Company’s most recently completed fiscal year; and

(i) in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.

“Permitted Receivables Documents” shall mean all documents and agreements evidencing, relating to or otherwise governing a Permitted Receivables Financing.

“Permitted Receivables Financing” shall mean one or more transactions (other than a Permitted Supplier Finance Facility) pursuant to which Receivables Assets or interests therein are sold, discounted, assigned (including through a contribution to capital) or otherwise transferred, and/or a Lien on and pledge of Receivables Assets or interests therein is granted, by the Company and/or any of its Subsidiaries (including any Special Purpose Receivables Subsidiary) to any other Person (including any Special Purpose Receivables Subsidiary or a purchaser or lender that is not an Affiliate of the Company); provided that (A) recourse to the Company or any Subsidiary (other than the Special Purpose Receivables Subsidiaries) and any obligations or agreements of the Company or any Subsidiary (other than the Special Purpose Receivables Subsidiaries) in connection with such transactions shall be limited to the extent customary for similar transactions in the applicable jurisdictions, (B) such transaction is structured in a manner consistent with the delivery of a “true sale”/“absolute transfer” opinion with respect to any transfer by the Company or any Subsidiary (other than a Special Purpose Receivables Subsidiary), (C) the aggregate Receivables Net Investment shall not exceed U.S.$100.0 million outstanding at any time, (D) the Board of Directors of the Company shall have determined in good faith that each such Permitted Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and any applicable Subsidiary, (E) any sales or assignments (including contributions) of Receivables Assets or interests therein are made at fair market value (as determined in good faith by the Company), and (F) the financing terms, covenants, termination events and other provisions thereof will be market terms (as determined in good faith by the Company) and may include representations, warranties, covenants, indemnities and guarantees of performance which the Company has determined in good faith to be customary in a receivables financing including, without limitation, those relating to the servicing of the assets, it being understood and agreed that any obligation of a seller of receivables to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or by other event relating to the seller, shall be deemed customary.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest, fees, discount and premium thereon as well as transaction expenses), (b) the average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to that of the Indebtedness being Refinanced and the final maturity date of such Permitted Refinancing Indebtedness is no earlier than the date that is 91 days after the Maturity Date in effect at the time of such refinancing, (c) other than in the case of a refinancing of the 2024 Senior Subordinated Notes, if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (d) other than in the case of a refinancing of the 2024 Senior Subordinated Notes, no Permitted Refinancing Indebtedness shall have different obligors, or greater guarantees or security, than the Indebtedness being Refinanced (other than with respect to any Subsidiaries acquired by the Company after the incurrence of the Indebtedness being Refinanced which Subsidiaries were not required to provide a guarantee of such Indebtedness being Refinanced) and (e) if the Indebtedness being Refinanced is secured by any collateral (whether equally and ratably with, or junior to, the Secured Parties or otherwise), such Permitted Refinancing Indebtedness may be secured by such collateral (including in respect of working capital facilities of Foreign Subsidiaries otherwise permitted under this Agreement only, any collateral pursuant to after-acquired property clauses to the extent any such collateral secured the Indebtedness being Refinanced) on terms no less favorable to the Secured Parties, taken as a whole, than those contained in the documentation governing the Indebtedness being Refinanced.

“Permitted Supplier Finance Facility” shall mean an arrangement entered into by one or more Loan Parties with one or more third-party financial institutions that is either (a) established by a customer of such Loan Parties for the purpose of facilitating the processing of accounts receivable of such Loan Parties from such customer or (b) established by such Loan Parties for the purpose of accelerating the receipt of cash by selling accounts receivable of such Loan Parties from one or more customers, which in either case provides for the direct and irrevocable (other than repurchase obligations constituting Permitted Undertakings) purchase of such accounts receivable by such third-party financial institutions from one or more of the Loan Parties for a fair market value purchase price consisting solely of cash (and customary rights to service the related accounts receivable retained by the Loan Parties as part of the arrangement) payable to the Loan Parties on the date of purchase and not subject to rescission, adjustment or offset (except to the extent of any Permitted Deferred Purchase Price) and reflecting such discount rates as may be customary for the credit risk of the relevant customer for the applicable duration of such accounts receivable; provided that (i) no third-party financial institution shall have any recourse to any Loan Party (other than in respect of Permitted Undertakings) or the assets of any Loan Party (other than repurchase obligations constituting Permitted Undertakings and their right to receive any Permitted Deferred Purchase Price), (ii) no Loan Party shall Guarantee any liabilities or obligations with respect to such arrangement (other than a Guarantee of a Loan Party of the Permitted Undertakings of another Loan Party), (iii) no Loan Party shall provide any guarantee, surety or other credit support for any of the obligations owed by any customer to such third-party financial institution under any such financing arrangement (other than through a Permitted Deferred Purchase Price) and (iv) such arrangement otherwise is structured in a manner consistent with the delivery of a “true sale” / “absolute transfer” opinion with respect to all such purchases.

“Permitted Undertakings” shall mean, with respect to a Permitted Supplier Finance Facility, obligations of a Loan Party to (a) repurchase accounts receivable as a result of, or indemnify the relevant third-party financial institution for losses arising from, breaches of representations, warranties and covenants made by such Loan Party pursuant to such Permitted Supplier Finance Facility, which representations, warranties and covenants relate solely to non-credit related characteristics of the relevant accounts receivable or non-credit related servicing obligations of a Loan Party with respect thereto, and not in any way to any customer’s solvency or financial ability to pay (other than representations as to credit-related characteristics of the accounts or the customer that are made solely as of the date of sale), and which the Company has determined in good faith to be customary for a seller or servicer of accounts receivable in a non-recourse, bankruptcy-remote direct purchase of accounts receivable and (b) pay reasonable and customary indemnities, fees and expenses (that do not in any way relate to any customer’s solvency or financial ability to pay) in connection with such Permitted Supplier Finance Facility.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and in respect of which the Company, any Subsidiary or any ERISA Affiliate is (or if such plan were terminated would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” shall mean 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Pledged Collateral” shall have the meaning assigned to such term in the Collateral Agreement.

“Pounds Sterling” shall mean the lawful currency of the United Kingdom.

“Pricing Certificate” means a certificate substantially in the form of Exhibit K executed by a Financial Officer of the Company and attaching (a) true and correct copies of the KPI Metrics Report for the most recently ended calendar year and setting forth each of the Sustainability Spread Adjustment and the Sustainability Fee Adjustment for the period covered thereby and computations in reasonable detail in respect thereof and (b) a review report of the KPI Metrics Auditor confirming that the KPI Metrics Auditor is not aware of any modifications that should be made to such computations in order for them to be presented in all material respects in conformity with the Standard for Sustainability Reporting or other applicable reporting criteria.

“Pricing Certificate Inaccuracy” has the meaning assigned to it in Schedule 1.02.

“primary obligor” shall have the meaning given such term in the definition of the term “Guarantee.”

“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Prior Liens” shall mean Liens that, pursuant to the provisions of any Security Document, are or may be superior to the Lien of such Security Document.

“Pro Forma Basis” shall mean, as to any Person, for any events as described in clauses (i) and (ii) below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four (4) consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”):

(i) in making any determination of EBITDA or Consolidated Tangible Assets, pro forma effect shall be given to any Asset Disposition and to any Asset Acquisition (or any similar transaction or transactions that require a waiver or consent of the Required Lenders pursuant to Section 6.04 or 6.05), in each case that occurred during the Reference Period (or, in the case of determinations made pursuant to the definition of the term “Asset Acquisition,” occurring during the Reference Period or thereafter and through and including the date upon which the respective Asset Acquisition is consummated); and

(ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness incurred or assumed and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes and amounts outstanding under any Permitted Receivables Financing, in each case, not to finance any acquisition) incurred or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to the definition of the term “Asset Acquisition,” occurring during the Reference Period or thereafter and through and including the date upon which the respective Asset Acquisition is consummated) shall be deemed to have been incurred or repaid at the beginning of such period and (y) Interest Expense of such Person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods.

Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Company and, for any fiscal period ending on or prior to the first anniversary of an Asset Acquisition or Asset Disposition (or any similar transaction or transactions that require a waiver or consent of the Required Lenders pursuant to Section 6.04 or 6.05), may include adjustments to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from such Asset Acquisition, Asset Disposition or other similar transaction, to the extent that (1) the Company delivers to the Administrative Agent (i) a certificate of a Financial Officer of the Company setting forth such operating expense reductions and other operating improvements or synergies and (ii) information and calculations supporting in reasonable detail such estimated operating expense reductions and other operating improvements or synergies and (2) either (A) such adjustments are in accordance with Regulation S-X or (B) such adjustments are reasonably projected in good faith by the Company to be achieved in connection with any such event within the 24-month period following the consummation of such event, that are reasonably identifiable, quantifiable and factually supportable in the good faith judgment of the Company and that are set forth in reasonable detail in a certificate of a Responsible Officer of the Company (the “Additional Adjustments”); provided that (x) all adjustments pursuant to this clause (B) will be without duplication of any amounts that are otherwise included or added back in computing EBITDA in accordance with the definition of such term (including, without limitation, pursuant to the foregoing clause (A)), whether through pro forma adjustment or otherwise, (y) if Additional Adjustments are to be added to EBITDA pursuant to this clause (B), the aggregate amount of Additional Adjustments for any period being tested, together with those adjustments made pursuant to clause (xv) of the definition of “EBITDA”, shall not exceed 25% of the EBITDA for such period (calculated after to giving effect to such Additional Adjustments and those adjustments made pursuant to clause (xv) of the definition of “EBITDA” (other than any such deal-related and integration, restructuring and severance costs relating to the Specified Acquisition not to exceed $20.0 million, or any such cost savings, operating expense reductions or synergies relating to the Specified Acquisition)) and (z) if any operating expense reductions or other operating improvements or synergies included in any pro forma calculations based on the anticipation that such operating expense reductions or other operating improvements or synergies will be achieved within such 24-month period shall at any time cease to be reasonably anticipated by the Company to be so achieved, then on and after such time pro forma calculations required to be made hereunder shall not reflect such operating expense reductions or other operating improvements or synergies.

“Projections” shall mean the projections of the Company and its Subsidiaries included in the Information Memorandum and any other projections and any forward-looking statements (including statements with respect to booked business) of such entities, including updates to the projections contained in the Information Memorandum, furnished to the Lenders or the Administrative Agent by or on behalf of the Company or any of its Subsidiaries prior to the Effective Date.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.25.

“Qualified Equity Interests” means Equity Interests other than Disqualified Equity Interests.

“Real Property” shall mean, collectively, all right, title and interest of the Company or any other Subsidiary in and to any and all parcels of real property owned or operated by the Company or any other Subsidiary together with all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables Assets” shall mean accounts receivable (including any bills of exchange) and related assets and property (including related lockboxes, collection accounts, lockbox accounts and concentration accounts, as applicable) from time to time originated, acquired or otherwise owned by the Company or any Subsidiary.

“Receivables Net Investment” shall mean at any time, the aggregate cash amount advanced or paid by any lenders or purchasers that are not Affiliates of the Company under any Permitted Receivables Financing in connection with their purchase of, or the making of loans secured by, Receivables Assets or interests therein, as the same may be reduced from time to time by collections with respect to such Receivables Assets or otherwise in accordance with the terms of the Permitted Receivables Documents; provided, however, that if all or any part of such Receivables Net Investment shall have been reduced by application for any distribution and thereafter such distribution is rescinded or must otherwise be returned for any reason, such Receivables Net Investment shall be increased by the amount of such distribution, all as though such distribution had not been made.

“Recipient” shall mean (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis.”

“Reference Time” with respect to any setting of the then-current Benchmark shall mean (i) if such Benchmark is the EURIBO Rate, 11:00 a.m., Brussels time two (2) TARGET Days preceding the date of such setting, (ii) if such Benchmark is the TIBO Rate, 11:00 a.m., Japan time two (2) Business Days preceding the date of such setting, (iii) if the RFR for such Benchmark is SONIA, then five (5) Business Days prior to such setting, (iv) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (v) if the RFR for such Benchmark is Daily Simple SOFR, then four RFR Business Days prior to such setting or (vi) if such Benchmark is none of the Term SOFR Rate, Daily Simple SOFR, the EURIBO Rate, the TIBO Rate or SONIA, the time determined by the Administrative Agent in its reasonable discretion.

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” shall have a meaning correlative thereto.

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Company and ~~the other Loan Parties~~any applicable Borrowers, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.27.

“Register” shall have the meaning assigned to such term in Section 9.04(b).

“Regulation S-X” shall mean Regulation S-X promulgated under the Securities Act.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, partners, trustees, administrators and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” shall mean (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Board and/or the NYFRB, or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Pounds Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in euro, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Japanese Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto and (v) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” shall mean (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in euro, the EURIBO Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Japanese Yen, the TIBO Rate or (iv) with respect to any Borrowing denominated in Pounds Sterling, the Daily Simple RFR, as applicable.

“Relevant Screen Rate” shall mean (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Borrowing denominated in euro, the EURIBO Screen Rate or (iii) with respect to any Term Benchmark Borrowing denominated in Japanese Yen, the TIBO Screen Rate, as applicable.

“Release” shall mean any placing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or depositing in, into or onto the Environment.

“Remaining Present Value” shall mean, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period has been waived, with respect to a Plan.

“Required Lenders” shall mean, subject to Section 2.23, (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Article VII or the Commitments terminating or expiring, Lenders having Total Term Loan Exposures, Revolving Facility Credit Exposures and Unfunded Commitments representing more than 50% of the sum of the Total Term Loan Exposure, Total Revolving Facility Credit Exposure and Unfunded Commitments at such time; provided that, solely for purposes of declaring the Loans due and payable pursuant to Article VII, the Unfunded Commitment of each Lender shall be deemed to be zero; and (b) for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments terminate, Lenders having Total Term Loan Exposures and Revolving Facility Credit Exposures representing more than 50% of the sum of the Total Term Loan Exposure and Total Revolving Facility Credit Exposure at such time; provided that in the case of clauses (a) and (b) above, (x) the Revolving Facility Credit Exposure of any Lender that is the Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.23 of the Swingline Exposure of Defaulting Lenders in effect at such time, and the Unfunded Commitment of such Lender shall be determined on the basis of its Revolving Facility Credit Exposure excluding such excess amount and (y) for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent of or under this Agreement or any other Loan Document, any Lender that is the Company or an Affiliate of the Company shall be disregarded.

“Required Percentage” shall mean, with respect to an Excess Cash Flow Period, 50%; provided, that (a) if the Secured Net Leverage Ratio as at the end of the Excess Cash Flow Period is greater than 3.50:1.00 but less than or equal to 4.00:1.00, such percentage shall be 25% and (b) if the Secured Net Leverage Ratio as at the end of the Excess Cash Flow Period is less than or equal to 3.50:1.00, such percentage shall be 0%.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Debt Payment” has the meaning ascribed thereto in Section 6.09(b).

“Restricted Payment” has the meaning ascribed thereto in Section 6.06.

“Reuters” shall mean Thomson Reuters Corp., Refinitiv, or any successor thereto.

“Revolving Facility” shall mean the Revolving Facility Commitments and the extensions of credit made hereunder by the Lenders.

“Revolving Facility Borrowing” shall mean a Borrowing comprised of Revolving Facility Loans.

“Revolving Facility Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Facility Loans pursuant to Section 2.01(a), expressed as a Dollar amount representing the maximum aggregate permitted amount of such Lender’s Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04. The initial Dollar amount of each Lender’s Revolving Facility Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Facility Commitment, as applicable. The aggregate amount of the Revolving Facility Commitments on the Effective Date is U.S.$1.0 billion.

“Revolving Facility Credit Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of the Revolving Facility Loans outstanding at such time, (b) the Swingline Exposure at such time and (c) the Revolving L/C Exposure at such time. The Revolving Facility Credit Exposure of any Lender at any time shall be the sum of (a) the aggregate principal amount of such Lender’s Revolving Facility Loans outstanding at such time and (b) such Lender’s Applicable Percentage of the Swingline Exposure and Revolving L/C Exposure at such time.

“Revolving Facility Loan” shall mean a Loan made by a Lender pursuant to Section 2.01(a) or an Incremental Revolving Facility Lender pursuant to Section 2.20. Each Revolving Facility Loan shall be a Term Benchmark Loan or an ABR Revolving Loan.

“Revolving L/C Exposure” shall mean at any time the sum of (a) the aggregate undrawn Dollar Amount of all Letters of Credit outstanding at such time and (b) the aggregate Dollar Amount of all L/C Disbursements that have not yet been reimbursed at such time. The Revolving L/C Exposure of any Lender at any time shall mean its Applicable Percentage of the aggregate Revolving L/C Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrowers and each Lender shall remain in full force and effect until the Issuing Banks and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“RFR” shall mean, for any RFR Loan denominated in (a) Pounds Sterling, SONIA and (b) Dollars, Daily Simple SOFR.

“RFR Administrator” shall mean the SONIA Administrator or the SOFR Administrator.

“RFR Borrowing” shall mean, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” shall mean, for any Loan denominated in (a) Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) Dollars, a U.S. Government Securities Business Day.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan” shall mean a Loan that bears interest at a rate based on Daily Simple RFR.

“S&P” shall mean Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.

“Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03.

“Sanctioned Country” shall mean, at any time, a country, region or territory which is itself the subject or target of any Sanctions (including, without limitation, as of the Effective Date, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state in which the Company or its Subsidiaries conduct business, His Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state in which the Company or its Subsidiaries conduct business, His Majesty’s Treasury of the United Kingdom.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Secured Obligations” shall mean all Obligations, together with all Swap Obligations and Banking Services Obligations owing to one or more Lenders or their respective Affiliates; provided that the definition of “Secured Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

“Secured Net Leverage Ratio” means, on any date, the ratio of (a) Consolidated Secured Net Debt as of such date to (b) EBITDA for the Test Period as of such date.

“Secured Parties” shall mean the “Secured Parties” as defined in the Collateral Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean the Collateral Agreement and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10 or any other provision of this Agreement.

“Senior Subordinated Note Documents” shall mean the Senior Subordinated Notes and the Senior Subordinated Note Indenture.

“Senior Subordinated Note Indenture” shall mean each and any indenture or other similar document governing the terms of Senior Subordinated Notes in effect from time to time.

“Senior Subordinated Notes” shall mean any Permitted Debt Securities or Permitted Convertible Notes which, by their terms, are subordinated to the Company’s “senior debt” or “designated senior indebtedness”.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SONIA” shall mean, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” shall mean the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” shall mean the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Special Purpose Receivables Subsidiary” shall mean a direct or indirect Subsidiary of the Company established in connection with a Permitted Receivables Financing for the acquisition of Receivables Assets or interests therein, and which, if applicable for purposes of structuring such transaction, is organized in a manner intended to reduce the likelihood that it would be substantively consolidated with the Company or any of the Subsidiaries (other than Special Purpose Receivables Subsidiaries) in the event the Company or any such Subsidiary becomes subject to a proceeding under the U.S. Bankruptcy Code (or other insolvency law).

“Specified Acquisition” shall mean the acquisition by the Buyer Entities (as defined in the Acquisition Agreement) of the Purchased Interests (as defined in the Acquisition Agreement) pursuant to the Acquisition Agreement.

“Specified Acquisition Arrangers” shall mean JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., in their capacities as arranger and lender in connection with the financing for the Specified Acquisition Transactions.

“Specified Acquisition Refinancing” shall mean that (a) all existing third-party indebtedness for borrowed money of the Acquired Companies (as defined in the Acquisition Agreement) and their subsidiaries under the Existing Howden Credit Agreement, will be repaid, redeemed, repurchased, defeased, discharged, refinanced or terminated and all related guaranties and security interests will be terminated and released substantially concurrently with the Amendment No. 3 Effective Date (or arrangements for such termination and release reasonably satisfactory to the Administrative Agent shall have been made) and (ii) Granite US Holdings Corporation will repurchase any and all tendered notes pursuant to a change of control offer, tender offer or otherwise optionally redeem and/or repurchase, contingent upon the consummation of the acquisition contemplated by the Acquisition Agreement, or satisfy and discharge the entire principal amount, together with interest thereon and the applicable redemption premium, if any, of its 11.000% Senior Notes due 2027.

“Specified Acquisition Transactions” shall mean (a) the consummation of the Specified Acquisition, (b) the execution and delivery of Amendment No. 1 (or any subsequent amendment) and the borrowings hereunder in each case in connection with the Specified Acquisition, (c) the Specified Acquisition Refinancing, (d) the issuance by the Company or its subsidiaries of debt or equity securities or the incurrence by the Company or its subsidiaries of any term loan facility (including the Amendment No. 3 Term Loans) and/or revolving credit facility, or a combination of the foregoing, in connection with the Specified Acquisition, (e) to the extent the financing described in the foregoing clause (d) is not funded on the Amendment Closing Date, the incurrence by the Company of term loans under a secured bridge facility in an aggregate principal amount of up to $3.375 billion (the “Bridge Facility”) in connection with the Specified Acquisition, as such may be reduced by the incurrence of any Takeout Financing, and (f) the payment of all costs and expenses incurred or paid in connection with the foregoing.

“Specified Representations” means the representations and warranties of the Loan Parties set forth in Section 3.01, Section 3.02(a), Section 3.02(b)(i)(A) (solely with respect to the incurrence of any borrowings by the Borrowers, the provision of the guarantees and granting of security interests in the Collateral by the Loan Parties, each in connection with the Specified Acquisition Transactions), Section 3.03, Section 3.08(a)(ii) (solely with respect to the incurrence of any borrowings by the Borrowers and the use of proceeds thereof), Section 3.09, Section 3.10, Section 3.11(b), Section 3.18 (after giving effect to the Specified Acquisition Transactions), Section 3.21(c) (solely respect to the use of proceeds on the Amendment Closing Date and the Amendment No. 3 Effective Date to effect the Specified Acquisition) and Section 3.23 (to the extent required on the Amendment Closing Date and the Amendment No. 3 Effective Date).

“Specified Swap Obligation” shall mean, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Standard for Sustainability Reporting” means reporting in accordance with Sustainability Linked Loan Principles as most recently published by the Loan Market Association and Loan Syndications & Trading Association.

“Starter Basket” means (a)(i) the Takeout Financing Amount plus (ii) 100% of EBITDA, minus (b) any amounts previously utilized pursuant to Section 2.20(d)(iii)(A) hereof and the amount of Incremental Equivalent Debt incurred pursuant to Section 6.01(w) in reliance on the Starter Basket hereof.

“Statutory Reserve Rate” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted EURIBO Rate or Adjusted TIBO Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D of the Board. Term Benchmark Loans bearing interest at a rate determined by reference to the Adjusted EURIBO Rate or the Adjusted TIBO Rate, as the case may be, shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D of the Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” shall mean any Indebtedness of the Company or any Subsidiary the payment of which is subordinated to payment of the Obligations.

“Subordinated Intercompany Debt” shall have the meaning assigned to such term in Section 6.01(e).

“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held by such Person.

“Subsidiary” shall mean a subsidiary; provided that unless the context otherwise requires, “Subsidiary” shall mean a subsidiary of the Company.

“Subsidiary Loan Party” shall mean each direct Wholly Owned Subsidiary of the Company that (a) is (i) a Domestic Subsidiary, (ii) a Material Subsidiary and (iii) a party to the Collateral Agreement, and (b) is not (i) a Special Purpose Receivables Subsidiary, (ii) a Subsidiary listed on Schedule 1.01 or (iii) a Subsidiary whose guarantee of the Obligations is prohibited under Section 9.22.

“Supported QFC” has the meaning assigned to it in Section 9.25.

“Sustainability Fee Adjustment” means, with respect to any KPI Metrics Report for any calendar year, an amount (whether positive, negative or zero), expressed as a percentage, equal to the GHG Intensity Commitment Fee Rate Adjustment Amount for such calendar year.

“Sustainability Pricing Adjustment Date” has the meaning assigned to it in Schedule 1.02.

“Sustainability Report” means the annual non-financial disclosure report prepared in accordance with the Standard for Sustainability Reporting publicly reported by the Company and published on an Internet or intranet website to which each Lender and the Administrative Agent have been granted access free of charge (or at the expense of the Company).

“Sustainability Spread Adjustment” means, with respect to any KPI Metrics Report for any calendar year, an amount (whether positive, negative or zero), expressed as a percentage, equal to the GHG Intensity Applicable Spread Adjustment Amount for such calendar year.

“Sustainability Structuring Agent” means HSI Securities (USA) Inc., in its capacity as the Sustainability Structuring Agent in connection with the credit facility provided hereunder.

“Sustainability Table” means the Sustainability Table set forth in Schedule 1.02.

“Swap Agreement” shall mean any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any of its Subsidiaries shall be a Swap Agreement.

“Swap Obligations” shall mean any and all obligations of the Company or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction. Notwithstanding the foregoing, Permitted Call Spread Swap Agreements shall not constitute Swap Obligations.

“Swingline Borrowing” shall mean a Borrowing comprised of Swingline Loans.

“Swingline Borrowing Request” shall mean a request by the Company substantially in the form of Exhibit C-2 or any other form approved by the Administrative Agent.

“Swingline Exposure” shall mean, at any time, the aggregate principal amount of all outstanding Swingline Loans at such time. The Swingline Exposure of any Lender at any time shall mean the sum of (a) its Applicable Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of any Lender that is a Swingline Lender, Swingline Loans made by it that are outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.23 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender outstanding at such time, less the amount of participations funded by the other Lenders in such Swingline Loans.

“Swingline Lender” shall mean JPMorgan (or any of its designated branch offices or affiliates), in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loans” shall mean the swingline loans made to the Company pursuant to Section 2.04.

“Swingline Sublimit” shall mean, with respect to the Swingline Lender, the amount that the Swingline Lender may, in its sole discretion, make available as Swingline Loans pursuant to Section 2.04. The aggregate amount of the Swingline Sublimit on the Effective Date is U.S.$100.0 million.

“Takeout Financing” means Incremental Facilities hereunder, Incremental Equivalent Debt, Ratio Indebtedness or other debt or equity securities incurred or issued by the Company or its Subsidiaries for the purpose of refinancing or replacing the Bridge Facility.

“Takeout Financing Amount” means the aggregate principal amount of commitments under the Bridge Facility on the Signing Date, as such amount shall be reduced from time to time by application of proceeds of any Takeout Financing (together, without duplication of such amount, with any unfunded commitments in respect of any Takeout Financing). For the avoidance of doubt, the Amendment No. 3 Term Loans, $1,460 million aggregate principal amount of 7.500% Senior Secured Notes due 2030 issued pursuant to that certain Indenture dated as of December 22, 2022 and $510 million aggregate principal amount of 9.500% senior unsecured notes due 2031 issued pursuant to that certain Indenture dated as of December 22, 2022 constitute Takeout Financing.

“TARGET2” shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” shall mean any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in euro.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark”, when used in reference to a currency shall mean an Agreed Currency and when used in reference to any Loan or Borrowing, shall mean that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the Adjusted TIBO Rate.

“Term Benchmark Borrowing” shall mean a Borrowing comprised of Term Benchmark Loans.

“Term Benchmark Loan” shall mean any Term Benchmark Revolving Loan and any Term Benchmark Term Loan.

“Term Benchmark Payment Office” of the Administrative Agent shall mean, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Company and each Lender.

“Term Benchmark Revolving Facility Borrowing” shall mean a Borrowing comprised of Term Benchmark Revolving Loans.

“Term Benchmark Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the Adjusted TIBO Rate in accordance with the provisions of Article II.

“Term Benchmark Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate in accordance with the provisions of Article II.

“Term Commitment” means an Amendment No. 3 Term Commitment, Amendment No. 4 Term Commitment, Amendment No. 5 Term Commitment, Incremental Term Commitment or an Other Term Commitment, and “Term Commitments” means all of them, collectively.

“Term Facility” means any term loan facilities represented by the Term Loans.

“Term Loan Increase” has the meaning assigned to such term in Section 2.20(a).

“Term Loans” means the Amendment No. 3 Term Loans, Amendment No. 4 Term Loans, Amendment No. 5 Term Loans, Incremental Term Loans or any Other Term Loans, as applicable.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Test Period” shall mean, on any date of determination, the period of four (4) consecutive fiscal quarters of the Company and its Subsidiaries then most recently ended (taken as one accounting period).

“TIBO Interpolated Rate” shall mean, at any time, with respect to any Term Benchmark Borrowing denominated in Japanese Yen and for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the TIBO Screen Rate for the longest period (for which the TIBO Screen Rate is available for Japanese Yen) that is shorter than the Impacted TIBO Rate Interest Period; and (b) the TIBO Screen Rate for the shortest period (for which the TIBO Screen Rate is available for Japanese Yen) that exceeds the Impacted TIBO Rate Interest Period, in each case, at such time; provided that, if any TIBO Interpolated Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“TIBO Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Japanese Yen and for any Interest Period, the TIBO Screen Rate at approximately 1:00 p.m., Japan time, two (2) Business Days prior to the commencement of such Interest Period; provided that, if the TIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted TIBO Rate Interest Period”) with respect to Japanese Yen then the TIBO Rate shall be the TIBO Interpolated Rate.

“TIBO Screen Rate” shall mean, for any day and time, with respect to any Term Benchmark Borrowing denominated in Japanese Yen and for any Interest Period, the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person which takes over the administration of such rate) for Japanese Yen for the relevant period displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion). If the TIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“TIBOR” has the meaning assigned to such term in Section 1.06.

“Total Revolving Facility Credit Exposure” shall mean, at any time, the sum of (a) the outstanding principal amount of the Revolving Facility Loans and Swingline Loans at such time and (b) the total Revolving L/C Exposure at such time.

“Total Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the amount of the outstanding principal amount of the Term Loans of such Lender; provided, at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender shall be equal to such Lender’s Term Commitment.

“Trade Date” has the meaning assigned to such term in Section 9.04(f)(i).

“Transactions” shall mean the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Transformative Acquisition” means any acquisition by the Company or any Subsidiary either (a) that is not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition, where the terms of this Agreement would not provide the Company and its Subsidiaries with adequate flexibility for the continuation and/or expansion of their combined operations following such consummation, as determined by the Company acting in good faith.

“Type” when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, the Adjusted TIBO Rate, the Alternate Base Rate, the Central Bank Rate and the Daily Simple RFR.

“UCC” shall mean (i) the Uniform Commercial Code as in effect in the applicable state of jurisdiction and (ii) certificate of title or other similar statutes relating to “rolling stock” or barges as in effect in the applicable jurisdiction.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Commitment” shall mean, with respect to each Lender, the Revolving Facility Commitment of such Lender less its Revolving Facility Credit Exposure.

“U.S. Bankruptcy Code” shall mean Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“U.S. Patriot Act” shall have the meaning assigned to such term in Section 3.08(a).

“U.S. Person” shall mean a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.25.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“Warrant Transaction” has the meaning assigned to such term in the definition of “Permitted Call Spread Swap Agreement”.

“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “

property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided further that, notwithstanding the foregoing, upon and following the acquisition of any business or new Subsidiary in accordance with this Agreement, in each case that would not constitute a “significant subsidiary” for purposes of Regulation S-X, financial items and information with respect to such newly-acquired business or Subsidiary that are required to be included in determining any financial calculations and other financial ratios contained herein for any period prior to such acquisition shall not be required to be in accordance with GAAP so long as the Company is able to reasonably estimate pro forma adjustments in respect of such acquisition for such prior periods, and in each case such estimates are made in good faith and are factually supportable. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein, and (ii) without giving effect to any treatment of Indebtedness under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. For the avoidance of doubt, and without limitation of the foregoing, Permitted Convertible Notes shall at all times be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares deliverable upon conversion thereof. Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity). Notwithstanding anything to the contrary contained in this Section 1.02 or in the definition of “Capital Lease Obligations,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith. Notwithstanding anything to the contrary in this Agreement or in any classification under GAAP as discontinued operations of any Person, business, assets or operations in respect of which a definitive agreement for the disposition thereof has been entered into, for purposes of the calculation of the Interest Coverage Ratio and the Leverage Ratio, no pro forma effect shall be given to any such discontinued operations (and the Net Income, Consolidated Net Income and/or EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such disposition shall have been consummated.

SECTION 1.03. Effectuation of Transfers. Each of the representations and warranties of the Company contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions, unless the context otherwise requires.

SECTION 1.04. Status of Obligations. The Obligations are hereby designated as “Senior Indebtedness” and as “Designated Senior Indebtedness” under, and for purposes of, each of the Senior Subordinated Note Documents, and this Agreement is the “Credit Agreement” under and for purposes of each of the Senior Subordinated Note Documents. In the event that the Company or any other Loan Party shall at any time issue or have outstanding any other Subordinated Indebtedness, the Company shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such other Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

SECTION 1.05. Amendment and Restatement of the Existing Credit Agreement. The parties to this Agreement agree that, upon (i) the execution and delivery by each of the parties hereto of this Agreement and (ii) satisfaction (or waiver) of the conditions set forth in Section 4.01, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation. All Loans made and Secured Obligations incurred under the Existing Credit Agreement which are outstanding on the Effective Date shall continue as Loans and Secured Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the Effective Date: (a) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Agreement”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, (b) the Existing Letters of Credit which remain outstanding on the Effective Date shall continue as Letters of Credit under (and shall be governed by the terms of) this Agreement, (c) all obligations constituting “Secured Obligations” with any Lender or any Affiliate of any Lender which are outstanding on the Effective Date shall continue as Secured Obligations under this Agreement and the other Loan Documents, (d) the liens and security interests granted by any Loan Party pursuant to any Loan Document in favor of the Administrative Agent for the benefit of the Secured Parties securing payment of the Secured Obligations (and all filings with any Governmental Authority in connection therewith) are in all respects continuing and in full force and effect with respect to all Secured Obligations, (e) the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit exposure under the Existing Credit Agreement as are necessary in order that each such Lender’s Revolving Facility Credit Exposure and outstanding Revolving Facility Loans hereunder reflects such Lender’s Applicable Percentage of the outstanding aggregate Revolving Facility Credit Exposures on the Effective Date, (f) the Borrowers hereby agree to compensate each Lender (including the Departing Lenders) for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Term Benchmark Loan and such reallocation described above, in each case on the terms and in the manner set forth in Section 2.16 hereof, and (g) each Departing Lender’s “Revolving Facility Commitment” under the Existing Credit Agreement shall be terminated, each Departing Lender shall have received payment in full of all of the “Obligations” owing to it under the Existing Credit Agreement (other than obligations to pay fees and expenses with respect to which the Company has not received an invoice, contingent indemnity obligations and other contingent obligations owing to it under the “Loan Documents” as defined in the Existing Credit Agreement) and the Departing Lenders shall not be Lenders hereunder (provided, however, that each Departing Lender shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.05).

SECTION 1.06. Interest Rates. The interest rate on a Loan denominated in an Agreed Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.07. Leverage Ratios. Notwithstanding anything to the contrary contained herein, for purposes of calculating any leverage ratio herein in connection with the incurrence of any Indebtedness, (a) there shall be no netting of the cash proceeds proposed to be received in connection with the incurrence of such Indebtedness and (b) to the extent the Indebtedness to be incurred is revolving Indebtedness, such incurred revolving Indebtedness (or if applicable, the portion (and only such portion) of the increased commitments thereunder) shall be treated as fully drawn.

SECTION 1.08. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.09. Luxembourg Terms. Notwithstanding any other provision of this Agreement to the contrary, in this Agreement where it relates to Chart Luxembourg, a reference to: (a) a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors, compulsory manager or other similar officer includes a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur; (b) liquidation, bankruptcy, insolvency, reorganization, moratorium or any similar proceeding shall include any Foreign Borrower Insolvency Event; (c) a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (d) a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements) or having lost or meeting the criteria to lose its commercial creditworthiness (ébranlement de crédit); (e) attachments or similar creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie arrêt); (f) a “set-off” includes, for purposes of Luxembourg law, legal set-off.

SECTION 1.10. Negative Covenant Compliance. For purposes of determining whether the Company and its Subsidiaries comply with any exception to Article VI (other than Sections 6.11 and 6.12) where compliance with any such exception is based on a financial ratio or metric being satisfied as of a particular point in time, it is understood that (a) compliance shall be measured at the time when the relevant event is undertaken, as such financial ratios and metrics are intended to be “incurrence” tests and not “maintenance” tests and (b) correspondingly, any such ratio and metric shall only prohibit the Company and its Subsidiaries from creating, incurring, assuming, suffering to exist or making, as the case may be, any new, for example, Liens, Indebtedness or Investments, but shall not result in any previously permitted, for example, Liens, Indebtedness or Investments ceasing to be permitted hereunder. For avoidance of doubt, with respect to determining whether the Company and its Subsidiaries comply with any negative covenant in Article VI (other than Sections 6.11 and 6.12), to the extent that any obligation or transaction could be attributable to more than one exception to any such negative covenant, the Company may elect at the time of the making thereof to categorize all or any portion of such obligation or transaction to any one or more exceptions to such negative covenant that permit such obligation or transaction.

SECTION 1.11. Exchange Rates; Currency Equivalents.

(a) The Administrative Agent or the relevant Issuing Bank, as applicable, shall determine the Dollar Amount of Borrowings or Letters of Credit denominated in Foreign Currencies. Such Dollar Amount shall become effective as of such Computation Date and shall be the Dollar Amount of such amounts until the next Computation Date to occur. Except for purposes of financial statements delivered by the Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Amount as so determined by the Administrative Agent or the relevant Issuing Bank, as applicable.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan or an RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in a Foreign Currency, such amount shall be the Dollar Amount of such amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the relevant Issuing Bank, as the case may be.

SECTION 1.12. Certain Calculations and Tests.

(i) Notwithstanding anything in this Agreement or any Loan Document to the contrary, in connection with any action being taken in connection with a Limited Condition Transaction, for purposes of: (x) determining compliance with any provision in this Agreement or any Loan Document (other than the Financial Covenants (other than any financial ratio or test that requires Pro Forma compliance with the Financial Covenants)) that requires the calculation of any financial ratio or test (including, without limitation, any Secured Net Leverage Ratio test, any Total Net Leverage Ratio test and/or any Interest Coverage Ratio test or Pro Forma compliance test with the Financial Covenants) (and for the avoidance of doubt, any financial ratio set forth in Section 2.20); (y) determining compliance with representations and warranties or the requirement regarding the absence of a Default or Event of Default (or any type of Default or Event of Default); (z) testing any cap expressed as a percentage of EBITDA and any other availability of a “basket” or exception, in each case, then such compliance or testing on a Pro Forma basis may be determined, at the election of the Borrower: (A) in the case of any acquisition or Investment, at the time of either (x) the date the definitive agreements for such Limited Condition Transaction are entered into or (y) at the time of the consummation of the Limited Condition Transaction, as applicable, (B) in the case of any prepayment, redemption, repurchase, defeasance or similar repayment of Indebtedness constituting a Limited Condition Transaction, at the time of (x) delivery of irrevocable (which may be conditional) notice with respect to such prepayment, redemption, repurchase, defeasance or similar repayment or (y) the making of such prepayment, redemption, repurchase, defeasance or similar repayment, in each case, after giving effect to the relevant prepayment, redemption, repurchase, defeasance or similar repayment or (C) in the case of any dividend or distribution constituting a Limited Condition Transaction, at the time of (x) declaration of such dividend or distribution or (y) the making of such dividend or distribution (such elected date, the “LCA Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recently completed Test Period ending prior to the LCA Test Date, the Company could have taken such action on the relevant LCA Test Date in compliance with such ratios, representation, warranty, absence of Default or Event of Default or “basket,” such ratio, representation, warranty, absence of Default or Event of Default shall be deemed to have been complied with; provided that if financial statements for one or more subsequent fiscal quarters shall have become available, the Company may elect, in its sole discretion, to re-determine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCA Test Date for purposes of such ratios, tests or baskets.

For the avoidance of doubt, if the Company has elected to apply clause (A)(x), (B)(x) or (C)(x) above in connection with any Limited Condition Transaction and (x) any of the ratios or “baskets” for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or “basket” (including due to fluctuations of the target of any Limited Condition Transaction) at or prior to the consummation of the relevant Limited Condition Transaction, such “baskets” or ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) in connection with any subsequent calculation of any ratio or “basket” availability on or following the relevant LCA Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, (A) any such ratio or “basket” availability shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof (but without netting the cash proceeds thereof)) had been consummated and (B) solely in connection with the calculation of any ratio or “basket” availability with respect to the making of dividends and distributions, any such ratio or “basket” availability shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof (but without netting the cash proceeds thereof)) had not been consummated. Notwithstanding anything herein to the contrary, any election in connection with any Limited Condition Transaction shall have no impact on the conditions precedent to Borrowings under the Revolving Facility required to be satisfied under Section 4.02.

(ii) Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, any Total Net Leverage Ratio test, any Secured Net Leverage Ratio test and/or any Interest Coverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including, without limitation, any Total Net Leverage Ratio test, any Secured Net Leverage Ratio test and/or any Interest Coverage Ratio test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof and any concurrent borrowing under a revolving facility (including a Borrowing consisting of Revolving Facility Loans) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts in connection with such substantially concurrent incurrence). Unless the Borrower elects otherwise, such compliance will be deemed to be first pursuant to a basket or exception based on a financial ratio (to the maximum extent permitted by such basket or exception) prior to being determined to be pursuant to any other basket or exception, including those based on a fixed basket, and any transaction may be automatically reclassified to be in compliance with a basket or exception based on a financial ratio to the extent the Borrower is at any time in compliance with such financial ratio.

Solely with respect to the Liens, Indebtedness, Restricted Payments, Restricted Debt Payments and Investments covenants, compliance with a covenant hereunder may be permitted in part by one basket or exception within the same covenant and in part by another within such covenant, in the Company’s discretion, and the Company may designate and re-designate (on or after any applicable date) the baskets or exceptions within such covenant available to them on such date (or any later date) upon which compliance is based.

SECTION 1.13. Additional Alternative Currencies for Loans.

(i) The Borrower may from time to time request that (i) Revolving Loans be made in a currency other than Dollars, euro, Pounds Sterling, Japanese Yen or Australian Dollars or (ii) Letters of Credit be issued in a currency other than Dollars, euro, Pounds Sterling, Japanese Yen, Australian Dollars, Brazilian Reals, Canadian Dollars, Swiss Francs, Czech Korunas, Danish Kroner, Hong Kong Dollars, Indian Rupees, Mexican Pesos, Polish Zloty or Taiwan Dollars or; provided that such requested currency is a lawful currency (other than (i) in the case of Revolving Loans, Dollars, euro, Pounds Sterling, Japanese Yen or Australian Dollars and (ii) in the case of Letters of Credit Dollars, Dollars, euro, Pounds Sterling, Japanese Yen, Australian Dollars, Brazilian Reals, Canadian Dollars, Swiss Francs, Czech Korunas, Danish Kroner, Hong Kong Dollars, Indian Rupees, Mexican Pesos, Polish Zloty or Taiwan Dollars) that is readily available and freely transferable and convertible into Dollars. Such request shall be subject to the written approval of the Administrative Agent and (i) in the case of Revolving Facility Loans, each of the Lenders under the Revolving Facility or (ii) in the case of Letters of Credit, each of the Issuing Banks.

(ii) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., three (3) Business Days prior to the date of the desired Transactions (or such other time or date as may be agreed by the Administrative Agent in its sole discretion). Each such request shall also identify the applicable benchmark rate that is to apply to Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, such requested additional Agreed Currency. The Administrative Agent shall promptly notify each Lender or each Issuing Bank, as applicable, thereof. Each Lender or Issuing Bank, as applicable, shall notify the Administrative Agent, not later than 11:00 a.m., three (3) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Revolving Facility Loans or the issuance of Letters of Credit, as applicable, in such requested currency and the usage of such benchmark rate.

(iii) Any failure by a Lender or an Issuing Bank, as applicable, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or such Issuing Bank to permit Revolving Facility Loans to be made or Letters of Credit to be issued, as applicable, in such requested currency and such benchmark rate to be used. If the Revolving Administrative Agent and (i) all the Lenders consent to making Revolving Facility Loans in such requested currency and using such benchmark rate or (ii) all of the Issuing Banks consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Agreed Currency hereunder for purposes of any Borrowings of Revolving Facility Loans or the issuance of Letters of Credit, as applicable. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.13, the Administrative Agent shall promptly so notify the Borrower.

(iv) In connection with any approved request for an Alternative Currency, the Administrative Agent will have the right to make any technical, administrative or operational changes in a manner substantially consistent with market practice that the Administrative Agent reasonably determines to be appropriate to reflect the inclusion of such Agreed Currency and the adoption and implementation of the benchmark rate applicable thereto and to permit the administration thereof by the Administrative Agent from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

Article II

THE CREDITS

SECTION 2.01. Commitments

(a) Prior to the Effective Date, certain revolving loans were previously made to the Borrowers under the Existing Credit Agreement which remain outstanding as of the date of this Agreement (such outstanding revolving loans being hereinafter referred to as the “Existing Loans”). Subject to the terms and conditions set forth in this Agreement, the Borrowers and each of the Lenders agree that on the Effective Date but subject to the reallocation and other transactions described in Section 1.05, the Existing Loans shall be re-evidenced as Loans under this Agreement, and the terms of the Existing Loans shall be restated in their entirety and shall be evidenced by this Agreement. Subject to the terms and conditions set forth herein, each Lender (severally and not jointly) agrees to make Revolving Facility Loans to the Borrowers in Agreed Currencies, in each case from time to time during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing to any Swingline Loans outstanding pursuant to Section 2.09(a)) in, subject to Sections 2.11(e) and 2.22, (a) the Dollar Amount of such Lender’s Revolving Facility Credit Exposure exceeding such Lender’s Revolving Facility Commitment, (b) the Dollar Amount of the Total Revolving Facility Credit Exposure exceeding the total Revolving Facility Commitments, (c) the Dollar Amount of the total Foreign Currency Exposure at such time exceeding the Foreign Currency Sublimit or (d) the Foreign Borrower Exposure at such time exceeding the Foreign Borrower Sublimit. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Facility Loans. Revolving Facility Loans may, except as set forth herein, at the option of the applicable Borrower, be incurred and maintained as, or converted into, Revolving Facility Loans that are ABR Revolving Loans or Term Benchmark Revolving Loans.

(b) On the Amendment No. 3 Effective Date, each Amendment No. 3 Lender that has an Amendment No. 3 Term Commitment severally agrees, on the terms and conditions set forth in Amendment No. 3, to make an Amendment No. 3 Term Loan in an aggregate principal amount of $1,534,800,000.00 to the Company, pursuant to such Amendment No. 3 Lender’s Amendment No. 3 Term Commitment. The Amendment No. 3 Term Loans: (a) can only be incurred on the Amendment No. 3 Effective Date in the entire amount of each Amendment No. 3 Lender’s Amendment No. 3 Term Commitment; (b) once prepaid or repaid, may not be reborrowed; and (c) may, except as set forth herein, at the option of the Company, be incurred and maintained as, or converted into, Amendment No. 3 Term Loans that are ABR Term Loans or Term Benchmark Term Loans, in each case, denominated in U.S. Dollars.

(c) On the Amendment No. 4 Effective Date, each Amendment No. 4 Lender that has an Amendment No. 4 Term Commitment severally agrees, on the terms and conditions set forth in Amendment No. 4, to make an Amendment No. 4 Term Loan in an aggregate principal amount of $250,000,000.00 to the Company, pursuant to such Amendment No. 4 Lender’s Amendment No. 4 Term Commitment. The Amendment No. 4 Term Loans: (a) can only be incurred on the Amendment No. 4 Effective Date in the entire amount of each Amendment No. 4 Lender’s Amendment No. 4 Term Commitment; (b) once prepaid or repaid, may not be reborrowed; and (c) may, except as set forth herein, at the option of the Company, be incurred and maintained as, or converted into, Amendment No. 4 Term Loans that are ABR Term Loans or Term Benchmark Term Loans, in each case, denominated in U.S. Dollars.

(d) On the Amendment No. 5 Effective Date, each Amendment No. 5 Lender that has an Amendment No. 5 Term Commitment severally agrees, on the terms and conditions set forth in Amendment No. 5, to make an Amendment No. 5 Term Loan in an aggregate principal amount of $[1,780,963,000.00] to the Company, pursuant to such Amendment No. 5 Lender’s Amendment No. 5 Term Commitment. The Amendment No. 5 Term Loans: (a) can only be incurred on the Amendment No. 5 Effective Date in the entire amount of each Amendment No. 5 Lender’s Amendment No. 5 Term Commitment; (b) once prepaid or repaid, may not be reborrowed; and (c) may, except as set forth herein, at the option of the Company, be incurred and maintained as, or converted into, Amendment No. 5 Term Loans that are ABR Term Loans or Term Benchmark Term Loans, in each case, denominated in U.S. Dollars.

SECTION 2.02. Loans and Borrowings.

(a) Each Revolving Facility Loan shall be made as part of a Borrowing consisting of Revolving Facility Loans of the same Type and in the same currency made by the Lenders ratably in accordance with their respective Applicable Percentages on the date such Loans are made hereunder. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.04.

(b) Subject to Section 2.14, each Borrowing shall be comprised (i) in the case of Borrowings in Dollars, entirely of ABR Loans or Term Benchmark Loans and (ii) in the case of Borrowings in any other Agreed Currency, entirely of Term Benchmark Loans or RFR Loans, as applicable, in each case, of the same Agreed Currency, as the relevant Borrower may request in accordance herewith; provided that each ABR Loan shall only be made in Dollars. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the relevant Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Term Benchmark Revolving Facility Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a Term Benchmark Revolving Facility Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Facility Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e). At the time that each ABR Revolving Facility Borrowing and/or RFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that an ABR Revolving Facility Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Facility Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e). Each Swingline Borrowing shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of six (6) Term Benchmark Borrowings or RFR Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the relevant Borrower shall not be entitled to request, or to elect to convert or continue, any Revolving Facility Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date.

SECTION 2.03. Requests for Borrowings. To request a Borrowing, the applicable Borrower (or the Company on behalf of the applicable Borrower) shall notify the Administrative Agent of such request (a) by irrevocable written notice (via written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower, or the Company on behalf of the applicable Borrower) (i) in the case of a Term Benchmark Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing, (ii) in the case of a Term Benchmark Borrowing denominated in euro or Japanese Yen, not later than 12:00 noon, New York City time, four (4) Business Days before the date of the proposed Borrowing and (iii) in the case of an RFR Borrowing denominated in Pounds Sterling, not later than 11:00 a.m., New York City time, five (5) RFR Business Days before the date of the proposed Borrowing or (b) by irrevocable written notice (via a written Borrowing Request in a form approved by the Administrative Agent and signed by such Borrower, or the Company on its behalf) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the name of the applicable Borrower;

(ii) the Agreed Currency, Class and aggregate principal amount of the requested Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Borrowing;

(v) in the case of a Term Benchmark Borrowing, the Agreed Currency and initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the currency of a Borrowing is specified, then the requested Borrowing shall be made in Dollars. If no election as to the Type of Borrowing is specified, then in the case of a Borrowing denominated in Dollars, the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the relevant Borrower requesting such Term Benchmark Borrowing shall be deemed to have selected an Interest Period of one (1) month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Swingline Loans.

(a) Subject to the terms and conditions set forth herein, the Swingline Lender may agree, but shall have no obligation, to make Swingline Loans in Dollars to the Company from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (x) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Sublimit, (y) the Swingline Lender’s Revolving Facility Credit Exposure exceeding its Revolving Facility Commitment or (z) the Dollar Amount of the Total Revolving Facility Credit Exposure exceeding the total Revolving Facility Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Borrowing. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Borrowing, the Company shall notify the Administrative Agent and the Swingline Lender of such request by irrevocable written notice (via a Swingline Borrowing Request), not later than 11:00 a.m., New York City time on the day of the proposed Swingline Borrowing. Each such notice and Swingline Borrowing Request shall be irrevocable and shall specify (i) the requested date (which shall be a Business Day), (ii) the amount of the requested Swingline Borrowing, (iii) the term of such Swingline Loan and (iv) the location and number of the Company’s account to which funds are to be disbursed. The Swingline Lender shall make each Swingline Loan to be made by it hereunder in accordance with Section 2.02(a) on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., New York City time, to the account of the Company designated for such purpose (or, in the case of a Swingline Borrowing made to finance the reimbursement of an L/C Disbursement as provided in Section 2.05(e), by remittance to the relevant Issuing Bank).

(c) The Swingline Lender may by written notice given to the Administrative Agent require the Lenders to acquire participations in all or a portion of the outstanding Swingline Loans made by it. Such notice shall specify the aggregate amount of such Swingline Loans in which the Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each such Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day, no later than 5:00 p.m., New York City time, on such Business Day and if received after 12:00 noon, New York City time, on a Business Day, no later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), to pay to the Administrative Agent for the account of the Swingline Lender, such Lender’s Applicable Percentage of such

Swingline Loan or Loans. Each Lender acknowledges and agrees that its respective obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph (c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Company for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof.

(d) The Swingline Lender may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Swingline Lender. At the time any such replacement shall become effective, the Company shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a). From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (ii) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(e) Subject to the appointment and acceptance of a successor Swingline Lender, the Swingline Lender may resign as a Swingline Lender at any time upon thirty (30) days’ prior written notice to the Administrative Agent, the Company and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.04(d) above.

SECTION 2.05. Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit denominated in Agreed Currencies for its own account or for the account of any Subsidiary of the Company in a form reasonably acceptable to the relevant Issuing Bank, at any time and from time to time during the Availability Period and prior to the date that is five (5) Business Days prior to the Maturity Date. It is hereby understood and agreed that any Issuing Bank may agree, but shall have no obligation, to issue any Letter of Credit if the Dollar Amount of the Revolving L/C Exposure after giving effect to the issuance of such Letter of Credit would exceed its Issuing Bank Base L/C Amount; provided that in any event, subject to Sections 2.11(e) and 2.22, the Dollar Amount of the Revolving L/C Exposure after giving effect to such issuance shall not exceed the L/C Sublimit. The Company and the Administrative Agent have previously agreed upon letters of credit (the “Existing Letters of Credit”) that will be deemed to be “Letters of Credit” issued on the Effective Date for all purposes of the Loan Documents. The Company unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the account of any Subsidiary as provided in the first sentence of this paragraph, the Company will be fully responsible for the reimbursement of L/C Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (the Company hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such a Subsidiary that is an account party in respect of any such Letter of Credit). Notwithstanding anything herein to the contrary, (1) no Issuing Bank shall have any obligation hereunder to issue any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions, except to the extent permitted for a Person required to comply with Sanctions, (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement or (C) in any manner that would result in a violation of one or more policies of such Issuing Bank applicable to letters of credit generally or (ii) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that such Issuing Bank in good faith deems material to it and (2) Wells Fargo Bank, National Association shall not be required any Letter of Credit denominated in Australian Dollars, Brazilian Reals, Canadian Dollars, Swiss Francs, Czech Korunas, Danish Kroner, Hong Kong Dollars, Indian Rupees, Mexican Pesos, Polish Zloty and Taiwan Dollars.

(b) Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Bank) to the relevant Issuing Bank and the Administrative Agent (two (2) Business Days in advance of the requested date of issuance, amendment or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Agreed Currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be necessary to issue, amend or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the Company shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the relevant Issuing Bank and using such Issuing Bank’s standard form (each, a “Letter of Credit Agreement”). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension, subject to Sections 2.11(e) and 2.22, (i) the Dollar Amount of the Revolving L/C Exposure shall not exceed the L/C Sublimit, (ii) the Dollar Amount of the Total Revolving Facility Credit Exposure shall not exceed the total Revolving Facility Commitments, (iii) the Dollar Amount of each Lender’s Revolving Facility Credit Exposure shall not exceed such Lender’s Revolving Facility Commitment and (iv) the Dollar Amount of the total Foreign Currency Exposure at such time shall not exceed the Foreign Currency Sublimit.

(c) Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the relevant Issuing Bank to the beneficiary thereof) at or prior to the close of business on the date specified by the Company in its request therefor, which date shall be no later than the date that is five (5) Business Days prior to the applicable Maturity Date; provided that notwithstanding the foregoing, with the consent of the applicable Issuing Bank, any Assumed Letter of Credit may expire at any time after the applicable Maturity Date and with the consent of the applicable Issuing Bank any other Letter of Credit (excluding Assumed Letters of Credit) may expire on a date that is up to three (3) years after the applicable Maturity Date, provided, however, that no later than five (5) Business Days prior to the Maturity Date the Company shall cash collateralize 105% of the Revolving L/C Exposure arising under each such Letter of Credit expiring after the applicable Maturity Date on terms reasonably satisfactory to the Administrative Agent and the relevant Issuing Bank.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the relevant Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate Dollar Amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent in Dollars, for the account of the relevant Issuing Bank, such Lender’s Applicable Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason, including after the applicable Maturity Date. Each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.

(e) Reimbursement. If the relevant Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Company shall reimburse such L/C Disbursement by paying to the Administrative Agent in Dollars the Dollar Amount equal to such L/C Disbursement, calculated as of the date such Issuing Bank made such L/C Disbursement (or if such Issuing Bank shall so elect in its sole discretion by notice to the Company, in such other Agreed Currency which was paid by such Issuing Bank pursuant to such L/C Disbursement in the Dollar Amount equal to such L/C Disbursement) not later than 12:00 noon, Local Time, on the date that such L/C Disbursement is made, if the Company shall have received notice of such L/C Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, Local Time, on the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Facility Borrowing or a Swingline Borrowing or a Term Benchmark Revolving Loan in an equivalent Dollar Amount of such L/C Disbursement and, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Facility Borrowing or Swingline Borrowing or Term Benchmark Revolving Loan, as applicable. If the Company fails to reimburse any L/C Disbursement when due, then the Administrative Agent shall promptly notify each Lender of the applicable L/C Disbursement, the payment then due from the Company and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent in Dollars, its Applicable Percentage of the payment then due from the Company, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the relevant Issuing Bank in Dollars, the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to the relevant Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any L/C Disbursement (other than the funding of an ABR Revolving Loan or a Swingline Borrowing or an Term Benchmark Revolving Loan as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such L/C Disbursement. If the Company’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, any Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Company shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the relevant Issuing Bank or the relevant Lender or (y) reimburse each L/C Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Dollar Amount thereof calculated on the date such L/C Disbursement is made.

(f) Obligations Absolute. The obligation of the Company to reimburse L/C Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by the relevant Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder or (v) any adverse change in the relevant exchange rates or in the availability of the relevant Foreign Currency to the Company or any Subsidiary or in the relevant currency markets generally; provided that, in each case, payment by the relevant Issuing Bank shall not have constituted gross negligence or willful misconduct. Neither the Administrative Agent, the Lenders nor any Issuing

Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the relevant Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are determined by a court of competent jurisdiction to have been caused by (i) such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or (ii) such Issuing Bank’s refusal to issue a Letter of Credit in accordance with the terms of this Agreement. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination and each refusal to issue a Letter of Credit. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank for any Letter of Credit shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall promptly after such examination notify the Administrative Agent and the Company by telephone (confirmed by telecopy or electronic mail) of such demand for payment and whether such Issuing Bank has made or will make a L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such L/C Disbursement.

(h) Interim Interest. If the Issuing Bank for any Letter of Credit shall make any L/C Disbursement, then, unless the Company shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Company reimburses such L/C Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the case such L/C Disbursement is denominated in a Foreign Currency, at the Overnight Rate for such Agreed Currency plus the then effective Applicable Margin with respect to Term Benchmark Revolving Loans); provided that, if such L/C Disbursement is not reimbursed by the Company when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply; provided further that any L/C Disbursement that is reimbursed after the date such L/C Disbursement is required to be reimbursed under paragraph (e) of this Section shall (A) be payable in Dollars, (B) bear interest at the rate per annum then applicable to ABR Revolving Loans or Term Benchmark Revolving Loans, and (C) have Section 2.13(d) apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank for such L/C Disbursement shall be for the account of such Lender to the extent of such payment.

(i) Replacement and Resignation of the Issuing Bank. (A) An Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit.

(B) Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Company and the Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 2.06(i)(A) above.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, (i) in the case of an Event of Default described in Section 7.01(h) or (i), on the Business Day or (ii) in the case of any other Event of Default, on the third Business Day, in each case, following the date on which the Company receives notice from the Administrative Agent or the Majority Lenders in respect of the Revolving Facility (or, if the maturity of the Loans has been accelerated, Lenders with Revolving L/C Exposure representing greater than 50% of the total Revolving L/C Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account or accounts with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “Collateral Account”), an amount in cash equal to 105% of the Dollar Amount of the Revolving L/C Exposure as of such date plus any accrued and unpaid interest thereon; provided that, (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or L/C Disbursements in a Foreign Currency that the Company is not late in reimbursing shall be deposited in the applicable Foreign Currencies in the actual amounts of such undrawn Letters of Credit and L/C Disbursements and (ii) upon the occurrence of any Event of Default with respect to the Company described in clause (h) or (i) of Section 7.01, the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind. For the purposes of this paragraph, the Dollar Amount of the Foreign Currency L/C Exposure shall be calculated on the date notice demanding cash collateralization is delivered to the Company. The Company also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(e). Each such deposit pursuant to this paragraph or pursuant to Section 2.11(e) shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. In addition, and without limiting the foregoing or Section 2.05(c), if any Revolving L/C Exposure remains outstanding after the expiration date specified in Section 2.05(c), the Company shall immediately deposit into the Collateral Account an amount in cash equal to 105% of the Dollar Amount of such Revolving L/C Exposure as of such date plus any accrued and unpaid interest thereon. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Company hereby grants the Administrative Agent a security interest in such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of (i) for so long as an Event of Default shall be continuing, the Administrative Agent and (ii) at any other time, the Company, in each case, in Permitted Investments and at the risk and expense of the Company, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the relevant Issuing Bank for L/C Disbursements for which such Issuing Bank has not been reimbursed, together with related fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the Revolving L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with Revolving L/C Exposure representing greater than 50% of the total Revolving L/C Exposure), be applied to satisfy other Secured Obligations. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three (3) Business Days after all Events of Default have been cured or waived. If the Company is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(e), such amount (to the extent not applied as aforesaid) shall be returned to the Company as and to the extent that, after giving effect to such return, the Company would remain in compliance with Section 2.11(e) and no Event of Default shall have occurred and be continuing.

(k) Revolving L/C Exposure Determination. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

SECTION 2.06. Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds, (i) in the case of Loans denominated in Dollars, by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders and (ii) in the case of each Loan denominated in a Foreign Currency, by 12:00 noon, Local Time, in the city of the Administrative Agent’s Term Benchmark Payment Office for such currency and at such Term Benchmark Payment Office for such currency; provided that Swingline Loans shall be made as provided in Section 2.04. Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to (x) an account of the Company maintained with the Administrative Agent in New York City or as otherwise agreed between the Company and the Administrative Agent, and designated by the Company in the applicable Borrowing Request, in the case of Loans denominated in Dollars and (y) an account of such Borrower in the relevant jurisdiction and designated by such Borrower in the applicable Borrowing Request, in the case of Loans denominated in a Foreign Currency; provided that ABR Revolving Loans, Swingline Borrowings and Term Benchmark Revolving Loans made to finance the reimbursement of a L/C Disbursement and reimbursements as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the relevant Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date (or in the case of an ABR Borrowing, prior to 12:00 noon, New York City time, on the date of such Borrowing) of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans, or in the case of Foreign Currencies, in accordance with such market practice, in each case, as applicable. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07. Interest Elections.

(a) Each Borrowing initially shall be of the Type and Agreed Currency specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, a Borrower (or the Company on behalf of the applicable Borrower) shall notify the Administrative Agent of such election (by irrevocable written notice via an Interest Election Request in a form approved by the Administrative Agent and signed by such Borrower, or the Company on its behalf) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Term Benchmark Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under such Borrowing.

(c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the name of the applicable Borrower, the Agreed Currency, Class and principal amount of the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing; and

(iv) if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period and Agreed Currency to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request made by a Borrower requests a Term Benchmark Borrowing but does not specify an Interest Period, then such Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing denominated in Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be converted to an ABR Borrowing. If the relevant Borrower fails to deliver a timely and complete Interest Election Request with respect to a Term Benchmark Borrowing denominated in a Foreign Currency prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, the relevant Borrower shall be deemed to have selected that such Term Benchmark Borrowing shall automatically be continued as a Term Benchmark Borrowing in its original Agreed Currency with an Interest Period of one (1) month at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, (x) each Term Benchmark Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (y) each Term Benchmark Revolving Facility Borrowing denominated in a Foreign Currency shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Margin; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Foreign Currency shall either be (A) converted to an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) at the end of the Interest Period therefor or (B) prepaid at the end of the applicable Interest Period in full; provided that if no election is made by the relevant Borrower by the earlier of (x) the date that is three (3) Business Days after receipt by the relevant Borrower of such notice and (y) the last day of the current Interest Period for the applicable Term Benchmark Loan, the relevant Borrower shall be deemed to have elected clause (A) above.

SECTION 2.08. Termination and Reduction of Commitments.

(a) Unless previously terminated, the Revolving Facility Commitments shall terminate on the applicable Maturity Date. On the Amendment No. 3 Effective Date (after giving effect to the funding of the Amendment No. 3 Loans to be made on such date), the Amendment No. 3 Term Commitments of each Lender as of the Amendment No. 3 Effective Date will terminate. On the Amendment No. 4 Effective Date (after giving effect to the funding of the Amendment No. 4 Loans to be made on such date), the Amendment No. 4 Term Commitments of each Lender as of the Amendment No. 4 Effective Date will terminate. On the Amendment No. 5 Effective Date (after giving effect to the funding of the Amendment No. 5 Loans to be made on such date), the Amendment No. 5 Term Commitment of each Amendment No. 5 Lender as of the Amendment No. 5 Effective Date will terminate.

(b) The Company may at any time terminate, or from time to time reduce, the Revolving Facility Commitments; provided that (i) each reduction of the Revolving Facility Commitments shall be in an amount that is an integral multiple of U.S.$1.0 million and not less than U.S.$2.0 million (or, if less, the remaining amount of the Revolving Facility Commitments) and (ii) the Company shall not terminate or reduce the Revolving Facility Commitments if, after giving effect to any concurrent prepayment of the Revolving Facility Loans in accordance with Section 2.11, (A) the Dollar Amount of any Lender’s Revolving Facility Credit Exposure would exceed its Revolving Facility Commitment or (B) the Dollar Amount of the Total Revolving Facility Credit Exposure would exceed the total Revolving Facility Commitments.

(c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Revolving Facility Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Facility Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.09. Repayment of Loans; Evidence of Debt.

(a) (i) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Facility Loan made to such Borrower on the applicable Maturity Date in the currency of such Loan and (ii) the Company hereby unconditionally promises to pay to the Administrative Agent for the account of the Swingline Lender the then unpaid principal amount of each Swingline Loan made to the Company on the earlier of the Maturity Date and the fifth (5th) Business Day after such Swingline Loan is made; provided that on each date that a Revolving Facility Borrowing (other than a Borrowing that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e)) is made by the Company, the Company shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.

(b) The Company shall repay the Amendment No. ~~3 Term Loans and Amendment No. 4~~5 Term Loans on the last day of each March, June, September and December of each year (commencing on the last day of the first ~~full~~ fiscal quarter of the Company ~~(i) with respect to~~after the Amendment No. ~~3 Term Loans, after the Amendment No. 3 Effective Date and (ii) with respect to the Amendment No. 4 Term Loans, after the Amendment No. 4~~5 Effective Date) and on the applicable Maturity Date or, if any such date is not a Business Day, on the next preceding Business Day, in an aggregate principal amount of such Amendment No. ~~3 Term Loans and Amendment No. 4~~5 Term Loans equal to (A) in the case of quarterly payments due prior to the applicable Maturity Date, an amount equal to 0.25% of the aggregate principal amount of such Amendment No.  ~~3~~5 Term Loans outstanding immediately after the Amendment No. ~~3 Effective Date and such Amendment No. 4 Term Loans outstanding immediately after the Amendment No. 4~~5 Effective Date, and (B) in the case of such payment due on the applicable Maturity Date, an amount equal to the then unpaid principal amount of such Amendment No. ~~3 Term Loans and Amendment No. 4~~5 Term Loans outstanding.

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Agreed Currency and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the relevant Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(f) Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note substantially in the form of Exhibit G. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in such form. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

(g) Prepayment of the Loans from:

(i) Net Proceeds pursuant to Section 2.11(c) and Excess Cash Flow pursuant to Section 2.11(d) shall be allocated to the Class or Classes of Term Loans determined pursuant to Section 2.10(d), with the application thereof to reduce in direct order amounts due on the dates of the remaining scheduled amortization payments under such Classes; provided, that any Lender, at its option, may elect to decline any such prepayment of any Term Loan held by it if it shall give written notice to the Administrative Agent thereof by 5:00 p.m. Local Time at least three Business Days prior to the date of such prepayment (any such Lender, a “Declining Lender”) and on the date of any such prepayment, any amounts that would otherwise have been applied to prepay Term Loans owing to Declining Lenders (such amounts, the “Declined Proceeds”) shall instead be retained by the Company for application for any purpose not prohibited by this Agreement, and

(ii) any optional prepayments of the Term Loans pursuant to Section 2.11(a) shall be applied to the remaining installments of the Term Loans under the applicable Class or Classes as the Company may in each case direct.

(h) Any mandatory prepayment of Term Loans pursuant to Sections 2.11(c) or (d) shall be applied so that the aggregate amount of such prepayment is allocated among the ~~Amendment No. 3 Term Loans,~~ Amendment No. ~~4~~5 Term Loans and each Class of the Other Term Loans, if any, pro rata based on the aggregate principal amount of outstanding the Amendment No.  ~~3~~5 Term Loans~~, Amendment No. 4 Term Loans~~ and each Class of Other Term Loans, if any; provided, that, subject to the pro rata application of Loans outstanding within any Class of Term Loans, the Company may allocate such prepayment in its discretion among the Class or Classes of Term Loans and the Company may specify. All repayments of Loans shall be accompanied by accrued interest on the amount repaid to the extent required by Section 2.13(d).

SECTION 2.10. Notice of Prepayment of Loans. Prior to any prepayment of any Borrowing, the applicable Borrower (or the Company on behalf of the applicable Borrower) shall select the Borrowing or Borrowings of the applicable Class to be prepaid and shall notify the Administrative Agent (and in the case of prepayment of a Swingline Loan, the Swingline Lender) in writing of such selection (i) (x) in the case of a prepayment of a Term Benchmark Borrowing denominated in Dollars, not later than 11.00 a.m., New York City time, three (3) Business Days before the date of prepayment, (y) in the case of prepayment of a Term Benchmark Borrowing denominated in euro or Japanese Yen, not later than 12:00 noon, New York City time, four (4) Business Days before the date of prepayment and (z) in the case of an RFR Borrowing denominated in Pounds Sterling, not later than 11:00 a.m., New York City time, five (5) RFR Business Days before the date of prepayment or (ii) in the case of any ABR Borrowing, not later than 2:00 p.m., Local Time one (1) Business Day before the scheduled date of prepayment. Notwithstanding anything to the contrary in the immediately preceding sentence, prior to any prepayment of a Swingline Borrowing hereunder, the Company shall select the Borrowing or Borrowings to be prepaid and shall notify the Administrative Agent in writing of such selection not later than 1:00 p.m., New York City time, on the scheduled date of such prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment with respect to the Revolving Facility Loans is given in connection with a conditional notice of termination of the Revolving Facility Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08; provided further that, a notice of prepayment with respect to Term Loans may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.

SECTION 2.11. Prepayment of Loans.

(a) Any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (but subject to the last sentence hereof), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with the provisions of Section 2.10. Each prepayment of a Revolving Facility Borrowing shall be applied ratably to the Revolving Facility Loans included in the prepaid Revolving Facility Borrowing and in all of classes, shall be applied ratably to the Loan included in the repaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) any break funding payments required by Section 2.16.

(b) In the event that, on or prior to the date that is 6 months after the Amendment No. ~~3~~5 Effective Date, the Borrower shall (x) make a prepayment or repayment of the Term Loans pursuant to Section 2.11(c) with Net Proceeds of the kind described in clause (b) of the definition thereof or pursuant to Section 2.11(a), in either case with the proceeds of any new or replacement tranche of long-term secured term loans that are broadly syndicated to banks or institutional investors in financings similar to the Amendment No. ~~3 Term Loans or Amendment No. 4~~5 Term Loans and that have an All-in Yield that is less than the All-in Yield of such Amendment No.  ~~3~~5 Term Loans or ~~such Amendment No. 4 Term Loans~~ (y) effect any amendment, amendment and restatement and other modification to this Agreement which reduces the All-in Yield of the Amendment No. ~~3 Term Loans or the Amendment No. 4~~5 Term Loans and, in either case where the primary purpose of such prepayment or amendment in the case of each of clauses (x) and (y) is to reduce the All-in Yield of such Amendment No. ~~3 Term Loans or the Amendment No. 4~~5 Term Loans as determined in good faith by the Company, the Company shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (A) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Amendment No. ~~3 Term Loans or the Amendment No. 4~~5 Term Loans so prepaid, refinanced, substituted or replaced and (B) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Amendment No. ~~3 Term Loans or the applicable Amendment No. 4~~5 Term Loans outstanding immediately prior to such amendment; provided, however, no such fee shall be payable in respect of any prepayment made in connection with a Change of Control or a Transformative Acquisition. Such amounts shall be due and payable on the date of such prepayment or the effective date of such amendment, as the case may be.

(c) Promptly upon receipt of Net Proceeds by the Company or its Subsidiaries in accordance with Section 6.05(c), (h) or (p), the Company shall (I) prepay the Amendment No. ~~3~~5 Term Loans ~~and Amendment No. 4 Term Loans~~ in accordance with Section 2.09(g) and (h) or (II) prepay any Indebtedness that is secured by a Lien on the Collateral on a pari passu basis pursuant to a Market Intercreditor Agreement in accordance with the agreement(s) governing such Indebtedness so long as the prepayments under this clause are applied in a manner such that the Term Loans are prepaid on at least a ratable basis with such Indebtedness (determined based on the aggregate outstanding principal amount of Term Loans and the aggregate outstanding principal amount of such Indebtedness being prepaid under this clause (II) on the date of such prepayment), in each case and in accordance with the foregoing clauses, in an aggregate amount equal to such Net Proceeds; provided, the Company shall have the option, directly or through one or more of its Subsidiaries, to invest such Net Proceeds within three hundred sixty five days of receipt thereof in assets of the general type used in the business of Company and its Subsidiaries (including, in respect of any Casualty Event, to repair, restore or replace the assets affected thereby (including in respect of any Permitted Business Acquisition or other Investment permitted herein)); provided further, if the Company or a Subsidiary enters into a legally binding commitment (and has provided the Administrative Agent a copy of such binding commitment) to invest such Net Proceeds within such 365-day period, it may directly or through one or more of its Subsidiaries so invest such Net Proceeds within the later of (x) three hundred sixty five days following the receipt of such Net Proceeds or (y) one hundred eighty days of the date of entry into such legally binding commitment.

(d) Following the end of each fiscal year of the Company, commencing with the first full fiscal year ending after the Amendment No. 3 Effective Date, the Company shall calculate Excess Cash Flow for such Excess Cash Flow Period and the Company shall apply an amount equal to (i) the amount by which the Required Percentage of such Excess Cash Flow exceeds $50,000,000, minus (ii) to the extent not financed using the proceeds of, without duplication, the incurrence of funded term Indebtedness, the sum of (A) the amount of any voluntary prepayments during such Excess Cash Flow Period (plus, without duplication of any amounts previously deducted under this clause (A), the amount of any voluntary prepayments after the end of such Excess Cash Flow Period but before the date of prepayment under this clause (d)) of Term Loans and (B) the amount of any permanent voluntary reductions during such Excess Cash Flow Period (plus, without duplication of any amounts previously deducted under this clause (B), the amount of any permanent voluntary reductions after the end of such Excess Cash Flow Period but before the date of prepayment under this clause (d)) of Revolving Facility Commitments to the extent that an equal amount of Revolving Facility Loans was simultaneously repaid, (I) to prepay Term Loans in accordance with clauses (g) and (h) of Section 2.09 or (II) to prepay Term Loans in accordance with clauses (g) and (h) of Section 2.10 and to prepay any Indebtedness that is secured by a Lien on the Collateral on a pari passu basis pursuant to a Market Intercreditor Agreement in accordance with the agreement(s) governing such Indebtedness so long as the prepayments under this clause (II) are applied in a manner such that the Term Loans are prepaid on at least a ratable basis with such Indebtedness (determined based on the aggregate outstanding principal amount of Term Loans and the aggregate outstanding principal amount of such Indebtedness being prepaid under this clause (II) on the date of such prepayment). Each prepayment pursuant to this paragraph shall be made on or before the date that is ten days after the date on which financial statements are required to be delivered pursuant to Section 5.04(a) with respect to the fiscal year for which Excess Cash Flow is being calculated. Such calculation will be set forth in a certificate signed by a Financial Officer of the Company delivered to the Administrative Agent, setting forth the amount, if any, of Excess Cash Flow for such fiscal year, the amount of any required prepayment in respect thereof and the calculation thereof in reasonable detail.

(e) If on any date, the Administrative Agent notifies the Company that, (i) other than as a result of fluctuations in currency exchange rates, (A) the aggregate principal Dollar Amount of the Total Revolving Facility Credit Exposure (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) then outstanding exceeds the aggregate Revolving Facility Commitments of the Lenders on such date or (B) the aggregate principal Dollar Amount of the Total Revolving Facility Credit Exposure denominated in Foreign Currencies (the “Foreign Currency Exposure”) (so calculated), as of the most recent Computation Date with respect to each such Credit Event, exceeds the Foreign Currency Sublimit or (ii) solely as a result of fluctuations in currency exchange rates, (x) the Foreign Currency Exposure, as of the most recent Computation Date with respect to each such Credit Event, exceeds 105% of the Foreign Currency Sublimit on such date, (y) the sum of the aggregate principal Dollar Amount of all of the outstanding Revolving Facility Loans made to the Foreign Borrowers (the “Foreign Borrower Exposure”) (so calculated), as of the most recent Computation Date with respect to each such Credit Event, exceeds 105% of the Foreign Borrower Sublimit on such date or (z) the aggregate principal Dollar Amount of the Total Revolving Facility Credit Exposure (so calculated), as of the most recent Computation Date with respect to each such Credit Event, exceeds 105% of the aggregate Revolving Facility Commitments of the Lenders on such date, the Borrowers shall in each case, as soon as practicable and in any event within two (2) Business Days following such date, prepay the outstanding principal amount of any Revolving Facility Loans owing by the Borrowers in an aggregate amount (or deposit cash collateral in an account or accounts with the Administrative Agent pursuant to Section 2.05(j)) sufficient to reduce (A) the aggregate principal Dollar Amount of the Total Revolving Facility Credit Exposure (so calculated) to an amount not to exceed 100% of the aggregate Revolving Facility Commitments of the Lenders on such date together with any interest accrued to the date of such prepayment on the aggregate principal amount of Revolving Facility Loans prepaid, (B) the Foreign Currency Exposure to be less than or equal to the Foreign Currency Sublimit and (C) the Foreign Borrower Exposure to be less than or equal to the Foreign Borrower Sublimit, as applicable. The Administrative Agent shall give prompt notice of any prepayment required under this Section 2.11(e) to the Borrowers and the Lenders.

(f) To the extent that and for so long as the Company has determined in good faith that repatriation of any of or all the Net Proceeds or Excess Cash Flow would have adverse tax consequences (other than de minimis consequences), including any withholding tax, with respect to such Net Proceeds or Excess Cash Flow if such amount were repatriated as a dividend, an amount equal to the Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans (or other Loans required to be prepaid) at the times provided in Section 2.11(c) or Section 2.11(d), as the case may be; provided that when the Company determines in good faith that repatriation of any of or all the Net Proceeds or Excess Cash Flow would no longer have adverse tax consequences (other than de minimis consequences) with respect to such Net Proceeds or Excess Cash Flow if such amount were repatriated as a dividend, an amount equal to such Net Proceeds or Excess Cash Flow shall be promptly (and in any event not later than ten (10) Business Days after such determination) applied (net of additional taxes payable or reserved against as a result thereof, other than any such taxes already taken into account by the definition of “Net Proceeds” or “Excess Cash Flow,” as applicable) to the repayment of the Term Loans pursuant to Section 2.11(c) or Section 2.11(d), as applicable.

SECTION 2.12. Fees.

(a) The Company agrees to pay to each Lender, through the Administrative Agent, a commitment fee (a “Commitment Fee”) on the average daily amount of the Available Unused Commitment of such Lender during the immediately preceding quarter (or other period commencing with the Effective Date and ending with the date on which the last of the Revolving Facility Commitment of such Lender shall be terminated) at the rate per annum set forth under the caption “Commitment Fee Rate” in the definition of “Applicable Margin” herein. Such Commitment Fee shall accrue during the period from and including the Effective Date to but excluding the date on which such Revolving Facility Commitment terminates. Accrued Commitment Fees shall be paid on the fifteenth (15th) day after the last day of March, June, September and December in each year, and three (3) Business Days after the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day and the last day of each period but excluding the date on which the Revolving Facility Commitments terminate). For the purpose of calculating any Lender’s Commitment Fee, the outstanding Swingline Loans during the period for which such Lender’s Commitment Fee is calculated shall be deemed to be zero.

(b) The Company from time to time agrees to pay (i) to each Lender, through the Administrative Agent, a participation fee with respect to its participations in each outstanding Letter of Credit (an “L/C Participation Fee”), which shall accrue on the daily maximum stated amount then available to be drawn under such Letter of Credit at the rate per annum equal to the Applicable Margin for Term Benchmark Revolving Facility Borrowings, during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Facility Commitment terminates and the date on which such Lender ceases to have any Revolving L/C Exposure and (ii) to each Issuing Bank, for its own account, (x) a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, which shall accrue at the rate of 0.125% per annum on the daily maximum amount then available to be drawn under such Letter of Credit, during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Facility Commitments and the date on which there ceases to be any Revolving L/C Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit and other processing fees, and other standard costs and charges of such Issuing Bank relating to Letters of Credit issued by such Issuing Bank as from time to time in effect (collectively, “Issuing Bank Fees”). L/C Participation Fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth (15th) day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Facility Commitments terminate and any such fees accruing after the date on which the Revolving Facility Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All L/C Participation Fees and Issuing Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed (including the first day but excluding the last day). L/C Participation Fees and Issuing Bank Fees in respect of Letters of Credit denominated in Dollars shall be paid in Dollars, and L/C Participation Fees and Issuing Bank Fees in respect of Letters of Credit denominated in a Foreign Currency shall be paid in Dollars in the Dollar Amount thereof.

(c) The Company agrees to pay to the Administrative Agent, for the account of the Administrative Agent, the fees set forth in the Fee Letter at the times specified therein (the “Administrative Agent Fees”).

(d) All Fees shall be paid on the dates due, in Dollars (except as otherwise expressly provided in this Section 2.12) and immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Issuing Bank Fees shall be paid directly to the Issuing Banks. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.13. Interest.

(a) (i) The applicable Borrower shall pay interest on the unpaid principal amount of each ABR Loan made to such Borrower at the Alternate Base Rate plus the Applicable Margin and (ii) the applicable Borrower shall pay interest on the unpaid principal amount of each CBR Loan made to such Borrower at the Central Bank Rate plus the Applicable Margin.

(b) The applicable Borrower shall pay interest on the unpaid principal amount of each Term Benchmark Loan made to such Borrower at the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the Adjusted TIBO Rate, as applicable, for the Interest Period in effect for such Term Benchmark Loan plus the Applicable Margin.

(c) The applicable Borrower shall pay interest on the unpaid principal amount of each RFR Loan made to such Borrower at a rate per annum equal to the Daily Simple RFR plus the Applicable Margin.

(d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such Borrower shall pay interest on such overdue amount, after as well as before judgment, at a rate per annum equal to (x) in the case of overdue principal of any Loan, 2.0% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (y) in the case of any other amount, 2.0% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section; provided that this paragraph (d) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 9.08.

(e) Accrued interest on each Loan shall be payable by the relevant Borrower in arrears (i) on each Interest Payment Date for such Loan, (ii) in the case of Revolving Facility Loans, upon termination of the applicable Revolving Facility Commitments and on the applicable Maturity Date and (iii) in the case of the Term Loans, on the applicable Maturity Date; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan or CBR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) Interest computed by reference to the Adjusted Term SOFR Rate or the Adjusted EURIBO Rate hereunder shall be computed on the basis of a year of 360 days. Interest computed by reference to the Central Bank Rate, Daily Simple RFR with respect to Pounds Sterling, the Adjusted TIBO Rate or the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate, Central Bank Rate, Adjusted EURIBO Rate, EURIBO Rate, Adjusted TIBO Rate, TIBO Rate, Adjusted Term SOFR Rate, Term SOFR Reference Rate or Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(g) Interest in respect of Loans denominated in Dollars shall be paid in Dollars, and interest in respect of Loans denominated in a Foreign Currency shall be paid in such Foreign Currency.

SECTION 2.14. Alternate Rate of Interest.

(a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14:

(i) if the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, the EURIBO Rate, the Adjusted TIBO Rate or the TIBO Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple RFR or RFR for the applicable Agreed Currency; or

(ii) if the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, the EURIBO Rate, the Adjusted TIBO Rate or the TIBO Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Daily Simple RFR or RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Currency;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Term Benchmark Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing and (iii) if any Borrowing Request requests a Term Benchmark Borrowing or an RFR Borrowing for the relevant rate above in a Foreign Currency, then such request shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (1) if such Term Benchmark Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Term Benchmark Loan (or the next succeeding Business Day if such day is not a Business Day), such Term Benchmark Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars on such day, (2) if such Term Benchmark Loan is denominated in any Agreed Currency other than Dollars, then such Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Term Benchmark Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Margin; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Agreed Currency other than Dollars shall, at the applicable Borrower’s election prior to such day: (A) be prepaid by such Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Agreed Currency other than Dollars shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time or (3) if such RFR Loan is denominated in any Agreed Currency other than Dollars, then such RFR Loan shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Margin; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected RFR Loans denominated in any Agreed Currency, at the applicable Borrower’s election, shall either (x) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) immediately or (y) be prepaid in full immediately.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate, the EURIBO Rate or the TIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the applicable Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the applicable Borrower will be deemed to have converted any request for a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to ABR Loans or (y) any request for a Term Benchmark Borrowing or an RFR Borrowing denominated in a Foreign Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.14, (i) if such Term Benchmark Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Term Benchmark Loan (or the next succeeding Business Day if such day is not a Business Day), such Term Benchmark Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars on such day, (ii) if such Term Benchmark Loan is denominated in any Agreed Currency other than Dollars, then such Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Term Benchmark Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Margin; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Agreed Currency other than Dollars shall, at the applicable Borrower’s election prior to such day: (A) be prepaid by the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Agreed Currency other than Dollars shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time or (iii) if such RFR Loan is denominated in any Agreed Currency other than Dollars, then such RFR Loan shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the

Applicable Margin; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected RFR Loans denominated in any Agreed Currency, at the applicable Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) immediately or (B) be prepaid in full immediately.

SECTION 2.15. Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, compulsory loan requirement, insurance charge or other assessment, special deposit, liquidity or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted EURIBO Rate or the Adjusted TIBO Rate, as applicable) or Issuing Bank;

(ii) impose on any Lender or Issuing Bank or the other applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein (except for Taxes); or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to the Administrative Agent or such Lender or such other Recipient of making, continuing, converting or maintaining any Loan or of maintaining its obligation to make any such Loan to any Borrower or to increase the cost to the Administrative Agent, such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by the Administrative Agent, such Lender, such Issuing Bank or such other Recipient hereunder, whether of principal, interest or otherwise, then such Borrower will pay to the Administrative Agent, such Lender, such Issuing Bank or such other Recipient, as applicable, such additional amount or amounts as will compensate the Administrative Agent, such Lender, such Issuing Bank or such other Recipient, as applicable, for such additional costs incurred or reduction suffered as reasonably determined by the Administrative Agent, such Lender or such Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and generally consistent with similarly situated customers of the Administrative Agent, such Lender or such Issuing Bank, as applicable, under agreements having provisions similar to this Section 2.15, after consideration of such factors as the Administrative Agent, such Lender or such Issuing Bank, as applicable, then reasonably determines to be relevant).

(b) If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of or any of the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered as reasonably determined by the Administrative Agent, such Lender or such Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and generally consistent with similarly situated customers of the Administrative Agent, such Lender or such Issuing Bank, as applicable, under agreements having provisions similar to this Section 2.15, after consideration of such factors as the Administrative Agent, such Lender or such Issuing Bank, as applicable, then reasonably determines to be relevant).

(c) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender or such Issuing Bank, as applicable, the amount shown as due on any such certificate within ten

(10)	days after receipt thereof.

(d) Promptly after any Lender or Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender or such Issuing Bank shall notify the applicable Borrower thereof. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as applicable, notifies such Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments.

(a) With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10 and is revoked in accordance therewith), (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19 or (v) the failure by any Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrowers shall compensate each Lender for its actual loss, cost and expense attributable to such event. In the case of a Term Benchmark Loan (other than one based on the Adjusted Term SOFR Rate), such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender to be the excess, if any, of (x) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted EURIBO Rate or the Adjusted TIBO Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Term Benchmark Loan, for the period that would have been the Interest Period for such Loan), over (y) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant Agreed Currency of a comparable amount and period from other banks in the applicable offshore market for such Agreed Currency, whether or not such Term Benchmark Loan was in fact so funded. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(b) With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10 and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Company pursuant to Section 2.19 or (iv) the failure by any Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrowers shall compensate each Lender for the loss and any reasonable cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 2.17. Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrowers. The relevant Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Loan Parties. The Loan Parties shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the relevant Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to such Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) Defined Terms. For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

(j) Certain Luxembourg Matters. In order to not unnecessarily cause application of Luxembourg’s registration duty applicable to documents in writing evidencing an obligation to pay, neither the Administrative Agent nor any Lender will take any action to file or register this Agreement or any of the Loan Documents with applicable Luxembourg authorities which would cause such registration duty to be payable unless the Administrative Agent reasonably deems such action necessary or advisable in connection with the protection of rights or pursuit of remedies during the continuance of an Event of Default.

(k) Certain FATCA Matters. For purposes of determining withholding Taxes imposed under FATCA the Loan Parties and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans extended to the Company as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) (i) Except with respect to principal of and interest on Loans denominated in a Foreign Currency or as otherwise specified, each Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) in Dollars prior to 12:00 noon, New York City time, on the date when due or the date fixed for any prepayment hereunder and (ii) all payments with respect to principal and interest on Loans denominated in a Foreign Currency shall be made in such Foreign Currency not later than the Applicable Time specified by the Administrative Agent on the dates specified herein, in each case, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to euro, in euro) and (ii) to the Administrative Agent to the applicable account designated to the Company by the Administrative Agent or, in the case of a Credit Event denominated in a Foreign Currency, the Administrative Agent’s Term Benchmark Payment Office for such currency, except payments to be made directly to the Issuing Banks or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.05 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if such Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by such Administrative Agent to make such payment. Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or any Borrower is not able to make payments to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

(b) If at any time insufficient funds are received by and available to the Administrative Agent from the Borrowers to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due from the Borrowers hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from the Borrowers hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed L/C Disbursements then due from the Borrowers hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim, through the application of any proceeds of Collateral or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans, Revolving Facility Loans or participations in L/C Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements and Swingline Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph (c) shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received, prior to any date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks pursuant to the terms of this Agreement or any other Loan Document (including any date that is fixed for prepayment by notice from the applicable Borrower to the Administrative Agent pursuant to Section 2.11(a)), notice from the applicable Borrower that such Borrower will not make such payment or prepayment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as applicable, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or 9.05(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Banks to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15, or if any Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The relevant Loan Party hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.15, or if any Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then such Loan Party may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Loan Party shall have received the prior written consent of the Administrative Agent (and if a Revolving Facility Commitment is being assigned, the Issuing Banks and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Loan Party (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Nothing in this Section 2.19 or in any other provision of this Agreement shall be deemed to prejudice any rights that any Loan Party may have against any Lender that is a Defaulting Lender. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Acceptance executed by the Company, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

(c) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then provided no Event of Default then exists, the Company shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans, and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent, provided that: (a) all Obligations of the Borrowers owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment the Borrowers, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04.

SECTION 2.20. Increase in Revolving Facility Commitments and/or Incremental Term Loans.

(i) Incremental Commitments. The Company may by written notice to the Administrative Agent (an “Incremental Request”), request (i) one or more new commitments which shall be (A) of the same Class as any outstanding Term Loans (a “Term Loan Increase”) or (B) a new Class of term loans (collectively with any Term Loan Increase, the “Incremental Term Commitments”) under this Agreement and/or (ii) on or more increase in the amount of the Revolving Facility Commitments (a “Revolving Commitment Increase”) or the establishment of one or more revolving commitments (including any standalone letter of credit facility) and any increase thereunder (each an “Incremental Revolving Facility”; and, collectively with any such Revolving Commitment Increase, the “Incremental Revolving Commitment” and, collectively with any Incremental Term Commitments, the “Incremental Commitments”), in each case, to be incurred by the Company, whereupon the Administrative Agent shall promptly deliver a copy of such Incremental Request to each of the Lenders.

(ii) Incremental Loans. Any Incremental Term Loans or Incremental Revolving Commitments, in each case, other than Loan Increases, effected through the establishment of one or more new Term Loans or new Revolving Facility made on an Incremental Facility Closing Date shall be designated a separate Class of Incremental Term Loans or Incremental Revolving Commitments, as applicable, for all purposes of this Agreement. On any Incremental Facility Closing Date on which any Incremental Term Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction (or waiver) of the terms and conditions in this Section 2.20, (i) each Incremental Term Lender of such Class shall make a Loan to the Company (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Class and (ii) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. On any Incremental Facility Closing Date on which any Incremental Revolving Commitment of any Class are effected through the establishment of one or more new revolving credit commitments (including through any Revolving Commitment Increase), subject to the satisfaction (or waiver) of the terms and conditions in this Section 2.20, (i) each Incremental Revolving Credit Lender shall make its Commitment available to the Company (the loans made pursuant to Incremental Revolving Commitments, “Incremental Revolving Loans” and, collectively with any Incremental Term Loan, the “Incremental Loans”) in an amount equal to its Incremental Revolving Commitment, and (ii) each Incremental Revolving Credit Lender shall become a Lender hereunder with respect to its Incremental Revolving Commitment and the Incremental Revolving Loans made pursuant thereto. Notwithstanding the foregoing, Incremental Term Loans may have identical terms to any of the Term Loans and be treated as the same Class as any of such Term Loans.

(iii) Incremental Request. Each Incremental Request from the Company pursuant to this Section 2.20 shall set forth the requested amount and proposed terms of the relevant Incremental Loan. Incremental Commitments and Incremental Loans may be provided by any existing Lender (but no existing Lender will have an obligation to make any Incremental Commitment or Incremental Loans) or by any other bank or other financial institution which is not an Ineligible Institution (any such other bank or other financial institution being called an “Additional Lender”) (each such existing Lender or Additional Lender providing an Incremental Commitment or Incremental Loans, an “Incremental Revolving Credit Lender” or “Incremental Term Lender,” as applicable, and, collectively, the “Incremental Lenders”); provided that (i) the Administrative Agent, the Issuing Banks and the Swingline Lender shall have consented (not to be unreasonably withheld, conditioned or delayed) to such Additional Lender’s making of such Incremental Commitments and Incremental Loans to the extent such consent, if any, would be required under Section 9.04(b) for an assignment of Loans or Commitments to such Additional Lender.

(iv) Effectiveness of Incremental Facility Amendment. The effectiveness of any Incremental Facility Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction (or waiver in accordance with Section 9.08) on the date of such Incremental Facility Amendment (the “Incremental Facility Closing Date”) of each of the following conditions:

(A) (x) no Event of Default shall have occurred and be continuing or would exist after giving effect to such Incremental Commitments and (y) the representations and warranties contained in Article III and the other Loan Documents are true and correct in all material respects on and as of the Incremental Facility Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.20(d), the representations and warranties contained in Section 3.05 shall be deemed to refer to the most recent financial statements furnished pursuant to subsections (a) and (b), respectively, of Section 5.04; provided that to the extent the proceeds of the Incremental Loans are to be used to finance a Limited Condition Transaction, the conditions set forth in this clause (i) may be tested in accordance with Section 1.12 and/or modified in a manner customary for “SunGard” or “certain funds” conditionality to the extent agreed by the Company and the lenders providing such Incremental Loans;

(B) each Incremental Term Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $10,000,000 (and need not be in an increment of $1,000,000) if such amount represents all remaining availability under the limit set forth in clause (iii) below) and each Incremental Revolving Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $10,000,000 (and need not be in an increment of $1,000,000) if such amount represents all remaining availability under the limit set forth in clause (iii) below); and

(C) at the time of and after giving effect to the effectiveness of any proposed Incremental Term Loans or Incremental Revolving Commitments, the aggregate amount of the Incremental Term Loans and Incremental Revolving Commitments shall not exceed (this Section 2.20(d)(iii), the “Incremental Cap”):

(1) an amount equal to the Starter Basket; plus

(2) (i) the amount of all prior voluntary prepayments of Term Loans, (ii) the amount paid in respect of any reduction in the outstanding principal amount of Term Loans resulting from assignments to (and purchases by) any Loan Party and the concurrent cancellation of such Term Loans, amounts paid by any Loan Party in respect of the principal amount of any Term Loans utilizing the mandatory assignment provisions in respect of Defaulting Lenders, Non-Accepting Lenders and/or Non-Consenting Lenders pursuant to Sections 2.19(c) and 2.26(c), respectively (to the extent that the applicable Loans and Commitments subject to such mandatory assignments are permanently repaid and cancelled), and the amount of any voluntary permanent commitment reductions of undrawn and unutilized Revolving Facility Commitments and (iii) the amount of all prior voluntary prepayments (with respect to any revolving loans, to the extent accompanied by a permanent reduction in the related revolving commitments), redemptions, debt buy backs (to the extent permanently cancelled in connection therewith), payments utilizing the yank-a-bank provisions (to the extent that the applicable loans and commitments subject to such yank are permanently repaid and cancelled) or the termination of revolving commitments by the Company of Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness or any other Indebtedness, in each case, that is secured on a pari passu basis with the Revolving Facility Loans (provided that the relevant prepayment, redemption, repurchase or commitment reduction under this clause (B) shall not have been funded with proceeds of long-term Indebtedness (other than Revolving Facility Loans)), plus

(3) (x) in the case of any Incremental Loans or Incremental Commitments that effectively extend the Maturity Date of, or refinance, any Facility, an amount equal to the portion of the Facility to be replaced with (or refinanced by) such Incremental Loans or Incremental Commitments and (y) in the case of any Incremental Loans or Incremental Commitments that effectively replace any Commitment or Loan of Defaulting Lenders, Non-Accepting Lenders and/or Non-Consenting Lenders pursuant to Sections 2.19(c) and, 2.26(c), an amount equal to the portion of the relevant terminated or cancelled Commitment or Loan; plus

(4) an unlimited amount, so long as in the case of this clause (D) only, the Secured Net Leverage Ratio (determined on a Pro Forma Basis) does not exceed (I) 3.60:1.00 as of the most recently ended Test Period or, if applicable, determined in accordance with Section 1.12 or (II) to the extent such Incremental Facility is incurred in connection with the financing of a Permitted Business Acquisition or similar Investment permitted under the Loan Documents, the Secured Net Leverage Ratio in effect for the most recently ended Test Period, or where applicable, in accordance with Section 1.12 (in each case under the foregoing clauses (I) and (II), in the case of an incurrence of Incremental Revolving Commitments, assuming such Incremental Revolving Commitments are fully drawn and calculating the Secured Net Leverage Ratio without netting the cash proceeds from such Incremental Loans then proposed to be incurred) (this Section 2.20(d)(iii)(D), the “Incremental Ratio Basket”);

provided that (I) the initial Incremental Term Loans incurred by the Company shall be deemed to have been incurred under clause (a)(i) of the definition of “Starter Basket” until the “Takeout Financing Amount” has been reduced to $0 and may not be reclassified, (II) subject to the foregoing clause (I), unless the Borrower elects otherwise, Incremental Term Loans and Incremental Revolving Loans (and any Incremental Equivalent Debt incurred in lieu thereof pursuant to Section 6.01(w)) shall be deemed to have been incurred under clause (D) above (to the extent compliant therewith) prior to utilization of any available capacity under clauses (A), (B) or (C) above, (III) subject to the foregoing clause (I), Incremental Term Loans and Incremental Revolving Commitments (and any Incremental Equivalent Debt incurred in lieu thereof pursuant to Section 6.01(w)) may be incurred under any of clauses (A), (B) and/or (C) above, on the one hand, and clause (D) above, on the other hand, and proceeds from any such incurrences may be utilized in a single transaction by first calculating the incurrence under clause (D) above and then calculating the incurrence under clauses (A), (B) and/or (C) above, and (IV) any amounts incurred under clauses (A) (other than clause (a)(i) of the definition of “Starter Basket”), (B) or (C) shall be automatically reclassified as incurred under clause (D) if the Company satisfies the ratio for clause (D) at such time on a Pro Forma Basis.

(v) Required Terms. The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Loans and Incremental Revolving Commitments, as the case may be, of any Class and any Loan Increase shall be as agreed between the Company and the applicable Incremental Lenders, and except as otherwise set forth herein, to the extent not identical to the Revolving Credit Facility or the Term Facility, as applicable, existing on the Incremental Facility Closing Date, shall either, at the option of the Company, (i) reflect market terms and conditions (taken as a whole) at the time of incurrence of such Indebtedness (as determined by the Company in good faith) or (ii) be not materially more favorable (when taken as a whole), as reasonably determined by the Company, to the Incremental Lenders providing such Incremental Facility than the terms and conditions of the Revolving Credit Facility, except, in each case under this clause (ii), with respect to (x) covenants and other terms only applicable to periods after the Maturity Date for the Revolving Credit Facility or the Term Facility, as applicable, or (y) covenants and other terms reasonably satisfactory to the Administrative Agent; provided that to the extent any covenant or term is added for the benefit of Incremental Lenders of an Incremental Revolving Facility, such covenant or term will be deemed satisfactory to the Administrative Agent to the extent that such term or provision is also added, or the features of such term or provision are provided, for the benefit of the Revolving Credit Facility; provided that in the case of a Term Loan Increase or a Revolving Commitment Increase, the terms, provisions and documentation of such Term Loan Increase or a Revolving Commitment Increase shall be identical (other than with respect to upfront fees, OID or similar fees, it being understood that, if required to consummate such Loan Increase transaction, the interest rate margins and rate floors may be increased, any call protection provision may be made more favorable to the applicable existing Lenders and additional upfront or similar fees may be payable to the lenders providing the Loan Increase) to the applicable Term Loans or Revolving Commitments being increased, in each case, as existing on the Incremental Facility Closing Date (provided that, if such Incremental Term Loans are to be “fungible” with any existing Term Loans, notwithstanding any other conditions specified in this Section 2.20(e), the amortization schedule for such “fungible” Incremental Term Loan may provide for amortization in such other percentage(s) to be agreed by the Company and the Administrative Agent to ensure that such Incremental Term Loans will be “fungible” with such existing Term Loans). In any event:

(A) the Incremental Term Loans and Incremental Term Commitments:

(1) shall not be guaranteed by any Person other than any Loan Party unless such guarantee is provided for the benefit of the Amendment No. ~~3 Term Lenders and Amendment No. 4~~5 Term Lenders;

(2) shall rank equal in right of payment and in priority of right of security (excluding customary escrow arrangements with respect to the proceeds thereof) with the Amendment No.  ~~3~~5 Term Loans ~~and Amendment No. 4 Term Loans~~;

(3) shall not mature earlier than, and shall have a weighted average life to maturity equal to or greater than, the Amendment No.  ~~3~~5 Term Loans ~~and Amendment No. 4 Term Loans~~ (or, if there are no Amendment No. ~~3~~5 Term Loans ~~or Amendment No. 4 Term Loans~~ outstanding, the Revolving Facility Loans); provided that the requirements set forth in this clause (C) shall not apply to any Incremental Term Loans consisting of a customary bridge facility, so long as such bridge facility provides for an automatic extension to long-term Indebtedness that satisfies the requirements set forth in this clause (C);

(4) subject to Section 2.20(e)(iii), shall have amortization and an Applicable Margin determined by the Borrower and the applicable Incremental Term Lenders;

(5) may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Amendment No. ~~3 Term Loans and Amendment No. 4~~5 Term Loans in any mandatory prepayment hereunder; and

(6) may contain customary “most-favored nation” pricing provisions with respect to future incurrences of Indebtedness.

(B) the Incremental Revolving Loans and Incremental Revolving Commitments:

(1) shall not be guaranteed by any Person other than any Loan Party unless such guarantee is provided for the benefit of the Lenders,

(2) shall rank equal in right of payment and in priority of right of security with the Revolving Facility Loans,

(3) shall not mature earlier than the Revolving Facility and shall not be subject to amortization;

(4) shall provide that the borrowing and repayment (except for (1) payments of interest and fees at different rates on Incremental Revolving Commitments (and related outstanding Incremental Revolving Loans), (2) repayments required upon the Maturity Date of any Revolving Facility Commitments, (3) repayments made in connection with any refinancing of Revolving Facility Commitments and (4) repayment made in connection with a permanent repayment and termination of Commitments) of Revolving Facility Loans with respect to Incremental Revolving Commitments after the associated Incremental Facility Closing Date shall be made on a pro rata basis with all other outstanding Revolving Facility Commitments existing on such Incremental Facility Closing Date;

(5) subject to the provisions of Section 2.04 in connection with Letters of Credit which mature or expire after a Maturity Date at any time Incremental Revolving Commitments with a later Maturity Date are outstanding, shall provide that all Letters of Credit shall be participated on a pro rata basis by each Lender with a Revolving Facility Commitment in accordance with its percentage of the Revolving Facility Commitments existing on the Incremental Facility Closing Date (and except as provided in Section 2.04, without giving effect to changes thereto on an earlier Maturity Date with respect to Letters of Credit theretofore incurred or issued);

(6) shall provide that the permanent repayment of Revolving Facility Loans with respect to, and termination of, Incremental Revolving Commitments after the associated Incremental Facility Closing Date may be made on a pro rata basis or less than a pro rata basis or greater than a pro rata basis, in each case, with all other Revolving Commitments existing on such Incremental Facility Closing Date;

(7) shall provide that any Incremental Revolving Commitments may constitute a separate Class or Classes, as the case may be, of Commitments from the Classes constituting the applicable Revolving Commitments prior to the Incremental Facility Closing Date; provided at no time shall there be Revolving Commitments hereunder (including Incremental Revolving Commitments and any original Revolving Commitments) which have more than four (4) different Maturity Dates unless otherwise agreed to by the Administrative Agent; and

(8) shall have an Applicable Margin determined by the Company and the applicable Incremental Revolving Credit Lenders;

(C) the interest rate margins, original issue discount or upfront fees (if any), interest rate floors (if any) and amortization schedule applicable to any Incremental Term Loans will be determined by the Company and the lenders providing such Incremental Term Loans; provided that with respect to any Incremental Term Loans that ranks pari passu in right of security with the Amendment No. 3 Term Loans that is incurred within 12 months after the Amendment No. 3 Effective Date, the All-in Yield for any Incremental Term Loans shall be the same as that applicable to the Amendment No. 3 Term Loans on the Amendment No. 3 Effective Date or the Amendment No. 4 Term Loans on the Amendment No. 4 Effective Date, except that the All-in Yield in respect of any such Incremental Term Loans may exceed the All-in Yield in respect of such Amendment No. 3 Term Loans on the Amendment No. 3 Effective Date or such Amendment No. 4 Term Loans on the Amendment No. 4 Effective Date by no more than 0.50% or, if it does so exceed such All-in Yield by more than 0.50% (such difference, the “Term Yield Differential”) then the Applicable Margin applicable to such Amendment No. 3 Term Loans or the Amendment No. 4 Term Loans as the case may be shall be increased such that after giving effect to such increase, the applicable Term Yield Differential shall not exceed 0.50% (the “MFN Provision”).

(vi) Incremental Facility Amendment. Commitments in respect of Incremental Term Loans and Incremental Revolving Commitments shall become Commitments, under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Incremental Lender providing such Commitments and, without delay, the Administrative Agent. The Incremental Facility Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section 2.20 and the Lenders expressly authorize the Administrative Agent to enter into every such Incremental Facility Amendment, including any amendments that are not adverse to the interests of any Lender that are made to effectuate changes necessary to enable any Incremental Loans that are intended to be treated as fungible with any Class of outstanding Term Loans to be treated as fungible with such Term Loans, which shall include without limitation (i) any amendments to Section 2.10 that do not reduce the ratable amortization received by each Lender thereunder and (ii) any amendments which extend or add “call protection” to any existing Class of Loans. No Lender shall be obligated to provide any Incremental Loan, unless it so agrees.

(vii) Each Lender or Additional Lender providing a portion of any Incremental Facility shall execute and deliver to the Administrative Agent and the Company all such documentation (including the relevant Incremental Facility Amendment) as may be reasonably required by the Administrative Agent to evidence and effectuate such Incremental Facility. On the effective date of such Incremental Facility, each Additional Lender shall become a Lender for all purposes in connection with this Agreement.

SECTION 2.21. Illegality. If any Lender reasonably determines that any change in law has made it unlawful, or that any Governmental Authority has asserted after the Effective Date that it is unlawful, for any Lender or its applicable lending office to make or maintain any Term Benchmark Loans, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligations of such Lender to make or continue Term Benchmark Loans or to convert ABR Borrowings to Term Benchmark Borrowings, as the case may be, shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), convert all such Term Benchmark Borrowings of such Lender to ABR Borrowings, on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

SECTION 2.22. Determination of Dollar Amounts. The Administrative Agent will determine the Dollar Amount of:

(a) any Loan denominated in a Foreign Currency, on each of the following: (i) the date of the Borrowing of such Loan and (ii) each date of a conversation or continuation of such Loan pursuant to the terms of this Agreement,

(b) any Letter of Credit denominated in a Foreign Currency, on each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof, and

(c) any Credit Event, on any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a), (b) and (c) is herein described as a “Computation Date” with respect to each Credit Event for which a Dollar Amount is determined on or as of such day.

SECTION 2.23. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Revolving Facility Commitment of such Defaulting Lender pursuant to Section 2.12;

(b) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to cash collateralize Revolving L/C Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize future Revolving L/C Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrowers’ obligations corresponding to such Defaulting Lender’s Revolving L/C Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(c) such Defaulting Lender’s Revolving Facility Commitment, Revolving Facility Credit Exposure and Total Term Loan Exposure shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.08); provided that, except as otherwise provided in Section 9.08, this clause (c) shall not apply to the vote of a Defaulting Lender in the case of any amendment, waiver or other modification requiring the consent of such Lender or each Lender adversely affected thereby;

(d) if any Swingline Exposure or Revolving L/C Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of such Swingline Exposure and Revolving L/C Exposure of such Defaulting Lender (other than, in the case of a Defaulting Lender that is the Swingline Lender, the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders that are Lenders in accordance with their respective Applicable Percentages in respect of the Revolving Facility but only to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Facility Credit Exposure to exceed its Revolving Facility Commitment;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of each Issuing Bank only the Borrowers’ obligations corresponding to such Defaulting Lender’s Revolving L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such Revolving L/C Exposure is outstanding;

(iii) if the Company cash collateralizes any portion of such Defaulting Lender’s Revolving L/C Exposure pursuant to clause (ii) above, the Company shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s Revolving L/C Exposure during the period such Defaulting Lender’s Revolving L/C Exposure is cash collateralized;

(iv) if the Revolving L/C Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages in respect of the Revolving Facility; or

(v) if any Defaulting Lender’s Revolving L/C Exposure is neither cash collateralized nor reallocated pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s Revolving L/C Exposure shall be payable to the relevant Issuing Bank until such Revolving L/C Exposure is cash collateralized and/or reallocated; and

(e) so long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Facility Commitments of the non-Defaulting Lenders that are Lenders and/or cash collateral will be provided by the Company in accordance with Section 2.23(d), and Swingline Exposure related to any such newly made Swingline Loan or Revolving L/C Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.23(d)(i) (and such Defaulting Lenders shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the relevant Issuing Bank, as the case may be, shall have entered into arrangements with the Company or such Lender, satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Company, each Issuing Bank and the Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and Revolving L/C Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Facility Commitment and on such date such Lender shall purchase at par such of the Revolving Facility Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Facility Loans in accordance with its Applicable Percentage; provided, that no adjustments shall be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

SECTION 2.24. Liability of Foreign Borrowers. The parties intend that this Agreement shall in all circumstances be interpreted to provide that each Foreign Borrower is liable only for Loans made to such Foreign Borrower, interest on such Loans, such Foreign Borrower’s reimbursement obligations with respect to any Letter of Credit issued for its account and its ratable share of any of the other Obligations, including, without limitation, general fees, reimbursements and charges hereunder and under any other Loan Document that are attributable to it. The liability of any Foreign Borrower for the payment of any of the Obligations or the performance of its covenants, representations and warranties set forth in this Agreement and the other Loan Documents shall be several from but not joint with the Obligations of the Company and any other obligor. Nothing in this Section 2.24 is intended to limit, nor shall it be deemed to limit, any of the liability of the Company for any of the Obligations, whether in its primary capacity as a Borrower, pursuant to its guaranty obligations set forth in Article X, at law or otherwise.

SECTION 2.25. Designation of Foreign Borrowers. On the Effective Date, and subject to the satisfaction of the conditions in Section 4.01 hereto, the Initial Foreign Borrowers shall continue to be Foreign Borrowers party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to any such Subsidiary, whereupon such Subsidiary shall cease to be a Foreign Borrower and a party to this Agreement. After the Effective Date, the Company may at any time and from time to time designate any Eligible Foreign Subsidiary as a Foreign Borrower by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company and the satisfaction of the other conditions precedent set forth in Section 4.03, and upon such delivery and satisfaction such Subsidiary shall for all purposes of this Agreement be a Foreign Borrower and a party to this Agreement. Each Foreign Borrower shall remain a Foreign Borrower until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Foreign Borrower and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Foreign Borrower at a time when any principal of or interest on any Loan to such Borrower shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate the right of such Foreign Borrower to make further Borrowings under this Agreement. As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall furnish a copy thereof to each applicable Lender.

SECTION 2.26. Loan Modification Offers.

(a) At any time after the Amendment Closing Date, the Company may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes (each Class subject to such a Loan Modification Offer, an “Affected Class”) to effect one or more Permitted Amendments relating to such Affected Class pursuant to procedures reasonably specified by the Applicable Administrative Agent and reasonably acceptable to the Company (including mechanics to permit cashless rollovers and exchanges by Lenders). Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective. Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Class as to which such Lender’s acceptance has been made.

(b) A Permitted Amendment shall be effected pursuant to a Loan Modification Agreement executed and delivered by the Company each applicable Accepting Lender and the Administrative Agent; provided that no Permitted Amendment shall become effective unless the Company shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall be reasonably requested by the Administrative Agent in connection therewith, in each case substantially in the form delivered on the Closing Date (with appropriate modification thereto to reflect the nature of the Loan Modification Offer). The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Applicable Administrative Agent, to give effect to the provisions of this Section 2.26, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new “Class” of loans and/or commitments hereunder.

(c) If, in connection with any proposed Loan Modification Offer, any Lender declines to consent to such Loan Modification Offer on the terms and by the deadline set forth in such Loan Modification Offer (each such Lender, a “Non-Accepting Lender”) then the Company may, on notice to the Administrative Agent and the Non-Accepting Lender, (i) replace such Non-Accepting Lender by causing such Lender to (and such Lender shall be obligated to) assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all of its interests, rights and obligations under this Agreement in respect of the Loans and Commitments of the Affected Class to one or more eligible assignees (which eligible assignee may be another Lender, if a Lender accepts such assignment) or (ii) prepay such Non-Accepting Lender; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Company to find a replacement Lender; provided, further, that (a) the applicable assignee shall have agreed to provide Loans and/or Commitments on the terms set forth in the applicable Permitted Amendment, (b) such Non-Accepting Lender shall have received payment of an amount equal to the outstanding principal of the Loans of the Affected Class assigned by it pursuant to this Section 2.26(c), accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the eligible assignee (to the extent of such outstanding principal and accrued interest and fees) and (c) unless waived, the Company or such eligible assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b).

(d) Notwithstanding anything to the contrary, this Section 2.26 shall supersede any provisions in Section 2.18 or Section 9.08 to the contrary.

SECTION 2.27. Refinancing Amendments. At any time after the Amendment Closing Date, the Company may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of (a) all or any portion of the Term Loans then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans or Incremental Term Loans) or (b) all or any portion of the Revolving Facility Loans (or unused Revolving Facility Commitments) under this Agreement (which for purposes of this clause (b) will be deemed to include any then outstanding Other Revolving Loans and Other Revolving Commitments), in the form of (x) Other Term Loans or Other Term Commitments or (y) Other Revolving Loans or Other Revolving Commitments, as the case may be, in each case pursuant to a Refinancing Amendment. Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section  ~~2.21~~2.27 shall be in an aggregate principal amount that is (x) not less than $10,000,000 in the case of Other Term Loans or $10,000,000 in the case of Other Revolving Loans and (y) an integral multiple of $1,000,000 in excess thereof. The Applicable Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Revolving Loans, Other Revolving Commitments and/or Other Term Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Applicable Administrative Agent and the Company, to effect the provisions of this Section 2.27.

Article III

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to each of the Lenders with respect to itself and each of its respective Subsidiaries that:

SECTION 3.01. Organization; Powers. Except as set forth on Schedule 3.01, the Company and each of the Subsidiaries (a) is duly organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization except for such failures to be in good standing which could not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrowers, to borrow and otherwise obtain credit hereunder. The “centre of main interests” (as that term is used in the regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast)) of Chart Luxembourg is in Luxembourg, and Chart Luxembourg has no “establishment” (as that term is used in the regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast)) outside Luxembourg.

SECTION 3.02. Authorization. The execution, delivery and performance by the Company and each of the Subsidiaries of each of the Loan Documents to which it is a party, and the borrowings hereunder and the Transactions (a) have been duly authorized by all corporate, stockholder, limited liability company or partnership action required to be obtained by the Company and such Subsidiaries and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Company or any such Subsidiary, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, lease, agreement or other instrument to which the Company or any such Subsidiary is a party or by which any of them or any of their respective property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, lease, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Company or any such Subsidiary, other than the Liens created by the Loan Documents.

SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, examinership, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions except for (a) the filing of UCC financing statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office or, with respect to intellectual property which is the subject of registration or application for registration outside the United States, such applicable patent, trademark or copyright office or other intellectual property authority, (c) [intentionally omitted], (d) such consents, authorizations, filings or other actions that have either (i) been made or obtained and are in full force and effect or (ii) are listed on Schedule 3.04, (e) filings with the SEC reporting the Transactions and the refinancing related to the Transactions, and (f) such actions, consents and approvals the failure to be obtained or made which could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.05. Financial Statements. There has heretofore been furnished to the Lenders (i) the audited consolidated balance sheets as of December 31, 2020 and (ii) the unaudited consolidated balance sheets as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2021 and June 30, 2021, in each case, certified by its chief financial officer, in each case which were prepared in accordance with GAAP consistently applied during such period and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and its consolidated results of operations and cash flows for the period then ended.

SECTION 3.06. No Material Adverse Effect. Since December 31, 2020, there has been no event or occurrence which has resulted in or would reasonably be expected to result in, individually or in the aggregate, any Material Adverse Effect.

SECTION 3.07. Title to Properties; Possession Under Leases.

(a) Each of the Company and its Subsidiaries has good and valid record fee simple title to, all Material Real Properties, except where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries have maintained, in all material respects and in accordance with normal industry practice and subject to normal wear and tear, all of the machinery, equipment, vehicles, facilities and other tangible personal property now owned or leased by the Company and its Subsidiaries that is necessary to conduct their business as it is now conducted. All such Material Real Properties are free and clear of Liens, other than Liens expressly permitted by Section 6.02 or arising by operation of law.

(b) The Company and its Subsidiaries have complied with all obligations under all leases to which it is a party, except where the failure to comply would not have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries enjoy peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) The Company and its Subsidiaries own or possess, or could obtain ownership or possession of, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any known conflict with the rights of others, and free from any burdensome restrictions, except where such conflicts and restrictions could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) Schedule 3.07(g) sets forth as of the Effective Date the name and jurisdiction of incorporation, formation or organization of each Subsidiary of the Company and, as to each such Subsidiary, the percentage of each class of Equity Interests owned by the Company or by any such Subsidiary, indicating the ownership thereof.

SECTION 3.08. Litigation; Compliance with Laws.

(a) (i) Except as set forth on Schedule 3.08(a), there are no actions, suits, investigations or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending against, or, to the knowledge of any Borrower, threatened in writing against or affecting, the Company or any of its Subsidiaries or any business, property or rights of any such Person (i) as of the Effective Date, that involve any Loan Document or the Transactions or (ii) which individually could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected, individually or in the aggregate, to materially adversely affect the Transactions. (ii) None of the Borrowers nor, to the knowledge of any of the Loan Parties, any of their Affiliates is in violation of any laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 23, 2001, and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (signed into law on October 26, 2001) (the “U.S. Patriot Act”).

(b) Except as set forth in Schedule 3.08(b), none of the Company, its Subsidiaries and their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any currently applicable law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permit), the Luxembourg Domiciliation Law (to the extent required), or any restriction of record, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.09. Federal Reserve Regulations.

(a) None of the Company and its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, Regulation U or Regulation X.

SECTION 3.10. Investment Company Act. None of the Company or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.11. Use of Proceeds. (a) Each of the Borrowers will use the proceeds of the Revolving Facility Loans, the Swingline Loans, and may request the issuance of Letters of Credit, as applicable, only to refinance existing Indebtedness and for working capital and other general corporate purposes (including refinancing existing Indebtedness and Permitted Business Acquisitions). The Company will use the proceeds of the Amendment No. 3 Term Loans, to finance, in part, the Specified Acquisition Transactions and for working capital and other general corporate purposes. The Company will use the proceeds of the Amendment No. 4 Term Loans for general corporate purposes. The Company will use the proceeds of the Amendment No. 5 Term Loans to refinance the Amendment No. 3 Term Loans and Amendment No. 4 Term Loans. (b) No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use, and the Company shall use reasonable efforts to procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation, in any material respect, of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case except to the extent permitted for a Person required to comply with Sanctions or (iii) in any manner that would result in the violation in any material respect of any Sanctions applicable to any party hereto.

SECTION 3.12. Tax Returns. Except as set forth on Schedule 3.12:

(a) Each of the Company and its Subsidiaries (i) has timely filed or caused to be timely filed all federal, state, local and non-U.S. Tax returns required to have been filed by it that are material to such companies taken as a whole and each such Tax return is complete and accurate in all material respects and (ii) has timely paid or caused to be timely paid all material Taxes shown thereon to be due and payable by it and all other material Taxes or assessments, except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which the Company or any of its Subsidiaries (as the case may be) has set aside on its books adequate reserves;

(b) Each of the Company and its Subsidiaries has paid in full or made adequate provision (in accordance with GAAP) for the payment of all Taxes due with respect to all periods or portions thereof ending on or before the Effective Date, which Taxes, if not paid or adequately provided for, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and

(c) Other than as could not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect: as of the Effective Date, with respect to the Company and its Subsidiaries, (i) there are no claims being asserted in writing with respect to any Taxes, (ii) no presently effective waivers or extensions of statutes of limitation with respect to Taxes have been given or requested and (iii) no Tax returns are being examined by, and no written notification of intention to examine has been received from, the Internal Revenue Service or any other Taxing authority.

SECTION 3.13. No Material Misstatements.

(a) All written information (other than the Projections, estimates and information of a general economic nature) concerning the Company, its Subsidiaries, the Transactions and any other transactions contemplated hereby included in the Information Memorandum or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, were true and correct in all material respects, as of the date such information was furnished to the Lenders and as of the Effective Date and did not contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made.

(b) The Projections and estimates and information of a general economic nature prepared by or on behalf of the Borrowers or any of their representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby (i) have been prepared in good faith based upon assumptions believed by the Borrowers to be reasonable as of the date thereof, as of the date such Projections and estimates were furnished to the Lenders and as of the Effective Date, and (ii) as of the Effective Date, have not been modified in any material respect by the Borrowers.

(c) As of the Effective Date, to the best knowledge of the Company, the information included in the Beneficial Ownership Certification provided in respect of the Borrowers on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

SECTION 3.14. Employee Benefit Plans.

(a) Each Plan has been administered in compliance with the applicable provisions of ERISA and the Code (and the regulations and published interpretations thereunder), except for such noncompliance that could not reasonably be expected to have a Material Adverse Effect. As of the Effective Date, the excess of the present value of all benefit liabilities under each Plan of the Company, and each Subsidiary and the ERISA Affiliates (based on those assumptions used to fund such Plan), as of the last annual valuation date applicable thereto for which a valuation is available, over the value of the assets of such Plan could not reasonably be expected to have a Material Adverse Effect, and the excess of the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) as of the last annual valuation dates applicable thereto for which valuations are available, over the value of the assets of all such underfunded Plans could not reasonably be expected to have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events which have occurred or for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

(b) All foreign pension schemes sponsored or maintained by the Company and each of its Subsidiaries is maintained in accordance with the requirements of applicable foreign law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.15. Environmental Matters. Except as to matters that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (a) no written notice, request for information, order, complaint, Environmental Claim or penalty has been received by the Company or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries which allege a violation of or liability under any Environmental Laws, in each case relating to the Company or any of the Subsidiaries, (b) the Company and the other Subsidiaries has all environmental, health and safety permits necessary for its operations as currently conducted to comply with all applicable Environmental Laws and is, and has been, in compliance with the terms of such permits and with all other applicable Environmental Laws except for non-compliances which have been resolved and the costs of such resolution have been paid, (c) [intentionally omitted], (d) to the knowledge of the Company and the Subsidiaries, no Hazardous Material is located at any property currently owned, operated or leased by the Company or any of the other Subsidiaries that would reasonably be expected to give rise to any liability or Environmental Claim of the Company or any of its Subsidiaries under any Environmental Laws, and no Hazardous Material has been generated, owned or controlled by the Company or any of the other Subsidiaries and transported to or Released at any location in a manner that would reasonably be expected to give rise to any liability or Environmental Claim of the Company or any of its Subsidiaries under any Environmental Laws, (e) to the knowledge of the Company and the Subsidiaries, there are no acquisition agreements pursuant to which the Company or any of its Subsidiaries has expressly assumed or undertaken responsibility for any liability or obligation of any other Person arising under or relating to Environmental Laws, which in any such case has not been made available to the Administrative Agent prior to the date hereof, (f) to the knowledge of the Company and the Subsidiaries, there are no landfills or disposal areas located at, on, in or under the assets of the Company or any Subsidiary, and (g) to the knowledge of the Company and the Subsidiaries, except as listed on Schedule 3.15, there are not currently and there have not been any underground storage tanks “owned” or “operated” (as defined by applicable Environmental Law) by the Company or any Subsidiary or present or located on the Company’s or any Subsidiary’s Real Property. For purposes of Section 7.01(a), each of the representations and warranties contained in parts (d), (e), (f) and (g) of this Section 3.15 that are qualified by the knowledge of the Company and the Subsidiaries shall be deemed not to be so qualified.

SECTION 3.16. [Intentionally Omitted].

SECTION 3.17. [Intentionally Omitted].

SECTION 3.18. Solvency.

(a) Immediately after giving effect to the Transactions (i) the fair value of the assets of the Company and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Company and its Subsidiaries on a consolidated basis, respectively; (ii) the present fair saleable value of the property of and the Company and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Company and its Subsidiaries on a consolidated basis, respectively, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Company and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (iv) the Company and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Effective Date; and (v) no Foreign Borrower Insolvency Event will occur.

(b) The Company does not intend to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such subsidiary.

SECTION 3.19. Labor Matters. There are no strikes pending or threatened against the Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Company and its Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All material payments due from the Company or any of its Subsidiaries or for which any claim may be made against the Company or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Company or such Subsidiary to the extent required by GAAP. Except as set forth on Schedule 3.19, consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Company or any of its Subsidiaries (or any predecessor) is a party or by which the Company or any of its Subsidiaries (or any predecessor) is bound, other than collective bargaining agreements that, individually or in the aggregate, are not material to the Company and its Subsidiaries, taken as a whole.

SECTION 3.20. Insurance. The Company has certified to the Administrative Agent a true, complete and correct description of all material insurance maintained by or on behalf of the Company or its Subsidiaries as of the Effective Date. As of such date, such insurance is in full force and effect. The Company believes that the insurance maintained by or on behalf of it and its Subsidiaries is adequate.

SECTION 3.21. Anti-Corruption Laws and Sanctions. (a) The Company has implemented and maintains in effect policies and procedures reasonably designed to promote and achieve compliance in all material respects by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees and to the knowledge of the Company its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and, in the case of any Foreign Borrower, is not knowingly engaged in any activity that could reasonably be expected to result in such Borrower being designated as a Sanctioned Person. (b) None of (i) the Company, any Subsidiary or to the knowledge of the Company or such Subsidiary any of their respective directors, officers or employees, or (ii) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. (c) No Borrowing or Letter of Credit, use of proceeds or other Transactions will violate Anti-Corruption Laws or applicable Sanctions.

SECTION 3.22. Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

SECTION 3.23. Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents, upon execution and delivery by the parties thereto, create legal and valid Liens on all of the Collateral in respect of which and to the extent this Agreement and such other Loan Documents purport to create Liens in favor of the Administrative Agent, for the benefit of the Secured Parties. Upon the proper filing of UCC financing statements, upon the taking of possession or control by the Administrative Agent of the Collateral with respect to which a security interest may be perfected by possession or control (which possession or control shall be given to the Administrative Agent to the extent possession or control by the Administrative Agent is required by this Agreement or the Loan Documents), and the taking of all other actions to be taken pursuant to the terms of this Agreement and the other Loan Documents, such Liens constitute perfected first priority Liens on the Collateral (subject to Liens permitted by Section 6.02) to the extent perfection can be obtained by the filing of UCC financing statements, possession or control, securing the Secured Obligations, enforceable against the applicable Loan Party in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Article IV

CONDITIONS OF LENDING

SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.08):

(a) The Administrative Agent (or its counsel) shall have received from (i) each party hereto a counterpart of this Agreement (which, subject to Section 9.13, may include any Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the other Loan Documents and such other legal opinions, certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit H.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Winston & Strawn LLP, counsel for the Loan Parties, (ii) LexField, special Luxembourg counsel for Chart Luxembourg and (iii) Jones Day LLP, special Hong Kong counsel for Chart Hong Kong, in each case covering such matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Company hereby requests such counsel to deliver such opinions.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the initial Loan Parties (in their jurisdiction of organization or formation), the authorization of the Transactions and any other legal matters relating to such Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit H.

(d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, certifying (i) that the representations and warranties contained in Article III are true and correct in all material respects (or in all respects if the applicable representation or warranty is qualified by Material Adverse Effect or other materiality qualifier) on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects (or in all respects if the applicable representation or warranty is qualified by Material Adverse Effect or other materiality qualifier) as of such earlier date), and (ii) that no Event of Default or Default has occurred and is continuing as of such date.

(e) (i) The Administrative Agent shall have received evidence satisfactory to it of the payment, prior to or simultaneously with the initial Loans hereunder, of all (x) outstanding principal on the Term Loans under (and as defined in) the Existing Credit Agreement and (y) interest, fees and premiums, if any, on all loans and other extensions of credit outstanding under the Existing Credit Agreement and (ii) each Departing Lender shall have received payment in full of all of the “Obligations” owing to it under the Existing Credit Agreement (other than obligations to pay fees and expenses with respect to which the Company has not received an invoice, contingent indemnity obligations and other contingent obligations owing to it under the “Loan Documents” as defined in the Existing Credit Agreement).

(f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

(g) The Lenders shall have received a solvency certificate substantially in the form of Exhibit F and signed by the chief financial officer or another Responsible Officer of the Company confirming the solvency of the Company and its Subsidiaries on a consolidated basis after giving effect to the Transactions.

(h) (i) The Administrative Agent shall have received, at least three (3) Business Days prior to the Effective Date, all documentation and other information regarding the Borrowers requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Company at least ten (10) Business Days prior to the Effective Date and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) Business Days prior to the Effective Date, any Lender that has requested, in a written notice to the Company at least ten (10) Business Days prior to the Effective Date, a Beneficial Ownership Certification in relation to such Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (h) shall be deemed to be satisfied).

SECTION 4.02. All Credit Events. (i) The obligations of the Lenders to make Loans and of the Issuing Banks to issue, amend or extend any Letter of Credit hereunder (other than on the date of the consummation of the Specified Acquisition) is subject to the satisfaction of each of the following conditions:

(a) The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03) or, in the case of the issuance of a Letter of Credit, the relevant Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.05(b).

(b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date of such Borrowing or issuance, amendment or extension of a Letter of Credit (other than an amendment or extension of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(c) At the time of and immediately after such Borrowing or issuance, amendment or extension of a Letter of Credit (other than an amendment or extension of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, no Event of Default or Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment or extension of a Letter of Credit (other than an amendment or extension of a Letter of Credit without any increase in the stated amount of such Letter of Credit) made by any Borrower shall be deemed to constitute a representation and warranty by each Borrower on the date of such Borrowing, issuance, amendment or extension as applicable, as to the matters specified in paragraphs (b) and (c) of this Section 4.02(i).

(ii) The obligations of the Lenders to make Loans to the Company and of the Issuing Banks to issue, amend or extend any Letter of Credit hereunder on the date of the consummation of the Specified Acquisition is subject solely to the satisfaction of each of the following conditions:

(d) The Amendment Closing Date shall have occurred.

(e) The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 or, in the case of the issuance of a Letter of Credit, the relevant Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.05(b).

SECTION 4.03. Designation of a Foreign Borrower. The designation of a Foreign Borrower after the Effective Date pursuant to Section 2.25 is subject to the condition precedent that the Company or such proposed Foreign Borrower shall have furnished or caused to be furnished to the Administrative Agent:

(a) Copies, certified by the Secretary, Assistant Secretary or director of such Subsidiary, of its Board of Directors’ resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Administrative Agent) approving the Borrowing Subsidiary Agreement and any other Loan Documents to which such Subsidiary is becoming a party and such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Subsidiary;

(b) An incumbency certificate, executed by the Secretary, Assistant Secretary or director of such Subsidiary, which shall identify by name and title and bear the signature of the officers of such Subsidiary authorized to request Borrowings hereunder and sign the Borrowing Subsidiary Agreement and the other Loan Documents to which such Subsidiary is becoming a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company or such Subsidiary;

(c) Opinions of counsel to such Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the laws of its jurisdiction of organization and such other matters as are reasonably requested by counsel to the Administrative Agent and addressed to the Administrative Agent and the Lenders;

(d) Any documentation and other information related to such Subsidiary reasonably requested by the Administrative Agent or any Lender under applicable “know your customer” or similar rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation; and

(e) Any promissory notes requested by any Lender, and any other instruments and documents reasonably requested by the Administrative Agent.

Article V

AFFIRMATIVE COVENANTS

The Company covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired, in each case, without any pending draw, and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Company will, and will cause each of its Subsidiaries to:

SECTION 5.01. Existence; Businesses and Properties.

(a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05, and except for the liquidation or dissolution of Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by the Company or a Wholly Owned Subsidiary of the Company in such liquidation or dissolution; provided that Subsidiaries that are Loan Parties may not be liquidated into Subsidiaries that are not Loan Parties.

(b) Do or cause to be done all things necessary to (i) obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business, (ii) comply in all material respects with all material applicable laws, rules, regulations (including any zoning, building, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Material Real Properties) and judgments, writs, injunctions, decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted and (iii) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement); in each case in this paragraph (b) except where the failure would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.02. Insurance.

(a) Keep its insurable properties insured at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses and maintain such other reasonable insurance (including, to the extent consistent with past practices, self-insurance), of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses and maintain such other insurance as may be required by law or any other Loan Document.

(b) Cause all such property and casualty insurance policies with respect to the Material Real Properties located in the United States to be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent, which endorsement shall provide that, from and after the Effective Date, if the insurance carrier shall have received written notice from the Administrative Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Company or the Loan Parties under such policies directly to the Administrative Agent; cause all such policies to provide that neither the Borrowers, the Administrative Agent nor any other party shall be a coinsurer thereunder and to contain a “Replacement Cost Endorsement,” without any deduction for depreciation, and such other provisions as the Administrative Agent may reasonably (in light of a Default or a material development in respect of the Material Real Properties) require from time to time to protect their interests; deliver original or certified copies of all such policies or a certificate of an insurance broker to the Administrative Agent; cause each such policy to provide that it shall not be canceled or not renewed upon less than thirty (30) days’ prior written notice thereof by the insurer to the Administrative Agent; deliver to the Administrative Agent, prior to the cancellation or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent), or insurance certificate with respect thereto, together with evidence satisfactory to the Administrative Agent of payment of the premium therefor.

(c) [intentionally omitted].

(d) [intentionally omitted].

(e) Notify the Administrative Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by the Company or any of its Subsidiaries; and promptly deliver to the Administrative Agent a duplicate original copy of such policy or policies, or an insurance certificate with respect thereto.

(f) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

(i) none of the Administrative Agent, the Lenders, the Issuing Banks and their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Company and the other Loan Parties shall look solely to their insurance companies or any parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Lenders, the Issuing Banks or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Company hereby agrees, to the extent permitted by law, to waive, and to cause each of its Subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Lenders, the Issuing Banks and their agents and employees; and

(ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent or the Lenders that such insurance is adequate for the purposes of the business of the Company and its Subsidiaries or the protection of their properties.

SECTION 5.03. Taxes. Pay and discharge promptly when due all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings, and the Company or the affected Subsidiary, as applicable, shall have set aside on its books reserves in accordance with GAAP with respect thereto or (b) the aggregate amount of such Taxes, assessments, charges, levies or claims does not exceed U.S.$2.5 million.

SECTION 5.04. Financial Statements, Reports, etc.

Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a) within ninety (90) days (or such shorter period as the SEC shall specify for the filing of Annual Reports on Form 10-K) after the end of each fiscal year, if not filed electronically with the SEC and publicly available for retrieval by the Lenders, a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of Company and its Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year and setting forth in comparative form the corresponding figures for the prior fiscal year, all audited by independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect, other than a qualification resulting solely from the classification of any of the Loans as short-term indebtedness during that twelve-month period prior to the Maturity Date) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of Company and its Subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the electronic filing with the SEC by Company of Annual Reports on Form 10-K of Company and its consolidated Subsidiaries to the extent publicly available for retrieval by the Lenders shall satisfy the requirements of this Section 5.04(a) to the extent such Annual Reports include the information specified herein).

(b) within forty-five (45) days (or such shorter period as the SEC shall specify for the filing of Quarterly Reports on Form 10-Q) after the end of each of the first three (3) fiscal quarters of each fiscal year, if not filed electronically with the SEC and publicly available for retrieval by the Lenders, a consolidated balance sheet and related statements of operations and cash flows showing the financial position of Company and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all certified by a Financial Officer of Company, on behalf of Company, as fairly presenting, in all material respects, the financial position and results of operations of Company and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that the electronic filing with the SEC by Company of Quarterly Reports on Form 10-Q of Company and its consolidated Subsidiaries to the extent publicly available for retrieval by the Lenders shall satisfy the requirements of this Section 5.04(b) to the extent such Quarterly Reports include the information specified herein);

(c) (x) concurrently with any delivery of financial statements under (a) or (b) above, a certificate of a Financial Officer of Company (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) commencing with the fiscal period ending September 30, 2021 setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.11 and 6.12 and (y) concurrently with any delivery of financial statements under (a) above, a certificate of the accounting firm opining on or certifying such statements stating whether they obtained knowledge during the course of their examination of such statements of any Default or Event of Default (which certificate may be limited to accounting matters and disclaims responsibility for legal interpretations), provided that issuance by such accounting firm of an unqualified audit opinion shall be deemed to satisfy the requirement under this clause (y);

(d) with respect to each calendar year (commencing with the calendar year ending December 31, 2022), as soon as available and in any event by the date that is one-hundred-eighty (180) days following the end of such calendar year, a Pricing Certificate for such calendar year; provided, that, for any calendar year, the Company may elect not to deliver a Pricing Certificate, and such election shall not constitute a Default or Event of Default (but such failure to so deliver a Pricing Certificate by the end of such one-hundred-eighty-day (180) period following such calendar year shall result in the Sustainability Fee Adjustment and the Sustainability Spread Adjustment being applied as set forth in Schedule 1.02 in respect of situations where the Pricing Certificate is not so delivered by the end of such period);

(e) if, as a result of any change in accounting principles and policies from those as in effect on the Effective Date, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to paragraphs (a) or (b) above will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then, together with the first delivery of financial statements pursuant to paragraph (a) and (b) above following such change, a schedule prepared by a Financial Officer on behalf of Company reconciling such changes to what the financial statements would have been without such changes;

(f) within ninety (90) days after the beginning of each fiscal year, an operating and capital expenditure budget, in form satisfactory to the Administrative Agent prepared by the Company for each of the four (4) fiscal quarters of such fiscal year prepared in reasonable detail, of the Company and the Subsidiaries, accompanied by the statement of a Financial Officer of the Company to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby;

(g) annually, upon the reasonable request of the Administrative Agent, updated Perfection Certificates (or, to the extent such request relates to specified information contained in the Perfection Certificates, such information) reflecting all changes since the date of the information most recently received pursuant to this paragraph (g) or Section 5.10(d);

(h) promptly, a copy of all reports submitted to the Board of Directors (or any committee thereof) of the Company or any Subsidiary in connection with any material interim or special audit made by independent accountants of the books of the Company or any Subsidiary;

(i) promptly, from time to time, (x) such other information regarding the operations, business affairs and financial condition of the Company or any of the Subsidiaries, or compliance with the terms of any Loan Document, or such consolidating financial statements, (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation, as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender) and (z) such other information regarding sustainability matters and practices of the Company or any Subsidiary (including with respect to corporate governance, environmental, social and employee matters, respect for human rights, anti-corruption and anti-bribery) as the Administrative Agent or any Lender may reasonably request for purposes of compliance with any legal or regulatory requirement applicable to it; and

(j) promptly upon request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed with the Internal Revenue Service with respect to a Plan; (ii) the most recent actuarial valuation report for any Plan; (iii) all notices received from a Multiemployer Plan sponsor or a Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan or Multiemployer Plan as the Administrative Agent shall reasonably request.

SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent written notice of the following promptly after any Responsible Officer of the Company obtains actual knowledge thereof:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b) the filing or commencement of, or any written threat or written notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against the Company or any of the Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(c) any other development specific to the Company or any of the Subsidiaries that is not a matter of general public knowledge and that has had, or could reasonably be expected to have, a Material Adverse Effect;

(d) the occurrence of any ERISA Event, that together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect; and

(e) any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Each notice delivered under this Section (i) shall contain a heading or a reference line that reads “Notice under Section 5.05 of the Chart Industries, Inc. Fifth Amended and Restated Credit Agreement dated October 18, 2021” and (ii) shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.06. Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (owned or leased), including, to the extent required, the Luxembourg Domiciliation Law, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03. The Company will maintain in effect and enforce policies and procedures reasonably designed to promote and achieve compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any Persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of the Company or any of the Subsidiaries at reasonable times, upon reasonable prior notice to the Company, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any Persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to the Company to discuss the affairs, finances and condition of the Company or any of the Subsidiaries with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and the issuance of Letters of Credit solely for the purposes described in Section 3.11.

SECTION 5.09. Compliance with Environmental Laws. Comply, and make commercially reasonable efforts to cause all lessees and other Persons occupying its properties to comply, with all Environmental Laws applicable to its operations and properties; and obtain and renew all material authorizations and permits required pursuant to Environmental Law for its operations and properties, in each case in accordance with Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.10. Further Assurances.

(a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings and other documents and recordings of Liens in stock registries), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the applicable Loan Parties and provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b) [intentionally omitted]

(c) If any additional direct or indirect Subsidiary of the Company becomes a Subsidiary Loan Party (including as a result of becoming a Material Subsidiary) after the Effective Date within five (5) Business Days (or such later date as is agreed upon by the Administrative Agent) after the date such Subsidiary becomes a Subsidiary Loan Party (including as a result of becoming a Material Subsidiary), notify the Administrative Agent and the Lenders thereof and, within sixty (60) Business Days after the date such Subsidiary becomes a Subsidiary Loan Party (including as a result of becoming a Material Subsidiary) (or such later date as is agreed upon by the Administrative Agent), cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Domestic Loan Party. The Administrative Agent may (in its sole discretion) extend such date to a later date acceptable to the Administrative Agent.

(d) In the case of any Domestic Loan Party, (i) furnish to the Administrative Agent prompt written notice of any change (A) in such Domestic Loan Party’s corporate or organization name, (B) in such Domestic Loan Party’s identity or organizational structure or (C) in such Domestic Loan Party’s organizational identification number; provided that no Domestic Loan Party shall effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties and (ii) promptly notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(e) The Collateral and Guarantee Requirement and the other provisions of this Section 5.10 need not be satisfied if such action would violate Section 9.22 hereof. In addition, the Collateral and Guarantee Requirement and the other provisions of this Section 5.10 need not be satisfied with respect to (i) any Equity Interests acquired after the Effective Date in accordance with this Agreement if, and to the extent that, and for so long as (A) doing so would violate applicable law or a contractual obligation binding on such Equity Interests and (B) such law or obligation existed at the time of the acquisition thereof and was not created or made binding on such Equity Interests in contemplation of or in connection with the acquisition of such Subsidiary (provided that the foregoing clause (B) shall not apply in the case of a joint venture, including a joint venture that is a Subsidiary), (ii) any assets acquired after the Effective Date, to the extent that, and for so long as, taking such actions would violate a contractual obligation binding on such assets that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets (except in the case of assets acquired with Indebtedness permitted pursuant to Section 6.01(i) that is secured by a Lien permitted pursuant to Section 6.02(i)) or (iii) any Equity Interests in or any asset of a Foreign Subsidiary if the Company demonstrates to the Administrative Agent and the Administrative Agent determines (in its reasonable discretion) that the cost of the satisfaction of the Collateral and Guarantee Requirement of this Section 5.10 with respect thereto exceeds the value of the security offered thereby; provided that, upon the reasonable request of the Administrative Agent, the Company shall, and shall cause any applicable Subsidiary to, use commercially reasonable efforts to have waived or eliminated any contractual obligation of the types described in clauses (i) and (ii) above, other than those set forth in a joint venture agreement to which the Company or any Subsidiary is a party.

SECTION 5.11. Fiscal Year. In the case of the Company and the Subsidiaries, cause their fiscal year to end on December 31.

SECTION 5.12. [Intentionally Omitted].

SECTION 5.13. Proceeds of Certain Dispositions. If, as a result of the receipt of any cash proceeds by the Company or any Subsidiary in connection with any sale, transfer, lease or other disposition of any asset, including any Equity Interest, the Company would be required by the terms of any Permitted Debt Securities to make an offer to purchase any Permitted Debt Securities, as applicable, then, in the case of the Company or a Subsidiary, prior to the first day on which the Company would be required to commence such an offer to purchase, (i) prepay Loans in accordance with Section 2.11 or (ii) acquire assets, Equity Interests or other securities in a manner that is permitted by Section 6.04 or Section 6.05, in each case in a manner that will eliminate any such requirement to make such an offer to purchase.

SECTION 5.14. Post-Closing Matters. Execute and deliver the documents and complete the tasks set forth in the definition of “Collateral and Guarantee Requirement,” in each case within the time periods specified therein (including any extension of such time periods permitted by the Administrative Agent pursuant to paragraph (h) of the definition of “Collateral and Guarantee Requirement”).

Article VI

NEGATIVE COVENANTS

The Company covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Company will not, and will not cause or permit any of the Subsidiaries to:

SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a) Indebtedness existing on the Effective Date and (other than in the case of any existing letters of credit to be replaced with Letters of Credit issued hereunder) set forth on Schedule 6.01 and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than intercompany Indebtedness Refinanced with Indebtedness owed to a Person not affiliated with the Company or any Subsidiary);

(b) Indebtedness created hereunder and under the other Loan Documents;

(c) Indebtedness of the Company and the Subsidiaries pursuant to Swap Agreements permitted by Section 6.13;

(d) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Company or any Subsidiary, pursuant to reimbursement or indemnification obligations to such Person, provided that upon the incurrence of Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations are reimbursed not later than thirty (30) days following such incurrence;

(e) Indebtedness of the Company or any Subsidiary to the extent permitted by Section 6.04, provided that Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party (the “Subordinated Intercompany Debt”) shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent; provided, however, further, that balances arising in the ordinary course from a Loan Party in favor of a Subsidiary that is not a Loan Party pursuant to intercompany cash management, cash pooling or tax sharing arrangements are not required to be so subordinated;

(f) Indebtedness in respect of performance bonds, warranty bonds, bid bonds, appeal bonds, surety bonds and completion or performance guarantees and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business and Indebtedness arising out of advances on exports, advances on imports, advances on trade receivables, customer prepayments and similar transactions in the ordinary course of business and consistent with past practice;

(g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business, provided that (x) such Indebtedness (other than credit or purchase cards) is extinguished within three (3) Business Days of its incurrence and (y) such Indebtedness in respect of credit or purchase cards is extinguished within sixty (60) days from its incurrence;

(h) (i) Indebtedness of a Subsidiary acquired after the Effective Date or a Person merged into or consolidated with the Company or any Subsidiary after the Effective Date and Indebtedness assumed in connection with the acquisition of assets, which Indebtedness in each case, exists at the time of such acquisition, merger or consolidation and is not created in contemplation of such event and where such acquisition, merger or consolidation is permitted by this Agreement and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness, provided that the aggregate principal amount of such Indebtedness at the time of, and after giving effect to, such acquisition, merger or consolidation, such assumption or such incurrence, as applicable (together with Indebtedness outstanding pursuant to this paragraph (h), paragraph (i) of this Section 6.01 and the Remaining Present Value of outstanding leases permitted under Section 6.03), would not exceed U.S.$250.0 million;

(i) Capital Lease Obligations and purchase money Indebtedness incurred by the Company or any Subsidiary prior to or within 270 days after the acquisition, lease or improvement of the respective asset permitted under this Agreement in order to finance such acquisition or improvement, and any Permitted Refinancing Indebtedness in respect thereof, in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof (together with Indebtedness outstanding pursuant to paragraph (h) of this Section 6.01, this paragraph (i) and the Remaining Present Value of leases permitted under Section 6.03) would not exceed the greater of (x) U.S.$250.0 million and (y) 30% of EBITDA (measured as of the date such Indebtedness is incurred and determined as of the last day of the most recent ended four consecutive fiscal quarters for which financial statements shall have been delivered pursuant to Section 5.04(a) or Section 5.04(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.05));

(j) Capital Lease Obligations incurred by the Company or any Subsidiary in respect of any Sale and Lease-Back Transaction that is permitted under Section 6.03;

(k) other Indebtedness, in an aggregate principal amount at any time outstanding pursuant to this paragraph (k) not in excess of the greater of (x) U.S.$225.0 million and (y) 25% of EBITDA (measured as of the date such Indebtedness is incurred and determined as of the last day of the most recent ended four consecutive fiscal quarters for which financial statements shall have been delivered pursuant to Section 5.04(a) or Section 5.04(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.05));

(l) unsecured senior or subordinated Indebtedness of the Borrowers and any unsecured senior or subordinated Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness, in each case in the form of Permitted Debt Securities; provided that both immediately prior to and after giving effect (including pro forma effect) thereto, no Default or Event of Default shall exist or would result therefrom;

(m) Guarantees (i) by the Loan Parties of the Indebtedness of the Borrowers described in paragraph (l), (ii) by any Loan Party of any Indebtedness of the Company or any Loan Party expressly permitted to be incurred under this Agreement, (iii) by the Company or any Subsidiary of Indebtedness otherwise expressly permitted hereunder of the Company or any

Subsidiary that is not a Loan Party to the extent permitted by Section 6.04, (iv) by any Subsidiary that is not a Loan Party of Indebtedness of another Subsidiary that is not a Loan Party; provided that all Foreign Subsidiaries may guarantee obligations of other Foreign Subsidiaries under ordinary course cash management arrangements, and (v) by the Company or any Subsidiary of Indebtedness of Foreign Subsidiaries incurred for working capital purposes in the ordinary course of business on ordinary business terms so long as such Indebtedness is permitted to be incurred under Section 6.01(a), (k) or (s); provided that Guarantees by any Loan Party under this Section 6.01(m) of any other Indebtedness of a Person that is subordinated to other Indebtedness of such Person shall be expressly subordinated to the Obligations on terms consistent with those used, or to be used, for Subordinated Intercompany Debt;

(n) Indebtedness arising from agreements of the Company or any Subsidiary providing for indemnification, adjustment of purchase price, earn outs or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(o) Indebtedness in connection with Permitted Receivables Financings;

(p) letters of credit or bank guarantees (other than Letters of Credit issued pursuant to Section 2.05) having an aggregate face amount not in excess of U.S.$400.0 million;

(q) Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

(r) the Company’s entry into (including payments of premiums in connection therewith), exercise of its rights and the performance thereof and thereunder, Permitted Call Spread Swap Agreements in accordance with their terms;

(s) Indebtedness of Foreign Subsidiaries (including letters of credit or bank guarantees (other than Letters of Credit issued pursuant to Section 2.05) and including all Indebtedness of Chart Ferox, a.s. under its existing revolving credit facilities or any refinancings thereof) for working capital purposes incurred in the ordinary course of business in an aggregate amount not to exceed U.S.$100.0 million outstanding at any time;

(t) Indebtedness of the Company and its Subsidiaries in respect of factoring of receivables from a foreign customer held by the Company and its Subsidiaries in an aggregate principal amount not to exceed U.S.$50.0 million at any time;

(u) Indebtedness of the Company and its Subsidiaries in connection with (i) the Bridge Facility and (ii) any foreign working capital lines assumed in connection with the Specified Acquisition Transactions in an aggregate principal amount not to exceed the greater of U.S. $225.0 million and 25% of EBITDA outstanding at any time;

(v) (A) Indebtedness (the Indebtedness incurred pursuant to this Section 6.01(v), “Ratio Indebtedness”) of the Company or any Subsidiary in an aggregate outstanding amount that shall not cause, after giving effect to the incurrence of such Ratio Indebtedness and the use of proceeds thereof, calculated, as applicable, on a Pro Forma Basis as of the most recently ended Test Period (but excluding from the computation thereof the proceeds of such Indebtedness and assuming that any Ratio Indebtedness in the form of a commitment is fully drawn) and, if applicable, determined in accordance with Section 1.12, (x) in the case of any Ratio Indebtedness that is secured by a Lien on the Collateral on a pari passu or junior basis, the

Secured Net Leverage Ratio (determined on a Pro Forma Basis) does not exceed (I) 3.60:1.00 as of the most recently ended Test Period or, (II) if applicable, to the extent such Ratio Indebtedness is incurred in connection with the financing of a Permitted Business Acquisition or similar Investment permitted under the Loan Documents, the Secured Net Leverage Ratio in effect for the most recently ended Test Period or if applicable, determined in accordance with Section 1.12 and (y) in the case of any Ratio Indebtedness that is secured solely by assets other than the Collateral or is unsecured, (I) the Borrower is in compliance with the Financial Covenants (determined on a Pro Forma Basis) or (II) if applicable, to the extent such Ratio Indebtedness is incurred in connection with the financing of a Permitted Business Acquisition or similar Investment permitted under the Loan Documents, the Total Net Leverage Ratio (determined on a Pro Forma Basis) does not exceed the Total Net Leverage Ratio in effect for the most recently ended Test Period or if applicable, determined in accordance with Section 1.12; provided that:

(i) Ratio Indebtedness shall not mature earlier than or have a weighted average life to maturity less than, in the case of revolving Ratio Indebtedness, the Revolving Credit Facility or, in the case of term Ratio Indebtedness, any Term Facility then in effect (or if no such Term Facility is then in effect, the Revolving Credit Facility); provided that the requirements set forth in this clause (i) shall not apply to any Ratio Indebtedness consisting of a customary bridge facility, so long as such bridge facility provides for an automatic extension to long-term Indebtedness that satisfies the requirements set forth in this clause (i);

(ii) to the extent such Indebtedness is secured by any of the Collateral, such Indebtedness shall be subject to an applicable Intercreditor Agreement;

(iii) subject to Section 1.12, no Event of Default shall have occurred and be continuing; and

(iv) the aggregate outstanding principal amount of Indebtedness outstanding which is incurred pursuant to this clause (v) by Subsidiaries that are not Loan Parties shall not exceed, taken together with the aggregate outstanding principal amount of Indebtedness incurred by Subsidiaries that are not Loan Parties pursuant to clauses (w) and (x), at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $225.0 million and 25% of EBITDA for the most recently ended Test Period as of such time (this clause (iv), the “Non-Loan Party Debt Sublimit”); and

(v) any Indebtedness incurred pursuant to this clause (v) that is in the form of term loans that ranks pari passu in right of security with the Amendment No. 3 Term Loans shall be subject to the MFN Protection;

(w) Indebtedness (the Indebtedness incurred pursuant to this Section 6.01(w), “Incremental Equivalent Debt”) of the Company or any other Subsidiary issued in lieu of Incremental Facilities consisting of secured, subordinated or unsecured bonds, notes, debentures or loans, which, if secured, may be secured either by Liens having equal priority with the Liens on the Collateral securing the Secured Obligations (but without regard to control of remedies) or by Liens having a junior priority relative to the Liens on the Collateral securing the Secured Obligations; provided that:

(i) the aggregate principal amount of all such Indebtedness incurred pursuant to this clause shall not exceed at the time of incurrence the Incremental Cap at such time; provided that, in the case of Indebtedness that is secured solely by assets other than the Collateral or is unsecured, in lieu of the Incremental Ratio Basket, either, (I) the

Borrower is in compliance with the Financial Covenants (determined on a Pro Forma Basis) or, (II) if applicable, to the extent such Incremental Equivalent Debt is incurred in connection with the financing of a Permitted Business Acquisition or similar Investment permitted under the Loan Documents, the Total Net Leverage Ratio (determined on a Pro Forma Basis) does not exceed the Total Net Leverage Ratio in effect for the most recently ended Test Period or if applicable, determined in accordance with Section 1.12;

(ii) Incremental Equivalent Debt shall not mature earlier than or have a weighted average life to maturity less than, in the case of revolving Incremental Equivalent Debt, the Revolving Credit Facility or, in the case of term Incremental Equivalent Debt, any Term Facility then in effect (or if no such Term Facility is then in effect, the Revolving Credit Facility); provided that the requirements set forth in this clause (ii) shall not apply to any Incremental Equivalent Debt consisting of a customary bridge facility, so long as such bridge facility provides for an automatic extension to long-term Indebtedness that satisfies the requirements set forth in this clause (ii);

(iii) other than Indebtedness incurred by a Subsidiary that is not a Loan Party, such Incremental Equivalent Debt shall not be guaranteed by any person that does not guarantee the Credit Facilities (unless such guarantee is added for the benefit of the Lenders) or be secured by any assets (excluding customary escrow arrangements with respect to the proceeds thereof) that are not Collateral for the Facilities (unless such security is added for the benefit of the Lenders);

(iv) to the extent such Indebtedness is secured by any of the Collateral, such Indebtedness shall be subject to an applicable Intercreditor Agreement;

(v) subject to Section 1.12, no Event of Default shall have occurred and be continuing;

(vi) the terms, provisions and documentation of the Incremental Equivalent Debt shall either, at the option of the Company, (i) reflect market terms and conditions (taken as a whole) at the time of incurrence of such Indebtedness (as determined by the Company in good faith) or (ii) be not materially more favorable (when taken as a whole), as reasonably determined by the Company, to the lenders providing such Incremental Equivalent Debt than the terms and conditions of the Revolving Credit Facility, except, under this clause (ii), with respect to (x) covenants and other terms only applicable to periods after the Maturity Date, or (y) covenants and other terms reasonably satisfactory to the Administrative Agent; provided that to the extent any covenant or term is added for the benefit of the lenders providing Incremental Equivalent Debt in the form of a revolving facility, such covenant or term will be deemed satisfactory to the Administrative Agent to the extent that such term or provision is also added, or the features of such term or provision are provided, for the benefit of the Revolving Facility;

(vii) (A) the aggregate outstanding principal amount of Indebtedness outstanding which is incurred pursuant to this clause (w) by Subsidiaries that are not Loan Parties shall not exceed, taken together with the aggregate outstanding principal amount of Indebtedness incurred by Subsidiaries that are not Loan Parties pursuant to clauses (v) and (x), at the time of incurrence thereof and after giving Pro Forma Effect thereto, the Non-Loan Party Debt Sublimit; and (B) any Permitted Refinancing Indebtedness of Incremental Equivalent Debt incurred pursuant to the foregoing subclause (A) constituting Indebtedness of the Company or any Subsidiary, which, to the extent refinancing any amount incurred in reliance on any portion of the Incremental Cap that is not calculated in reliance on a ratio, shall utilize such portion of the Incremental Cap; and

(viii) any Indebtedness incurred pursuant to this clause (w) that is in the form of term loans that ranks pari passu in right of security with the Amendment No. 3 Term Loans shall be subject to the MFN Protection;

(x) (A) Indebtedness of any Subsidiary that is not a Loan Party in an aggregate principal amount outstanding not to exceed, taken together with the aggregate outstanding principal amount of Indebtedness incurred by Subsidiaries that are not Loan Parties pursuant to clauses (v) and (w) above, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the Non-Loan Party Debt Sublimit; and (B) any Permitted Refinancing Indebtedness thereof; and

(y) all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (a) through (x) above.

SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person, including any Subsidiary) at the time owned by it or on any income or revenues or rights in respect of any thereof, except:

(a) Liens on property or assets of the Company and the Subsidiaries existing on the Effective Date and set forth on Schedule 6.02(a); provided that such Liens shall secure only those obligations that they secure on the Effective Date (and extensions, renewals and refinancings of such obligations permitted by Section 6.01(a)) and shall not subsequently apply to any other property or assets of the Company or any Subsidiary;

(b) any Lien created under the Loan Documents;

(c) any Lien on any property or asset of the Company or any Subsidiary securing Indebtedness or Permitted Refinancing Indebtedness permitted by Section 6.01(h), provided that (i) such Lien does not apply to any other property or assets of the Company or any of the Subsidiaries not securing such Indebtedness at the date of the acquisition of such property or asset (other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such date and which Indebtedness and other obligations are permitted hereunder that require a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), (ii) such Lien is not created in contemplation of or in connection with such acquisition and (iii) in the case of a Lien securing Permitted Refinancing Indebtedness, such Lien is permitted in accordance with clause (e) of the definition of the term “Permitted Refinancing Indebtedness”;

(d) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 5.03;

(e) Liens imposed by law (including, without limitation, Liens in favor of customers for equipment under order or in respect of advances paid in connection therewith) such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Company or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(f) (i) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any Subsidiary;

(g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, warranty bonds, bids, leases, government contracts, trade contracts, completion or performance guarantees and other obligations of a like nature incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h) zoning and building restrictions, easements, encumbrances, trackage rights, leases (other than Capital Lease Obligations), subleases, conditions, covenants, licenses, special and general assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that do not render title unmarketable and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Company or any Subsidiary or would result in a Material Adverse Effect;

(i) purchase money security interests in equipment or other property or improvements thereto hereafter acquired (or, in the case of improvements, constructed) by the Company or any Subsidiary (including the interests of vendors and lessors under conditional sale and title retention agreements); provided that (i) such security interests secure Indebtedness permitted by Section 6.01(i) (including any Permitted Refinancing Indebtedness in respect thereof), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 270 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 100% of the cost of such equipment or other property or improvements at the time of such acquisition (or construction), including transaction costs incurred by the Company or any Subsidiary in connection with such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Company or any Subsidiary (other than to accessions to such equipment or other property or improvements); provided further that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender;

(j) Liens arising out of capitalized lease transactions permitted under Section 6.03, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions thereto or proceeds thereof and related property;

(k) Liens securing judgments that do not constitute an Event of Default under Section 7.01(j);

(l) other Liens with respect to property or assets of the Company or any Subsidiary not constituting Collateral and securing obligations in an aggregate principal amount not to exceed the greater of (x) U.S.$225.0 million and (y) 25% of EBITDA (measured as of the date such Lien is incurred and determined as of the last day of the most recently ended four consecutive fiscal quarters for which financial statements shall have been delivered pursuant to Section 5.04(a) or Section 5.04(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.05)) at any time;

(m) Liens disclosed by the title insurance policies and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided further that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

(n) Liens in respect of Permitted Receivables Financings and Permitted Supplier Finance Facilities that extend only to the receivables subject thereto;

(o) any interest or title of, or Liens created by, a lessor under any leases or subleases entered into by the Company or any Subsidiary, as tenant, in the ordinary course of business;

(p) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and the Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Subsidiary in the ordinary course of business;

(q) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(r) Liens securing obligations in respect of trade-related letters of credit permitted under Section 6.01(f) or (p) and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

(s) licenses of intellectual property granted in the ordinary course of business;

(t) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(u) Liens on the assets of a Foreign Subsidiary that do not constitute Collateral and which secure Indebtedness of such Foreign Subsidiary that is not otherwise secured by a Lien on the Collateral under the Loan Documents and that is permitted to be incurred under Section 6.01(a), (k) or (s);

(v) Liens upon specific items of inventory or other goods and proceeds of the Company or any of the Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(w) Liens solely on any cash earnest money deposits made by the Company or any of the Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(x) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Company or any of the Subsidiaries in the ordinary course of business;

(y) Liens securing insurance premium financing arrangements in an aggregate principal amount not to exceed the greater of (x) U.S.$180.0 million and (y) 20% of EBITDA (measured as of the date such Lien is incurred and determined as of the last day of the most recently ended four consecutive fiscal quarters for which financial statements shall have been delivered pursuant to Section 5.04(a) or Section 5.04(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.05)); provided that such Lien is limited to the applicable insurance contracts;

(z) Liens on the assets of a Foreign Subsidiary which secure Indebtedness of such Foreign Subsidiary that is permitted to be incurred under Section 6.01(p) or (s); provided, however, that if such Liens are on assets that constitute Collateral, such Liens may be pari passu with, but not prior to, the Liens granted in favor of the Administrative Agent under the Collateral Agreement unless such Liens secure letters of credit or bank guarantees and such assets constitute the rights of such Foreign Subsidiary under the contracts and agreements in respect of which such Indebtedness was incurred;

(aa) Liens to secure the Indebtedness of the Company and its Subsidiaries that is permitted to be incurred under Section 6.01(t) solely on the receivables held by the Company and its Subsidiaries and that are subject to the related factoring programs;

(bb) other Liens with respect to property or assets of the Company or any Subsidiary constituting Collateral securing Indebtedness or other obligations in an aggregate principal amount not to exceed the greater of (x) U.S.$225.0 million and (y) 25% of EBITDA (measured as of the date such Lien is incurred and determined as of the last day of the most recently ended four consecutive fiscal quarters for which financial statements shall have been delivered pursuant to Section 5.04(a) or Section 5.04(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.05)) at any time; provided such Indebtedness shall be subject to an applicable Intercreditor Agreement;

(cc) Liens to secure the Indebtedness of the Company and its Subsidiaries that is permitted to be incurred under Section 6.01(u); provided, however, that if such Liens in respect of the Bridge Facility are on assets that constitute Collateral, such Liens may be pari passu with, but not prior to, the Liens granted in favor of the Administrative Agent under the Collateral Agreement; and

(dd) Liens (A) securing Incremental Equivalent Debt (and permitted to be incurred as secured Indebtedness) and (B) securing Ratio Indebtedness (including with respect to Ratio Indebtedness, Liens on assets that do not constitute Collateral), including in each case, customary escrow arrangements in respect of such Indebtedness; provided if any such Indebtedness is secured by the Collateral, such Indebtedness shall be subject to an applicable Intercreditor Agreement.

Notwithstanding the foregoing, no Liens shall be permitted to exist, directly or indirectly, on (1) Pledged Collateral, other than Liens in favor of the Administrative Agent and Liens permitted by Section 6.02(d), (e), (q) or (z), or (2) Material Real Properties, in each case, other than Prior Liens and Permitted Encumbrances.

SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”), provided that a Sale and Lease-Back Transaction shall be permitted so long as (a) at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such Lease, the Remaining Present Value of such lease (together with Indebtedness outstanding pursuant to paragraphs (h) and (i) of Section 6.01 and the Remaining Present Value of outstanding leases previously entered into under this Section 6.03) would not exceed the greater of (x) U.S.$250.0 million and (y) 30% of EBITDA (measured as of the date such Lien is incurred and determined as of the last day of the most recently ended four consecutive fiscal quarters for which financial statements shall have been delivered pursuant to Section 5.04(a) or Section 5.04(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.05)) or (b) such Sale and Lease-Back Transaction is permitted under Section 6.05(p).

SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire (including pursuant to any merger with a Person that is not a Wholly Owned Subsidiary immediately prior to such merger) any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances (other than intercompany liabilities and cash management arrangements, in each case, incurred in the ordinary course of business) to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest in (each, an “Investment”), in any other Person, except:

(a) Investments after the Effective Date by (i) Loan Parties in Subsidiaries that are not Loan Parties in an aggregate amount not to exceed an amount equal to the greater of (x) U.S.$450.0 million and (y) 50% of EBITDA (measured as of the date such Investment is made and determined as of the last day of the most recently ended four consecutive fiscal quarters for which financial statements shall have been delivered pursuant to Section 5.04(a) or Section 5.04(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.05)) (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) (plus any return of capital actually received by the respective investors in respect of investments previously made by them pursuant to this clause (a)(i)), (ii) Loan Parties in Domestic Loan Parties, (iii) Subsidiaries that are not Loan Parties in Loan Parties and (iv) Loan Parties in the Foreign Borrowers.

(b) Permitted Investments and investments that were Permitted Investments when made;

(c) Investments arising out of the receipt by the Company or any Subsidiary of non-cash consideration for the sale of assets permitted under Section 6.05;

(d) (i) loans and advances to employees of the Company or any Subsidiary in the ordinary course of business not to exceed U.S.$15.0 million in the aggregate at any time outstanding (calculated without regard to write-downs or write-offs thereof) and (ii) advances of payroll payments and expenses to employees in the ordinary course of business;

(e) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(f) Swap Agreements permitted pursuant to Section 6.13;

(g) Investments existing on the Effective Date and set forth on Schedule 6.04;

(h) Investments resulting from pledges and deposits referred to in Sections 6.02(f) and (g);

(i) other Investments by the Company or any Subsidiary in an aggregate amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed the greater of (x) U.S.$225.0 million and (y) 25% of EBITDA (measured as of the date such Investment is made and determined as of the last day of the most recently ended four consecutive fiscal quarters for which financial statements shall have been delivered pursuant to Section 5.04(a) or Section 5.04(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.05)) (plus any returns of capital actually received by the respective investor in respect of investments theretofore made by it pursuant to this paragraph (i)); provided that no such Dollar limitation shall apply so long as, at the time of making any such Investment and after giving effect thereto, (1) no Event of Default would result therefrom and (2) the Leverage Ratio shall not exceed 3.50 to 1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.04);

(j) Investments constituting Permitted Business Acquisitions in an aggregate amount, which shall be deemed to include the principal amount of Indebtedness that is assumed pursuant to Section 6.01 in connection with such Permitted Business Acquisitions, not to exceed U.S.$350.0 million during any fiscal year of the Company (provided that no such Dollar limitation shall apply so long as, at the time of making any such Investment and after giving effect thereto, (1) no Event of Default has occurred and is continuing or would result therefrom and (2) the Leverage Ratio shall not exceed 3.50 to 1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.04); provided that the portion of aggregate consideration for any Permitted Business Acquisition that constitutes an earn out or similar obligation shall not be considered an Investment for purposes of this paragraph (j) or Indebtedness for purposes of Section 6.12 until the fiscal quarter in which the same is earned;

(k) additional Investments may be made from time to time to the extent made with proceeds of Equity Interests of the Company, which proceeds or Investments in turn are contributed (as common equity) to any Loan Party;

(l) Investments (including, but not limited to, Investments in Equity Interests, intercompany loans, and Guarantees of Indebtedness otherwise expressly permitted hereunder) after the Effective Date by Subsidiaries that are not Domestic Loan Parties in any Loan Party or other Subsidiary.

(m) Investments of Receivables Assets in a Special Purpose Receivables Subsidiary arising as a result of Permitted Receivables Financings and transactions and Investments arising as a result of one or more Permitted Supplier Finance Facilities;

(n) the Transactions;

(o) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business;

(p) Investments of a Subsidiary acquired after the Effective Date or of a corporation merged into the Company or merged into or consolidated with a Subsidiary in accordance with Section 6.05 after the Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(q) Guarantees by the Company or any Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by any Subsidiary in the ordinary course of business;

(r) a joint venture (including a non-majority owned joint venture) with, or a significant Investment in, a Chinese entity or a project or venture with such Chinese entity involving a Subsidiary of the Company doing business in China, which venture may result in the Company no longer owning a majority of the Equity Interests of such Subsidiary or the Company or any of its Subsidiaries acquiring an interest in one or more new joint venture entities arising in connection with such project or venture and joint ventures (including non-majority owned joint ventures) with, or significant Investments in, entities or projects or ventures with such entities in an aggregate principal amount not to exceed the greater of (x) U.S.$225.0 million and (y) 25% of EBITDA (measured as of the date such Investment is made and determined as of the last day of the most recently ended four consecutive fiscal quarters for which financial statements shall have been delivered pursuant to Section 5.04(a) or Section 5.04(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.05));

(s) Investments to investigate or remedy environmental conditions in the ordinary course of business and otherwise in an aggregate amount not exceeding U.S.$10.0 million;

(t) Loans, capital contributions and other Investments made subsequent to the Effective Date in connection with the Permitted Foreign Restructuring;

(u) Capital Expenditures;

(v) the Company’s entry into (including payments of premiums in connection therewith), exercise of its rights and the performance thereof and thereunder, Permitted Call Spread Swap Agreements in accordance with their terms;

(w) Investments made in respect of the Specified Acquisition Transactions;

(x) Investments not otherwise permitted hereunder; provided that at the time any such Investment is made, the aggregate outstanding amount of such Investment made in reliance on this clause (x), (including the aggregate outstanding amount of all consideration paid in connection with all other Investments and acquisitions made in reliance on this clause (x), whether in the form of Indebtedness assumed or otherwise), shall not exceed the Available Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Investment so long as no Event of Default has occurred and is continuing (or would occur after giving effect to such action);

(y) Investments made in connection with the exercise of the “Put Option” as described in the Form 10-K filed by the Company on February 24, 2022;

(z) Investments between Loan Parties and non-Loan Party Subsidiaries consisting of intercompany cash management arrangements, and other intercompany investments, in each case, in the ordinary course of business; and

(aa) Investments between Loan Parties and non-Loan Party Subsidiaries consisting of customary tax sharing arrangements.

Notwithstanding anything to the contrary under this Section 6.04, no Loan Party shall sell, transfer, assign or dispose of Material Intellectual Property to any non-Loan Party Subsidiary unless such transfer is for a bona fide business purpose, as determined in good faith by the Company.

SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of any Equity Interests of any Subsidiary or preferred equity interests of the Company (except to the extent that no cash interest or other cash payments are required in respect thereof), or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that this Section shall not prohibit:

(a) (i) the purchase and sale of inventory, supplies, services, materials and equipment and the purchase and sale of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business by the Company or any Subsidiary, (ii) the sale of any other asset in the ordinary course of business by the Company or any Subsidiary, (iii) the sale of surplus, obsolete or worn out equipment or other property in the ordinary course of business by the Company or any Subsidiary or (iv) the sale of Permitted Investments in the ordinary course of business;

(b) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (i) (A) the merger or consolidation of any Subsidiary into the Company in a transaction in which the Company is the surviving corporation or (B) the merger or consolidation of any Subsidiary that is not a Loan Party into any Foreign Borrower in a transaction in which such Foreign Borrower is the surviving corporation, (ii) the merger or consolidation of any Subsidiary into or with any Domestic Loan Party in a transaction in which the surviving or resulting entity is a Domestic Loan Party and, in the case of each of clauses (i)(A) and (ii), no Person other than the Company or a Domestic Loan Party receives any consideration or, in the case of clause (i)(B), no Person other than the applicable

Foreign Borrower receives any consideration, (iii) the merger or consolidation of any Subsidiary that is not a Loan Party into or with any other Subsidiary that is not a Loan Party or (iv) the liquidation or dissolution (other than the Borrowers) or change in form of entity of the Company or any Subsidiary if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders;

(c) sales, transfers, leases or other dispositions to the Company or a Subsidiary (upon voluntary liquidation or otherwise); provided that any sales, transfers, leases or other dispositions by a Loan Party to a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.07; provided further that the aggregate gross proceeds of any sales, transfers, leases or other dispositions by a Domestic Loan Party to a Subsidiary that is not a Domestic Loan Party in reliance upon this paragraph (c) and the aggregate gross proceeds of any or all assets sold, transferred, leased or otherwise disposed of in reliance upon paragraph (h) below shall not exceed, from and after the Effective Date, the greater of (x) U.S.$250.0 million and (y) 30% of EBITDA (measured as of the date such sale, transfer, lease or disposition is made and determined as of the last day of the most recently ended four fiscal quarters for which financial statements shall have been delivered pursuant to Section 5.04(a) or Section 5.04(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.05));

(d) Sale and Lease-Back Transactions permitted by Section 6.03;

(e) Investments permitted by Section 6.04, Liens permitted by Section 6.02 and dividends, distributions and repurchases of Equity Interests permitted by Section 6.06;

(f) the purchase and sale or other transfer (including by capital contribution) of (i) Receivables Assets pursuant to Permitted Receivables Financings and (ii) in connection with a Permitted Supplier Finance Facility; provided that the aggregate gross proceeds (including non-cash proceeds) of any or all assets sold, transferred, leased or otherwise disposed of in reliance upon this clause (ii) shall not exceed, in any fiscal year of the Company, U.S.$150.0 million;

(g) the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

(h) sales, transfers, leases or other dispositions of assets not otherwise permitted by this Section 6.05; provided that the aggregate gross proceeds (including non-cash proceeds) of any or all assets sold, transferred, leased or otherwise disposed of in reliance upon this paragraph (h) and in reliance upon the second proviso to paragraph (c) above shall not exceed, from and after the Effective Date, the greater of (x) U.S.$250.0 million and (y) 30% of EBITDA (measured as of the date such sale, transfer, lease or disposition is made and determined as of the last day of the most recently ended four fiscal quarters for which financial statements shall have been delivered pursuant to Section 5.04(a) or Section 5.04(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.05));

(i) any purchase, lease, or other acquisition of assets, or any merger or consolidation, in each case in connection with a Permitted Business Acquisition permitted under Section 6.04(j), provided that following any such merger or consolidation (i) involving a Borrower, such Borrower is the surviving corporation and (ii) involving any Domestic Loan Party other than the Company, the surviving or resulting entity shall be a Domestic Loan Party that is a Wholly Owned Subsidiary;

(j) licensing and cross-licensing arrangements involving any technology or other intellectual property of the Company or any Subsidiary in the ordinary course of business;

(k) abandonment, cancellation or disposition of any intellectual property of the Borrowers in the ordinary course of business;

(l) the sale of the land owned by a Domestic Loan Party in Plaistow, New Hampshire and the sale of the facility owned by a Domestic Loan Party in Denver, Colorado;

(m) sales, leases or other dispositions of inventory of the Company and its Subsidiaries determined by the management of the Company to be no longer useful or necessary in the operation of the business of the Company or any of the Subsidiaries;

(n) factoring of receivables held by the Company and its Subsidiaries as permitted under Section 6.01(t);

(o) asset sales, mergers, consolidations and acquisitions made in connection with the Permitted Foreign Restructuring; and

(p) other dispositions of assets not otherwise permitted by this Section 6.05; provided, that the Net Proceeds thereof, if any, are applied in accordance with Section 2.11(c),

Notwithstanding anything to the contrary contained in Section 6.05 above, (i) no sale, transfer or other disposition of assets shall be permitted by this Section 6.05 (other than sales, transfers, leases or other dispositions to Loan Parties pursuant to paragraph (c) hereof and purchases, sales or transfers pursuant to paragraph (f) or (o) hereof) unless such disposition is for fair market value, (ii) no sale, transfer or other disposition of assets shall be permitted by paragraph (a), (d), (f), (k) or (p) of this Section 6.05 unless such disposition is for at least 75% cash consideration; provided that any Designated Non-Cash Consideration received by the Company or any Subsidiary in respect of such disposition having an aggregate fair market value (as determined in good faith by the Company), taken together with all other Designated Non-Cash Consideration received pursuant to paragraph (a), (d), (f), (k) or (p), not in excess of the greater of (x) U.S.$50.0 million and (y) 5.0% of EBITDA for the most recently ended Test Period (net of any Designated Non-Cash Consideration converted into cash or other Permitted Investments), with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash, and (iii) no sale, transfer or other disposition of assets in excess of U.S.$25.0 million shall be permitted by paragraph (h) or (p) of this Section 6.05 unless such disposition is for at least 75% cash consideration; provided that for purposes of clauses (i) and (ii), the amount of any secured Indebtedness or other Indebtedness of a Subsidiary that is not a Loan Party (as shown on the Company’s or such Subsidiary’s most recent balance sheet or in the notes thereto) of the Company or any Subsidiary of the Company that is assumed by the transferee of any such assets shall be deemed cash.

Notwithstanding anything to the contrary under this Section 6.05, no Loan Party shall sell, transfer, assign or dispose of Material Intellectual Property to any non-Loan Party Subsidiary unless such transfer is for a bona fide business purpose as determined in good faith by the Company.

SECTION 6.06. Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional shares of Equity Interests of the Person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its Equity Interests or set aside any amount for any such purpose (each a “Restricted Payment”); provided, however, that:

(a) any Subsidiary of the Company may declare and pay dividends to, repurchase its Equity Interests from or make other distributions to, the Company or to any Wholly Owned Subsidiary of the Company (or, in the case of non-Wholly Owned Subsidiaries, to the Company or any subsidiary that is a direct or indirect parent of such subsidiary and to each other owner of Equity Interests of such subsidiary on a pro rata basis (or more favorable basis from the perspective of the Company or such subsidiary) based on their relative ownership interests);

(b) the Company may (i) enter into, exercise its rights and perform thereof and thereunder (including any payments of principal and premiums in connection therewith), ~~exercise its rights and perform thereof and thereunder,~~each of the Permitted Call Spread Swap Agreements and Permitted Convertible Indebtedness in accordance with their terms and (ii) effect transactions permitted pursuant to Section 6.09(b)(i)(E) and, substantially concurrently therewith, or a commercially reasonable period of time before or after, the related settlement date for such transactions, exercise, unwind or terminate early (whether in cash, shares of common stock of the Company or any combination thereof) the portion of the Permitted Call Spread Swap Agreements, if any, corresponding to the Senior Subordinated Notes or any other Permitted Convertible Indebtedness subject to such transaction;

(c) the Company and each Subsidiary may repurchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Subsidiary held by any current or former officer, director, consultant or employee of the Company or any Subsidiary pursuant to any equity subscription agreement, stock option agreement, equity compensation arrangement, shareholders’, directors’ or members’ agreement or similar agreement, plan or arrangement or any Plan and Subsidiaries may declare and pay dividends to the Company or any other Subsidiary the proceeds of which are used for such purposes, provided that the aggregate amount of such purchases or redemptions under this paragraph (c) shall not exceed in any fiscal year U.S.$50.0 million (plus the amount of net proceeds (x) received by the Company during such calendar year from sales of Equity Interests of the Company to directors, consultants, officers or employees of the Company or any Subsidiary in connection with permitted employee compensation and incentive arrangements and (y) of any key-man life insurance policies recorded during such calendar year) which, if not used in any year, may be carried forward to any subsequent calendar year;

(d) non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options or other equity awards or upon vesting, payment or forfeiture of an equity award (including such redemption of Equity Interests issued in connection with the Specified Transaction);

(e) the Company and each Subsidiary may make dividends and other distributions in an aggregate amount not to exceed the Available Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such distribution, so long as (x)

no Event of Default has occurred and is continuing (or would occur after giving effect to such action) and (y) if such distribution is funded from the Growth Amount, the Leverage Ratio does not exceed 4.00 to 1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.04;

(f) the Company may make distributions to its members of management that hold Equity Interests of the Company in respect of such Equity Interests in an aggregate amount not to exceed in any fiscal year U.S.$20.0 million;

(g) [Intentionally Omitted];

(h) an exchange or redemption of any Equity Interests for any Qualified Equity Interests;

(i) the Company may make dividends and distributions, in each case in accordance with the provision thereof, deemed to occur upon exercise of stock options, appreciation rights or warrants if such Equity Interests represent a portion of the exercise price of such options, appreciation rights or warrants;

(j) so long as no Default or Event of Default has occurred and is continuing, the Company may declare, make or pay distributions, dividends and repurchases in respect of its Equity Interests not otherwise permitted under this Section 6.06 in an aggregate amount for any fiscal year of the Company not to exceed U.S.$225.0 million (provided that no such Dollar limitation shall apply so long as, at the time of making any such distribution, dividend or repurchase and after giving effect thereto, (1) no Event of Default would result therefrom and (2) the Leverage Ratio shall not exceed 3.00 to 1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.04); and

(k) dividends, distributions, redemptions, purchases, retirements, acquisitions and other transactions among the Company and its Subsidiaries made in connection with the Permitted Foreign Restructuring.

SECTION 6.07. Transactions with Affiliates.

(a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates, unless such transaction is (i) otherwise permitted (or required) under this Agreement (including in connection with any Permitted Receivables Financing) or (ii) upon terms no less favorable to the Company or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate; provided that this clause (ii) shall not apply to the indemnification of directors of the Company and the Subsidiaries in accordance with customary practice.

(b) The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement,

(i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership plans, including restricted stock plans, stock grants, directed share program and other stock plans customarily maintained or funded by public companies, and the granting and performance of registration rights approved by the Board of Directors of the Company;

(ii) transactions among the Company and the Loan Parties and transactions among the non-Loan Parties and among non-Loan Parties and the Foreign Borrowers otherwise permitted by this Agreement;

(iii) any indemnification agreement or any similar arrangement entered into with directors, officers, consultants and employees of the Company and the Subsidiaries under arrangements entered into in the ordinary course of business and the payment of fees and indemnities to directors, officers, consultants and employees of the Company and the Subsidiaries pursuant to such arrangements;

(iv) transactions pursuant to permitted agreements in existence on the Effective Date and set forth on Schedule 6.07 or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect;

(v) any employment agreement or employee benefit plan entered into by the Company or any of the Subsidiaries in the ordinary course of business or consistent with past practice and payments pursuant thereto;

(vi) transactions otherwise permitted under Section 6.04 and Section 6.06;

(vii) transactions for consideration less than U.S.$20.0 million;

(viii) [Intentionally Omitted];

(ix) [Intentionally Omitted];

(x) transactions with any Affiliate for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business in a manner consistent with past practice;

(xi) any transaction in respect of which the Company delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the Board of Directors of the Company from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (A) in the good faith determination of the Company qualified to render such letter and (B) reasonably satisfactory to the Administrative Agent, which letter states that such transaction is on terms that are no less favorable to the Company or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate;

(xii) [Intentionally Omitted];

(xiii) transactions pursuant to any Permitted Receivables Financing;

(xiv) [Intentionally Omitted];

(xv) so long as not otherwise prohibited under this Agreement, guarantees of performance by the Company or any Subsidiary of any other Subsidiary or the Company that is not a Loan Party (other than the Foreign Borrowers) in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money;

(xvi) if such transaction is with a Person in its capacity as a holder (A) of Indebtedness of the Company or any Subsidiary where such Person is treated no more favorably than the other holders of Indebtedness of the Company or any Subsidiary or (B) of Equity Interests of the Company or any Subsidiary where such Person is treated no more favorably than the other holders of Equity Interests of the Company or any Subsidiary;

(xvii) transactions pursuant to the Permitted Foreign Restructuring; and

(xviii) any transaction on or after the Amendment Closing Date pursuant to the terms of the Specified Acquisition Agreement.

SECTION 6.08. Business of the Company and the Subsidiaries. Notwithstanding any other provisions hereof, engage at any time in any business or business activity other than any business or business activity conducted by it on the Effective Date and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

SECTION 6.09. Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.

(a) Amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders), the articles or certificate of incorporation or by-laws or partnership agreement or limited liability company operating agreement of the Company or any of the Subsidiaries.

(b)

(i) Make, or agree or offer to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on the Senior Subordinated Notes or any Permitted Convertible Indebtedness or other Permitted Debt Securities, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of the Senior Subordinated Notes or any Permitted Convertible Indebtedness or other Permitted Debt Securities (except for Refinancings permitted by Section 6.01(l)) (each, a “Restricted Debt Payment”), except for (A) payments of regularly scheduled interest, (B) with respect to Permitted Convertible Indebtedness or any other Permitted Debt Securities or the Senior Subordinated Notes, payments made solely with the proceeds from the issuance of Equity Interests or from equity contributions, (C) prepayments, redemptions, purchases, defeasances and other payments or distributions prior to the scheduled maturity in an aggregate amount not to exceed the Available Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such payment, so long as (x) no Event of Default has occurred and is continuing (or would occur after giving Pro Forma Effect to such action)

and (y) solely if such Restricted Debt Payment is funded from the Growth Amount, the Leverage Ratio does not exceed 4.50 to 1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.04, (D) so long as no Event of Default has occurred and is continuing or would result therefrom, purchases and redemptions of Senior Subordinated Notes or any Permitted Convertible Indebtedness or other Permitted Debt Securities in an aggregate amount not to exceed U.S.$225.0 million (provided that no such Dollar limitation shall apply so long as, at the time of making any such purchase or redemption and after giving effect thereto, (1) no Event of Default would result therefrom and (2) the Leverage Ratio shall not exceed 3.00 to 1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.04), (E) the Company’s use of the net cash proceeds of Permitted Convertible Indebtedness (or such net cash proceeds together with shares of common stock of the Company) to purchase, redeem, acquire, retire, cancel, terminate or Refinance the Senior Subordinated Notes, any other Permitted Convertible Indebtedness or any other Permitted Debt Securities and (F) with respect to Permitted Convertible Indebtedness, any of the foregoing expressly permitted pursuant to Section 6.06(b)(i).

(ii) Amend or modify, or permit the amendment or modification of, any provision of any Senior Subordinated Note or any Permitted Debt Securities, any Permitted Receivables Document or any agreement (including any Senior Subordinated Notes Document or any document relating to any Permitted Debt Securities) relating thereto, other than amendments or modifications that are not in any manner materially adverse to Lenders and that do not affect the subordination provisions thereof (if any) in a manner adverse to the Lenders.

(c) Permit any Subsidiary to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances by such Subsidiary to the Company or any Subsidiary that is a direct or indirect parent of such Subsidiary or (ii) the granting of Liens by such Subsidiary pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

(i) restrictions imposed by applicable law;

(ii) restrictions contained in any Permitted Receivables Document with respect to any Special Purpose Receivables Subsidiary;

(iii) contractual encumbrances or restrictions in effect on the Effective Date under (x) any Senior Subordinated Note Document or (y) any agreements related to any permitted renewal, extension or refinancing of any Indebtedness existing on the Effective Date that does not expand the scope of any such encumbrance or restriction;

(iv) restrictions imposed by any Permitted Debt Securities that are customary for such Permitted Debt Securities and are no more restrictive than the restrictions set forth in this Agreement;

(v) any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Equity Interests or assets of a Subsidiary pending the closing of such sale or disposition;

(vi) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business;

(vii) any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(viii) customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(ix) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(x) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(xi) customary restrictions and conditions contained in any agreement relating to the sale of any asset permitted under Section 6.05 pending the consummation of such sale; or

(xii) any agreement in effect at the time such subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary.

SECTION 6.10. [Intentionally Omitted].

SECTION 6.11. Interest Coverage Ratio. With respect to the Revolving Facility only, the Company will not permit the ratio (the “Interest Coverage Ratio”), determined as of the last day of each of its fiscal quarters ending on and after September 30, 2021, of (i) EBITDA to (ii) Cash Interest Expense, in each case for the period of four (4) consecutive fiscal quarters ending with the last day of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be less than (x) until the Amendment Closing Date, 3.00 to 1.00, (y) until the last day of the sixth full fiscal quarter ending after the Amendment Closing Date, 2.00 to 1.00 and (z) thereafter, 2.50:1.00; provided that to the extent any Asset Disposition or any Asset Acquisition (or any similar transaction or transactions for which a waiver or a consent of the Required Lenders pursuant to Section 6.05 has been obtained) or incurrence or repayment of Indebtedness (excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) has occurred during the relevant Test Period, the Interest Coverage Ratio shall be determined for the respective Test Period on a Pro Forma Basis for such occurrences.

SECTION 6.12. Leverage Ratio. With respect to the Revolving Facility only, the Company will not permit the ratio (the “Leverage Ratio”), determined as of the last day of each of its fiscal quarters ending on and after September 30, 2021, of (i) Consolidated Net Debt to (ii) EBITDA for the period of four (4) consecutive fiscal quarters ending with the last day of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be greater than (w) until the Amendment Closing Date, 4.00 to 1.00, (x) until the last day of the fourth full fiscal quarter ending after the Amendment Closing Date, 6.00 to 1.00, (y) after the last day of the fourth full fiscal quarter ending after the Amendment Closing Date until the last day of the sixth full fiscal quarter ending after the Amendment Closing Date, 5.00 to 1.00 and (z) thereafter, 4.50 to 1.00. Notwithstanding the foregoing, to the extent any Asset Disposition or any Asset Acquisition (or any similar transaction or transactions that require a waiver or a consent of the Required Lenders pursuant to Section 6.04 or Section 6.05) or incurrence or repayment of Indebtedness (excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) has occurred during the relevant Test Period, EBITDA shall be determined for the respective Test Period on a Pro Forma Basis for such occurrences; provided further that (x) after the last day of the fourth full fiscal quarter ending after the Amendment Closing Date, the Company may, by written notice to the Administrative Agent for distribution to the Lenders, elect to increase the maximum Leverage Ratio that would otherwise be applicable by 0.25 for a period of four consecutive fiscal quarters in connection with a Permitted Business Acquisition occurring during the first of such four fiscal quarters if the aggregate consideration paid or to be paid in respect of such Permitted Business Acquisition exceeds $100,000,000 (each such period, an “Adjusted Covenant Period”) and (y) notwithstanding the foregoing clause (x), the Company may not elect an Adjusted Covenant Period for at least two (2) full fiscal quarters following the end of an Adjusted Covenant Period before a new Adjusted Covenant Period is available again pursuant to the preceding clause (x) for a new period of four consecutive fiscal quarters.

SECTION 6.13. Swap Agreements. Enter into any Swap Agreement, other than (a) any Swap Agreement required by any Permitted Receivables Financing, (b) Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any Subsidiary is exposed in the conduct of its business or the management of its liabilities, (c) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary, (d) forward contracts entered into in connection with an accelerated share repurchase program with respect to purchases of Equity Interests permitted under Section 6.06 of this Agreement, (e) Permitted Call Spread Swap Agreements and (f) any indenture governing Permitted Convertible Notes issued pursuant to Section 6.01(l).

SECTION 6.14. Designated Senior Debt. Designate any Indebtedness of the Company or any of the Subsidiaries other than (i) the Obligations hereunder or any Excluded Indebtedness and (ii) senior Permitted Debt Securities as “Designated Senior Indebtedness” under, and as defined in, the Senior Subordinated Note Indenture or as “senior indebtedness” or “designated senior indebtedness” or words of similar import under and in respect of any other indenture, agreement or instrument under which any other Subordinated Indebtedness is outstanding.

Article VII

EVENTS OF DEFAULT

SECTION 7.01. Events of Default. In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made by any Borrower or any other Loan Party in any Loan Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been incorrect in any material respect when so made, deemed made or furnished by such Borrower or any other Loan Party;

(b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or on any L/C Disbursement or in the payment of any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days;

(d) default shall be made in the due observance or performance by any Borrower or any of the Subsidiaries of any covenant, condition or agreement contained in Section 5.01(a) (with respect to any Borrowers), 5.05(a), 5.08, 5.10(c) or in Article VI; provided, that any breach of Section 6.11 or 6.12 shall not, by itself, constitute an Event of Default under any Term Facility and the Term Loans may not be accelerated as a result thereof unless there are Revolving Facility Loans outstanding that have been accelerated by the Majority Lenders with respect to the Revolving Facility;

(e) default shall be made in the due observance or performance by any Borrower or any of the Subsidiaries of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) and (d) above) and such default shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent or any Lender to the Borrowers;

(f) (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (ii) any Borrower or any of the Subsidiaries shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided that this clause (f) shall not apply (x) to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness, (y) any repurchase, conversion or settlement with respect to any Permitted Convertible Notes, or satisfaction of any condition giving rise to or permitting the foregoing, pursuant to their terms unless such repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default or (z) any early payment requirement or unwinding or termination with respect to any Permitted Call Spread Swap Agreement, or satisfaction of any condition giving rise to or permitting the foregoing, in accordance with the terms thereof where neither the Company nor any of its Affiliates is the “defaulting party” (or substantially equivalent term) under the terms of such Permitted Call Spread Swap Agreement;

(g) there shall have occurred a Change in Control;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any of the Subsidiaries, or of a substantial part of the property or assets of the Company or any Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any of the Subsidiaries or for a substantial part of the property or assets of the Company or any of the Subsidiaries or (iii) the winding-up or liquidation of the Company or any Subsidiary (except, in the case of any Subsidiary, in a transaction permitted by Section 6.05); and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) (1) the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) above, (iii) apply for, request or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any of the Subsidiaries or for a substantial part of the property or assets of the Company or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (2) a Foreign Borrower Insolvency Event shall occur;

(j) the failure by the Company or any Subsidiary to pay one or more final judgments aggregating in excess of U.S.$150.0 million (net of any amounts which are covered by insurance or bonded), which judgments are not discharged or effectively waived or stayed for a period of thirty (30) consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company or any Subsidiary to enforce any such judgment;

(k) one or more ERISA Events shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(l) (i) any Loan Document shall for any reason be asserted in writing by the Company or any Subsidiary not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to Collateral that is not immaterial to the Company and its Subsidiaries on a consolidated basis shall cease to be, or shall be asserted in writing by the Company or any other Loan Party not to be, a valid and perfected security interest (having the priority required by this Agreement or the relevant Security Document) in the securities, assets or properties covered thereby, except to the extent that (x) any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement or to file UCC continuation statements, (y) such loss is covered by a lender’s title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer or (z) any such loss of validity, perfection or priority is the result of any failure by the Administrative Agent to take any action necessary to secure the validity, perfection or priority of the liens, or (iii) the Guarantees pursuant to the Security Documents by the Borrowers or the Subsidiary Loan Parties of any of the Secured Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by the Borrowers or any Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations;

then, and in every such event (other than an event with respect to the Company described in paragraph (h) or (i) above and (y) an event described in clause (d) above arising with respect to a failure to company with Sections 6.11 or 6.12 unless the conditions of the first proviso contained in clause (d) have been satisfied), and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent of the Required Lenders, and shall at the request of the Required Lenders, by notice to the Company, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other Secured Obligations of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) demand cash collateral pursuant to Section 2.05(j); and in any event with respect to the Company described in paragraph (h) or (i) above, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other Secured Obligations of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for cash collateral to the full extent permitted under Section 2.05(j), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC. In the case of an Event of Default under clause (d) above arising with respect to a failure to comply with Section 6.11 or 6.12 and at any time thereafter during the continuance of such event, the Administrative Agent at the request of the Majority Lenders with respect to the Revolving Facility, shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Revolving Facility Commitments and (ii) declare the Revolving Facility Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Revolving Facility Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrowers accrued hereunder with respect to such Revolving Facility Loans, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the U.S. Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

SECTION 7.02. Exclusion of Immaterial Subsidiaries. Solely for the purposes of determining whether an Event of Default has occurred under clause (h) or (i) of Section 7.01, any reference in any such clause to any Subsidiary shall be deemed not to include any Subsidiary affected by any event or circumstance referred to in any such clause that did not, as of the last day of the fiscal quarter of the Company most recently ended, have assets with a value in excess of 2.5% of the Consolidated Total Assets or 2.5% of total revenues of the Company and its Subsidiaries as of such date; provided that if it is necessary to exclude more than one Subsidiary from clause (h) or (i) of Section 7.01 pursuant to this Section 7.02 in order to avoid an Event of Default thereunder, all excluded Subsidiaries shall be considered to be a single consolidated Subsidiary for purposes of determining whether the condition specified above is satisfied.

Article VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01. Authorization and Action.

(a) Each Lender and each Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. In furtherance of the foregoing, and not in limitation, each of the Lenders authorizes the Administrative Agent to enter into (or amend or modify, at the direction of the Required Lenders) one or more Intercreditor Agreements acceptable to the Administrative Agent in its reasonable discretion with parties to the Bridge Facility, any Incremental Equivalent Debt, Ratio Indebtedness, Credit Agreement Refinancing Indebtedness, any Other Term Loans or any Permitted Receivables Financing. With respect to any Permitted Receivables Financing, such Intercreditor Agreements may provide for, among other things, (i) the Administrative Agent’s and the Lenders’ forbearance of, and other limitations on, any exercise of remedies in respect of any equity interests in any Special Purpose Receivables Subsidiary and/or any notes issued by any Special Purpose Receivables Subsidiary to the Company or any Subsidiary solely in connection with any Permitted Receivables Financing, in any case, that have been pledged to secure the Obligations and/or (ii) disclaimers of interests on, and releases of security interests in, any Receivables Assets. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, and each Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, any Issuing Bank or any other holder of Secured Obligations other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby; and

(ii) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.

(d) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e) None of any Co-Syndication Agent, any Co-Documentation Agent, the Sustainability Structuring Agent or any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f) In case of the pendency of any proceeding with respect to any Loan Party under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation in respect of any L/C Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Disbursements and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.05) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other holder of Secured Obligations to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other holders of Secured Obligations, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.05). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

(g) The provisions of this Article VIII are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Company’s rights to consent pursuant to and subject to the conditions set forth in this Article VIII, none of the Company or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each holder of the Secured Obligations, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article VIII.

SECTION 8.02. Administrative Agent’s Reliance, Indemnification, Etc.

(a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page) or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b) The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.05 unless and until written notice thereof stating that it is a “notice under Section 5.05” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Company, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Company, a Lender or an Issuing Bank. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Loan Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (D) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (E) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent or (F) the creation, perfection or priority of Liens on the Collateral. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any Liabilities, costs or expenses suffered by the Company, any Subsidiary, any Lender or any Issuing Bank as a result of, any determination of the Revolving Facility Credit Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or Issuing Bank or any Dollar Amount thereof.

(c) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Company), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

SECTION 8.03. Posting of Communications.

(a) The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Banks and the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Banks and the Borrowers hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE

AGENT, ANY ARRANGER, THE SUSTAINABILITY STRUCTURING AGENT, ANY CO-SYNDICATION AGENT, ANY CO-DOCUMENTATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

(d) Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and each Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or such Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e) Each of the Lenders, each of the Issuing Banks and the Company agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.04. The Administrative Agent Individually. With respect to its Commitment, Loans and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Bank”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, an Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Company, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Bank.

SECTION 8.05. Successor Administrative Agent.

(a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Company, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Company (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b) Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Company, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Security Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case, until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article VIII and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

SECTION 8.06. Acknowledgements of Lenders and Issuing Banks.

(a) Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case, in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, the Sustainability Structuring Agent, any Co-Syndication Agent, any Co-Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, the Sustainability Structuring Agent, any Co-Syndication Agent, any Co-Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender and each Issuing Bank also acknowledges and agrees that (a) none of the Administrative Agent, any Arranger or the Sustainability Structuring Agent acting in such capacities have made any assurances as to (i) whether the credit facility evidenced by this Agreement (the “Facility”) meets such Lender’s or such Issuing Bank’s criteria or expectations with regard to environmental impact and sustainability performance, (ii) whether any characteristics of the Facility, including the characteristics of the relevant key performance indicators to which the Company will link a potential margin step-up or step-down, including their environmental and sustainability criteria, meet any industry standards for sustainability-linked credit facilities and (b) such Lender and such Issuing Bank has performed its own independent investigation and analysis of the Facility and whether the Facility meets its own criteria or expectations with regard to environmental impact and/or sustainability performance.

(b) Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Acceptance or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

(c) (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter, return to the

Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.

(ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(i) The Company and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations (or any other Secured Obligations) owed by the Company or any other Loan Party, except to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Company or any other Loan Party for the purpose of satisfying an Obligation (or any other Secured Obligation).

(ii) Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 8.07. Collateral Matters

(a) Except with respect to the exercise of setoff rights in accordance with Section 9.06 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties.

(b) In furtherance of the foregoing and not in limitation thereof, no Banking Services Agreement or Swap Agreement will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such Banking Services Agreement or Swap Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

(c) The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 6.02(d), (e), (f), (g), (h), (i) and (k). The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to enter into any Intercreditor Agreement in connection with the Bridge Facility pursuant to Section 6.02(cc) or any Incremental Equivalent Debt or Ratio Indebtedness pursuant to Section 6.02(dd). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

SECTION 8.08. Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the U.S. Bankruptcy Code, including under Sections 363, 1123 or 1129 of the U.S. Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.08 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 8.09. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers, the Co-Syndication Agents, the Co-Documentation Agents or any of their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that none of the Administrative Agent, or the Arrangers, the Co-Syndication Agents, the Co-Documentation Agents or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(c) The Administrative Agent, each Arranger, each Co-Syndication Agent and each Co-Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, commitment fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent fees or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 8.10. Certain Foreign Pledge Matters.

(a) Each Borrower, on its behalf and on behalf of its Subsidiaries, and each Lender, on its behalf and on the behalf of its affiliated Secured Parties, hereby irrevocably constitute the Administrative Agent as the holder of an irrevocable power of attorney (fondé de pouvoir within the meaning of Article 2692 of the Civil Code of Québec) in order to hold hypothecs and security granted by each Borrower or any Subsidiary on property pursuant to the laws of the Province of Quebec to secure obligations of any Borrower or any Subsidiary under any bond, debenture or similar title of indebtedness issued by any Borrower or any Subsidiary in connection with this Agreement, and agree that the Administrative Agent may act as the bondholder and mandatary with respect to any bond, debenture or similar title of indebtedness that may be issued by any Borrower or any Subsidiary and pledged in favor of the Secured Parties in connection with this Agreement. Notwithstanding the provisions of Section 32 of the An Act respecting the special powers of legal persons (Quebec), JPMorgan as Administrative Agent may acquire and be the holder of any bond issued by any Borrower or any Subsidiary in connection with this Agreement (i.e., the fondé de pouvoir may acquire and hold the first bond issued under any deed of hypothec by any Borrower or any Subsidiary).

(b) The Administrative Agent is hereby authorized to execute and deliver any documents necessary or appropriate to create and perfect the rights of pledge for the benefit of the Secured Parties including a right of pledge with respect to the entitlements to profits, the balance left after winding up and the voting rights of the Company as ultimate parent of any subsidiary of the Company which is organized under the laws of the Netherlands and the Equity Interests of which are pledged in connection herewith (a “Dutch Pledge”). Without prejudice to the provisions of this Agreement and the other Loan Documents, the parties hereto acknowledge and agree with the creation of parallel debt obligations of the Company or any relevant Subsidiary as will be described in any Dutch Pledge (the “Parallel Debt”), including that any payment received by the Administrative Agent in respect of the Parallel Debt will - conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application - be deemed a satisfaction of a pro rata portion of the corresponding amounts of the Secured Obligations, and any payment to the Secured Parties in satisfaction of the Secured Obligations shall - conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application - be deemed as satisfaction of the corresponding amount of the Parallel Debt. The parties hereto acknowledge and agree that, for purposes of a Dutch Pledge, any resignation by the Administrative Agent is not effective until its rights under the Parallel Debt are assigned to the successor Administrative Agent.

(c) The parties hereto acknowledge and agree for the purposes of taking and ensuring the continuing validity of German law governed pledges (Pfandrechte) with the creation of parallel debt obligations of the Company and its Subsidiaries as will be further described in a separate German law governed parallel debt undertaking. The Administrative Agent shall (i) hold such parallel debt undertaking as fiduciary agent (Treuhaender) and (ii) administer and hold as fiduciary agent (Treuhaender) any pledge created under a German law governed Security Document which is created in favor of any Secured Party or transferred to any Secured Party due to its accessory nature (Akzessorietaet), in each case in its own name and for the account of the Secured Parties. Each Lender, on its own behalf and on behalf of its affiliated Secured Parties, hereby authorizes the Administrative Agent to enter as its agent in its name and on its behalf into any German law governed Security Document, to accept as its agent in its name and on its behalf any pledge under such Security Document and to agree to and execute as agent in its name and on its behalf any amendments, supplements and other alterations to any such Security Document and to release any such Security Document and any pledge created under any such Security Document in accordance with the provisions herein and/or the provisions in any such Security Document.

SECTION 8.11. Sustainability Matters. Each party to this Agreement agrees that neither the Administrative Agent nor the Sustainability Structuring Agent shall have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by the Company of any Sustainability Fee Adjustment or any Sustainability Spread Adjustment (or any of the data or computations that are part of or related to any such calculation) set forth in any Pricing Certificate (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry).

Article IX

MISCELLANEOUS

SECTION 9.01. Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to any Borrower or any Loan Party, to it at c/o Chart Industries, Inc., 3055 Torrington Drive, Ball Ground, Georgia 30107, Attention: Tom Pittet, Vice President, Risk and Treasury (Telecopy No. (770) 721-7664) (e-mail: thomas.pittet@chartindustries.com);

(ii) if to the Administrative Agent, (A) in the case of Borrowings denominated in Dollars, to JPMorgan Chase Bank, N.A., 131 S Dearborn St, Floor 04, Chicago, Illinois 60603-5506, Attention of Loan and Agency Servicing (e-mail: jpm.agency.cri@jpmorgan.com), (B) in the case of Borrowings denominated in Foreign Currencies, to J.P. Morgan Europe Limited, 25 Bank Street, Canary Wharf, London E14 5JP, Attention of The Manager, Loan & Agency Services (Telecopy No. 44 207 777 2360), (C) in the case of a notification of the DQ List, to JPMDQ_Contact@jpmorgan.com; (D) in the case of Agency withholding tax inquiries, to agency.tax.reporting@jpmorgan.com; (E) in the case of Agency Compliance/financials/Intralinks, to covenant.compliance@jpmchase.com; and (F) for all other notices, to JPMorgan Chase Bank, N.A., 131 S Dearborn St, Floor 04, Chicago, Illinois 60603-5506, Attention of Loan and Agency Servicing (e-mail: jpm.agency.cri@jpmorgan.com);

(iii) if to JPMorgan in its capacity as an Issuing Bank, to it at JPMorgan Chase Bank, N.A., 10 South Dearborn Street, Floor L2, Chicago, Illinois 60603, Attention of Andrew Jeans (e-mail: Andrew.jeans@chase.com with a copy to jpm.agency.cri@jpmorgan.com);

(iv) if to the Swingline Lender, (A) in the case of Agency withholding tax inquiries, to agency.tax.reporting@jpmorgan.com; (B) in the case of Agency Compliance/financials/Intralinks, to covenant.compliance@jpmchase.com; and (C) for all other notices, to JPMorgan Chase Bank, N.A., 131 S Dearborn St, Floor 04, Chicago, Illinois 60603-5506, Attention of Loan and Agency Servicing (e-mail: jpm.agency.cri@jpmorgan.com); and

(v) if to any other Lender or Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to any Loan Party, the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided further that approval of such procedures may be limited to particular notices or communications.

(c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers and the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Banks and shall survive the making by the Lenders of the Loans, the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such Persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or L/C Disbursement or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.15, 2.17 and 9.05) shall survive the payment in full of the principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Commitments or this Agreement.

SECTION 9.03. Integration; Binding Effect. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) the reductions of the Letter of Credit Commitment of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Borrowers and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Borrowers, each Issuing Bank, the Administrative Agent and each Lender and their respective permitted successors and assigns.

SECTION 9.04. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A) the Company (provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after the Company has received written notice thereof); provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent;

(C) the Swingline Lender; provided, that no consent of the Swingline Lender shall be required for an assignment of all or any portion of a Term Loan; and

(D) each Issuing Bank; provided, that no consent of any Issuing Bank shall be required for an assignment of all or any portion of a Term Loan.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, an assignment of the entire remaining amount of the assigning Lender’s Commitment or contemporaneous assignments to related Approved Funds that equal at least U.S.$1.0 million in the aggregate, the amount of the commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than U.S.$5.0 million for the Revolving Facility and U.S.$1.0 million for the Term Facility unless the Company and the Administrative Agent otherwise consent; provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Acceptance or (y) to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Acceptance are participants, together with a processing and recordation fee of U.S.$3,500; provided that no such recordation fee shall be due in connection with an assignment to an existing Lender or Affiliate of a Lender or an Approved Fund of such Lender or an assignment by the Administrative Agent and provided further that only one such fee shall be payable in connection with contemporaneous assignments to related Approved Funds; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its Affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” shall mean (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) the Company, any of its Subsidiaries or any of its Affiliates, (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof, or (e) a Disqualified Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of each Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and L/C Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or 9.05(c), the Administrative Agent shall have no obligation to accept such Assignment and Acceptance and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may, without the consent of any Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument (oral or written) pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.08(b) that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or Section 1.163-5(b) of the Proposed United States Treasury Regulations (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) In case of assignment, transfer or novation by any existing Lender to a new Lender or Participant of all or any part of its rights and obligations under any of the Loan Documents, such existing Lender and the new Lender or Participant, as applicable, shall agree that, for the purposes of Article 1278 of the Luxembourg Civil Code (to the extent applicable), the security created under the Security Documents, securing the rights assigned, transferred or novated thereby, will be preserved for the benefit of the new Lender or Participant, as applicable.

(f) Disqualified Lenders.

(i) No assignment or participation shall be made to any Person that was a Disqualified Lender as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless the Company has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Lender for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or Participant that becomes a Disqualified Lender after the applicable Trade Date (including as a result of the delivery of a written supplement to the list of “Disqualified Lenders” referred to in, the definition of “Disqualified Lender”), (x) such assignee or Participant shall not retroactively be disqualified from becoming a Lender or Participant and (y) the execution by the Company of an Assignment and Acceptance with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender. Any assignment or participation in violation of this clause (f)(i) shall not be void, but the other provisions of this clause (f) shall apply.

(ii) If any assignment or participation is made to any Disqualified Lender without the Company’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Lender after the applicable Trade Date, the Company may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, require such Disqualified Lender to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interest, rights and obligations under this Agreement to one or more Persons (other than an Ineligible Institution) at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders to whom an assignment or participation is made in violation of clause (i) above (A) will not have the right to (x) receive information, reports or other materials provided to Lenders by the Company, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter and (y) for purposes of voting on any plan of reorganization, each Disqualified Lender party hereto hereby agrees (1) not to vote on such plan of reorganization, (2) if such Disqualified Lender does vote on such plan of reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the U.S. Bankruptcy Code (or any similar provision in any other applicable laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan of reorganization in accordance with Section 1126(c) of the U.S. Bankruptcy Code (or any similar provision in any other applicable laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv) The Administrative Agent shall have the right, and the Company hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Lenders provided by the Company and any updates thereto from time to time (collectively, the “DQ List”) on an Approved Electronic Platform, including that portion of such Approved Electronic Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender or potential Lender requesting the same.

(v) The Administrative Agent and the Lenders shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, neither the Administrative Agent nor any Lender shall (x) be obligated to ascertain, monitor or inquire as to whether any other Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, by any other Person to any Disqualified Lender.

SECTION 9.05. Expenses; Indemnity.

(a) The Borrowers agree to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (which, in the case of counsel, shall be limited to the reasonable fees, charges and disbursements of one primary outside counsel, and one local counsel in each applicable jurisdiction, for the Administrative Agent) in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent in connection with the syndication of the Commitments or the administration of this Agreement (including expenses incurred in connection with due diligence and initial and ongoing Collateral examination to the extent incurred with the reasonable prior approval of the Borrowers and the reasonable fees, disbursements and the charges for no more than one counsel in each jurisdiction where Collateral is located) or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions hereby contemplated shall be consummated) or incurred by the Administrative Agent or any Lender (which, in the case of counsel, shall be limited to the reasonable fees, charges and disbursements of one primary outside counsel, and one local counsel in each applicable jurisdiction, for the Administrative Agent and one outside counsel, and one local counsel in each applicable jurisdiction, for the Lenders taken as a group (unless there is an actual or perceived conflict of interest in which case each such other Lender may retain its own counsel)) in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made or the Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Davis Polk & Wardwell LLP, counsel for the Administrative Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel.

(b) The Borrowers agree to indemnify the Administrative Agent, each Arranger, the Sustainability Structuring Agent, each Co-Syndication Agent, each Co-Documentation Agent, each Issuing Bank, each Lender and each of their respective Related Parties (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all Liabilities and related expenses, including reasonable and documented counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, (ii) the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (iii) the use of the proceeds of the Loans or the use of any Letter of Credit, or (iv) any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, arbitration or proceeding is brought by the Company or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Subject to and without limiting the generality of the foregoing sentence, the Borrowers agree to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including reasonable and documented counsel or consultant fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (A) any Environmental Claim related in any way to the Company or any of its Subsidiaries, or (B) any actual or alleged presence, Release or threatened Release of Hazardous Materials, regardless of when occurring, at, under, on or from any Property, any property owned, leased or operated by any predecessor of the Company or any of its Subsidiaries, or any property at which the Company or any of its Subsidiaries has sent Hazardous Materials for treatment, storage or disposal, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Issuing Bank or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c) To the extent that any Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Bank, the Swingline Lender or the Sustainability Structuring Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, and each Lender severally agrees to pay to such Issuing Bank, the Swingline Lender or the Sustainability Structuring Agent, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that any Borrower’s failure to pay any such amount shall not relieve any Borrower of any default in the payment thereof); provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or the Swingline Lender or the Sustainability Structuring Agent in its capacity as such.

(d) To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Lender-Related Person (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor.

(f) This Section 9.05 shall not apply to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

SECTION 9.06. Right of Set-off. Subject to Sections 2.24 and 9.22, if an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank and their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of any Loan Party or any other Domestic Subsidiary, against any and all Secured Obligations, now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured. The applicable Lender or Issuing Bank shall notify the Company and the

Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender and each Issuing Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have.

SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08. Waivers; Amendment.

(a) No failure or delay of the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower or any other Loan Party in any case shall entitle such Person to any other or further notice or demand in similar or other circumstances. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Except as provided in Section 2.20 with respect to an Incremental Term Loan Amendment, as provided in 2.26 pursuant to a Permitted Amendment with only the consent of the Borrower, the Administrative Agent and each accepting lender to establish any Class of Other Loans, as provided in Section 2.27 pursuant to a Refinancing Amendment with only the consent of the Borrower, the Administrative Agent, each Additional Lender and each Lender that is providing a portion of the Credit Agreement Refinancing Indebtedness being incurred in connection with such Refinancing Amendment to establish any Class of Other Loans consisting of Credit Agreement Refinancing Indebtedness, or as provided in Section 2.14(b) and Section 2.14(c), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders and (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Administrative Agent, as applicable, and consented to by the Required Lenders (or (A) in respect of any waiver, amendment or modification of Sections 6.11 or 6.12 (or any Default or Event of Default in respect thereof) or of Section 4.02 after the Amendment No. 3 Effective Date, the Majority Lenders of the Revolving Facility rather than the Required Lenders, or (B) in respect of any waiver, amendment or modification of Section 2.11(b) or (c), the Majority Lenders of the Term Facility, rather than the Required Lenders); provided, however, that no such agreement shall

(i) decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C Disbursement, without the prior written consent of each Lender directly affected thereby; provided that no amendment to the financial covenant definitions in this Agreement (or defined terms used in the financial covenants in this Agreement) shall constitute a reduction in the rate of interest for purposes of this clause (i),

(ii) increase or extend the Commitment of any Lender or decrease the Commitment Fees or L/C Participation Fees or other fees of any Lender without the prior written consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitments shall not constitute an increase of the Commitments of any Lender),

(iii) extend any date on which payment of interest on any Loan or any L/C Disbursement or any Fees is due, without the prior written consent of each Lender adversely affected thereby,

(iv) amend or modify the provisions of Section 2.08(c) or Section 2.18(b) or (c) in a manner that would by its terms alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby, without the prior written consent of each Lender adversely affected thereby,

(v) amend or modify the provisions of this Section or the definition of the term “Required Lenders”, “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Effective Date),

(vi) (x) release the Company from its obligations under Article X, (y) release all or substantially all the Collateral or (z) release any Subsidiary Loan Party from its Guarantee under a Collateral Agreement, unless, in the case of a Subsidiary Loan Party, all or substantially all the Equity Interests of such Subsidiary Loan Party is sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender,

(vii) amend or modify the payment waterfall provisions of Section 2.23(b) or the application of proceeds provisions of Section 5.02 of the Collateral Agreement, in each case, without the prior written consent of each Lender,

(viii) subordinate the Obligations hereunder, or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien on all, substantially all or a substantial portion of the Collateral, without the prior written consent of each affected Lender,

(ix) waive or modify any condition precedent set forth in Section 4.02 with respect to Borrowings of Revolving Facility Loans or any issuance, amendment, extension or renewal of a Letter of Credit being made in accordance with such Section 4.02 without the consent of the Majority Lenders of the Revolving Facility;

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Banks or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Banks or the Swingline Lender acting as such at the effective date of such agreement, as applicable (it being understood that any change to Section 2.23 shall require the consent of the Administrative Agent, the Issuing Banks and the Swingline Lender). Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this clause (b) and then only in the event such Defaulting Lender shall be adversely affected by such amendment, waiver or other modification. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any assignee of such Lender.

(c) Without the consent of any Lender, the Loan Parties and the Administrative Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law.

(d) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, and the Borrowers (a) to add one or more additional credit facilities (in addition to amendments in respect of Incremental Term Loans or Incremental Revolving Commitments as provided in Section 2.20, Permitted Amendments pursuant to Section 2.26 and Refinancing Amendments pursuant to Section 2.27) to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Incremental Term Loans and the Revolving Facility Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(e) Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of the Borrowers and the Administrative Agent to the extent necessary to (i) integrate any Incremental Term Loans, Incremental Revolving Commitments, Other Loans or Refinancing Loans, as applicable and (ii) cure any ambiguity, omission, mistake, defect or inconsistency, to the extent such cure could not reasonably be expected to have a material adverse effect on the Lenders.

SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the applicable Overnight Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.10. Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Company or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Company and each other Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Company and the other Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) agrees that the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Company and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15. Jurisdiction; Consent to Service of Process.(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto hereby further irrevocably consents to the service of process in the manner provided for notices in Section 9.01. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties (i) in the courts of any jurisdiction and (ii) in respect of any Loan Party incorporated in Luxembourg only, any courts having jurisdiction where the head office, central administration, centre of main interest, place of effective management, domicile and/or establishment of that Loan Party is situated or where any asset of that Loan Party is situated.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Secured Party relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.

SECTION 9.16. Confidentiality. Each of the Lenders, the Issuing Banks and the Administrative Agent agrees that it shall maintain in confidence any Information (as defined below) relating to the Borrowers and the other Loan Parties furnished to it by or on behalf of the Borrowers or the other Loan Parties (other than Information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender, such Issuing Bank or the Administrative Agent without violating this Section 9.16 or (c) was available to such Lender, such Issuing Bank or the Administrative Agent from a third party having, to such Person’s knowledge, no obligations of confidentiality to the Company or any other Loan Party) and shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know or to any Person that approves or administers the Loans on behalf of such Lender (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to Governmental Authorities or the National Association of Insurance Commissioners, (C) to its parent companies, Affiliates or auditors (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to any assignee of or Participant in, or any prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16) (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (E)), (F) to any direct or indirect contractual counterparty in Swap Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (G) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facility provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facility provided hereunder or (H) with the prior written consent of the Company. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and Information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. “Information” shall mean all information received from the Company relating to the Company or any of its Subsidiaries or its or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE COMPANY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 9.17. [Intentionally Omitted].

SECTION 9.18. Release of Liens and Guarantees. In the event that (a) any Domestic Loan Party conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of the Equity Interests or assets of any Subsidiary Loan Party (other than the Equity Interests of the Company) or any of its assets to a Person that is not (and is not required to become) a Domestic Loan Party in a transaction not prohibited by Section 6.05, or (b) any Receivables Assets are subject to a Permitted Receivables Financing, the Administrative Agent shall, in each case, promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by any Borrower and at such Borrower’s expense to release any Liens created by any Loan Document in respect of such Equity Interests or assets, and, in the case of a disposition of the Equity Interests of any Subsidiary Loan Party that is not a Borrower in a transaction permitted by Section 6.05 and as a result of which such Subsidiary Loan Party would cease to be a Subsidiary, terminate such Subsidiary Loan Party’s obligations under its Guarantee; provided, that the release of any obligations under the Guarantee solely as a result of such Guarantor ceasing to be a Wholly Owned Subsidiary shall only be permitted if, at the time such Subsidiary Loan Party ceases to be a Wholly Owned Subsidiary, it was as a result of a bona fide joint venture transaction or such strategic transaction entered into for a bona fide operating purpose, in each case, with any person that is not an affiliate of the Company and the primary purpose of such transaction was not to evade the obligations under the Guarantee. In addition, the Administrative Agent agrees to take such actions as are reasonably requested by any Borrower and at such Borrower’s expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations are paid in full and all Letters of Credit and Commitments are terminated. Any representation, warranty or covenant contained in any Loan Document relating to any such Equity Interests, asset or subsidiary of any Borrower shall no longer be deemed to be made once such Equity Interests or asset is so conveyed, sold, leased, assigned, transferred or disposed of. In addition, each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, irrevocably authorizes the Administrative Agent, at its option and in its discretion, (i) to subordinate any Lien on any assets granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(i) or (ii) in the event that the Company shall have advised the Administrative Agent that, notwithstanding the use by the Company of commercially reasonable efforts to obtain the consent of such holder (but without the requirement to pay any sums to obtain such consent) to permit the Administrative Agent to retain its liens (on a subordinated basis as contemplated by clause (i) above), the holder of such other Indebtedness requires, as a condition to the extension of such credit, that the Liens on such assets granted to or held by the Administrative Agent under any Loan Document be released, to release the Administrative Agent’s Liens on such assets. For the avoidance of doubt, each of the Lenders hereby authorizes the Administrative Agent to release all liens on any real property owned by the Company and/or any of its Subsidiaries securing the Secured Obligations immediately prior to the effectiveness of this Agreement.

SECTION 9.19. U.S. Patriot Act. Each Lender that is subject to the requirements of the Patriot Act and the requirements of the Beneficial Ownership Regulation hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act and the Beneficial Ownership Regulation.

SECTION 9.20. Judgment. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s principal office in London at 11:00 a.m. (London time) on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

SECTION 9.21. Termination or Release. The Security Documents, the guarantees made therein, the Security Interest (as defined therein) and all other security interests granted thereby shall terminate, and a Domestic Loan Party shall automatically be released from its obligations thereunder and the security interests in the Collateral granted by any Loan Party shall be automatically released, in each case in accordance with Section 7.14 of the Collateral Agreement.

SECTION 9.22. Pledge and Guarantee Restrictions. Notwithstanding any provision of this Agreement or any other Loan Document to the contrary (including any provision that would otherwise apply notwithstanding other provisions or that is the beneficiary of other overriding language):

(a) (i) no more than 65% of the issued and outstanding Equity Interests of (x) any Foreign Subsidiary or (y) any Domestic Subsidiary substantially all of whose assets consist of Equity Interests in “controlled foreign corporations” under Section 957 of the Code shall be pledged or similarly hypothecated to guarantee, secure or support any Obligation of any Loan Party;

(ii) no Foreign Subsidiary or any Domestic Subsidiary substantially all of whose assets consist of Equity Interests in “controlled foreign corporations” under Section 957 of the Code shall guarantee or support any Obligation of any Loan Party;

(iii) no security or similar interest shall be granted in the assets of any Foreign Subsidiary or any Domestic Subsidiary substantially all of whose assets consist of Equity Interests in “controlled foreign corporations” under Section 957 of the Code (including indirectly by way of an offset or otherwise) which security or similar interests guarantees or supports any Obligation of any Loan Party; and

(b) no Subsidiary shall guarantee or support any Obligation of any Loan Party if such guarantee or support would contravene the Agreed Security Principles.

The parties hereto agree that any pledge, guaranty or security or similar interest made or granted in contravention of this Section 9.22 shall be void ab initio.

SECTION 9.23. No Fiduciary Duty.

(a) Each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to such Borrower with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, such Borrower or any other person. Each Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Borrower acknowledges and agrees that no Credit Party is advising such Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Credit Parties shall have no responsibility or liability to any Borrower with respect thereto.

(b) Each Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, such Borrower, its Subsidiaries and other companies with which such Borrower or any of its Subsidiaries may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c) In addition, each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its Affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which such Borrower or any of its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from any Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with any Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to such Borrower or any of its Subsidiaries, confidential information obtained from other companies.

SECTION 9.24. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.25. Acknowledgement Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Article X

COMPANY GUARANTEE

In order to induce the Lenders to extend credit to the Borrowers hereunder, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Secured Obligations. The Company further agrees that the due and punctual payment of such Secured Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Secured Obligation.

The Company waives presentment to, demand of payment from and protest to any Loan Party of any of the Secured Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by (a) the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any right or remedy against any Loan Party under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Secured Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, or any other Loan Document or agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Secured Obligations; (e) the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Secured Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of any Loan Party or any other guarantor of any of the Secured Obligations; (g) the enforceability or validity of the Secured Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Secured Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Loan Party or any other guarantor of any of the Secured Obligations, for any reason related to this Agreement, any Swap Agreement, any Banking Services Agreement, any other Loan Document, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Loan Party or any other guarantor of the Secured Obligations, of any of the Secured Obligations or otherwise affecting any term of any of the Secured Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of such Loan Party or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of such Loan Party to subrogation.

The Company further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Secured Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, any Issuing Bank or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent, any Issuing Bank or any Lender in favor of any Loan Party or any other Person.

The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Secured Obligations, any impossibility in the performance of any of the Secured Obligations or otherwise.

The Company further agrees that its obligations hereunder shall constitute a continuing and irrevocable guarantee of all Secured Obligations now or hereafter existing and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Secured Obligation (including a payment effected through exercise of a right of setoff) is rescinded, or is or must otherwise be restored or returned by the Administrative Agent, any Issuing Bank or any Lender upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion).

In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, any Issuing Bank or any Lender may have at law or in equity against any Loan Party by virtue hereof, upon the failure of any other Loan Party to pay any Secured Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent, any Issuing Bank or any Lender, forthwith pay, or cause to be paid, to the Administrative Agent, any Issuing Bank or any Lender in cash an amount equal to the unpaid principal amount of such Secured Obligations then due, together with accrued and unpaid interest thereon. The Company further agrees that if payment in respect of any Secured Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York, Chicago or any other Term Benchmark Payment Office and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Secured Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent, any Issuing Bank or any Lender, disadvantageous to the Administrative Agent, any Issuing Bank or any Lender in any material respect, then, at the election of the Administrative Agent, the Company shall make payment of such Secured Obligation in Dollars (based upon the Dollar Amount of such Secured Obligation on the date of payment) and/or in New York, Chicago or such other Term Benchmark Payment Office as is designated by the Administrative Agent and, as a separate and independent obligation, shall indemnify the Administrative Agent, any Issuing Bank and any Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

Upon payment by the Company of any sums as provided above, all rights of the Company against any Loan Party arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all Secured Obligations owed by such Loan Party to the Administrative Agent, the Issuing Banks and the Lenders.

Nothing shall discharge or satisfy the liability of the Company hereunder except the full performance and payment in cash of the Secured Obligations.

[Signature Pages Follow]

ANNEX II

TERM LENDER CONSENT TO AMENDMENT

This TERM LENDER CONSENT (this “Consent”) delivered pursuant to that certain Amendment No. 5 (the “Amendment”), by and among Chart Industries, Inc., a Delaware corporation (the “Company”), the other Loan Parties party thereto, each financial institution party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), which amends Fifth Amended and Restated Credit Agreement dated as of October 18, 2021 by and among the Company, Chart Industries Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée), incorporated under the laws of Luxembourg, having its registered office at 2, rue des Dahlias, L-1411 Luxembourg and registered with the Luxembourg Trade and Companies Register under number B 148.907, Chart Asia Investment Company Limited, a private limited company incorporated under the laws of Hong Kong with company number 1174361 and having its registered office address at 31/F., Tower Two, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong, the other foreign borrowers from time to time party thereto, the lenders from time to time party thereto and the Administrative Agent (as amended by Amendment No. 1 dated as of November 21, 2022, Amendment No. 2 dated as of March 16, 2023, Amendment No. 3 dated as of March 17, 2023, and Amendment No. 4 dated as of June 30, 2023). Capitalized terms used in this Consent but not defined herein shall have the meanings assigned to such terms in the Amendment.

The undersigned Lender hereby consents to the Amendment and agrees to convert 100% of the outstanding principal amount of such Lender’s outstanding Term Loans (or such lesser amount allocated to such Lender by the Amendment No. 5 Lead Arranger of the Amendment No. 3 Term Loans and Amendment No. 4 Term Loans, with any remaining amounts that are not so converted being repaid) on a cashless basis into new Amendment No. 5 Term Loans in a like principal amount in Dollars.

2

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer as of the ______ of September, 2023.

________________________________________,
(Name of Institution)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

SCHEDULE I

Amendment No. 5 Term Commitments

Amendment No. 5 Lender	Amendment No. 5 Term Commitments
JPMorgan Chase Bank, N.A.	$1,781,000,000
TOTAL	$1,781,000,000